Execution Version

Exhibit 2.1

PURCHASE AND SALE AGREEMENT
by and among
EIF MEADE HOLDINGS, LLC,
VED NPI II, LLC,
VED NPI I, LLC,
WGL MIDSTREAM MP, LLC
and
COG HOLDINGS LLC,
as Sellers,
MEADE PIPELINE INVESTMENT, LLC,
as Buyer,
and, separately in its capacity as Sellers’ Representative,
WGL MIDSTREAM MP, LLC,
dated as of
September 29, 2019

4131-0410-4477.35
71569933v.35

i

TABLE OF CONTENTS
(continued)
Page

ii

TABLE OF CONTENTS
(continued)
Page

iii

Disclosure Schedules

Schedule 2.1	Disclosed Contracts Transfer Restrictions
Schedule 3.3	Seller Approvals
Schedule 3.4	Seller Litigation
Schedule 3.6	Ownership of Acquired Interests
Schedule 4.3	Equity Interests
Schedule 4.4(a)	Company Financial Statements
Schedule 4.4(b)	EIF Meade Financial Statements
Schedule 4.4(c)	EIF Vega Financial Statements
Schedule 4.4(d)	Company Liabilities
Schedule 4.4(e)	Other Acquired Company Liabilities
Schedule 4.4(f)	Indebtedness
Schedule 4.5(a)	Property
Schedule 4.5(b)	Material Real Property Rights
Schedule 4.6	Acquired Company Litigation
Schedule 4.7	Taxes
Schedule 4.8	Certain Changes
Schedule 4.9(a)	Disclosed Contracts
Schedule 4.9(b)	Disclosed Contracts Matters
Schedule 4.10	Compliance with Laws and Permits
Schedule 4.13	Transactions with Affiliates
Schedule 4.18	Bank Accounts
Schedule 5.3	Buyer Approvals
Schedule 6.1	Certain Permitted Conduct of Business

Exhibits

Exhibit A	Form of Assignment and Assumption Agreement
Exhibit B-1	Form of Adjustment Escrow Agreement
Exhibit B-2	Form of Indemnity Escrow Agreement
Exhibit B-3	Form of Transfer Tax Escrow Agreement
Exhibit C	Executed Buyer Parent Guaranty

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Exhibit D	R&W Conditional Binder
Exhibit E	Payment of Purchase Price
Exhibit F	Wire Instructions
Exhibit G	Sample Closing Statement
Exhibit H	Executed Member ROFO Waiver

Annexes
Annex 1	Knowledge Parties
Annex 2	Permitted Liens
Annex 3	Pipeline Interests
Annex 4	Resignations
Annex 5	Sample Company Net Working Capital
Annex 6	Sample EIF Meade Net Working Capital
Annex 7	Sample EIF Vega Net Working Capital
Annex 8	Main Facilities Capex Adjustment Amount

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v

PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of September 29, 2019 (the “Execution Date”), is entered into by and among EIF MEADE HOLDINGS, LLC, a Delaware limited liability company (“EIF”), VED NPI II, LLC, a Delaware limited liability company (“VED II”), COG HOLDINGS LLC, a Delaware limited liability company (“COG”), WGL MIDSTREAM MP, LLC, a Delaware limited liability company (“WGLM”), and VED NPI I, LLC, a Delaware limited liability company (“VED I”, and together with EIF, VED II, COG and WGLM each a “Seller” and collectively, “Sellers”), MEADE PIPELINE INVESTMENT, LLC, a Delaware limited liability company (“Buyer”), and, separately in its capacity as Sellers’ Representative (as defined herein), WGLM.
RECITALS
WHEREAS, EIF owns one hundred percent (100%) of the issued and outstanding limited liability company interests (the “EIF Acquired Interests”) in EIF Meade Pipeline, LLC, a Delaware limited liability company (“EIF Meade”), which owns ninety percent (90%) of the issued and outstanding limited liability company interests in EIF Vega Midstream, LLC, a Delaware limited liability company (“EIF Vega”), subject to VED II’s distribution rights described below;
WHEREAS, VED II owns ten percent (10%) of the issued and outstanding limited liability company interests in EIF Vega, which limited liability company interests entitle VED II to certain additional distribution rights as set forth in the Organizational Documents (as defined herein) of EIF Vega (the “VED II Acquired Interests”);
WHEREAS, EIF Vega owns one hundred percent (100%) of the issued and outstanding limited liability company interests in (a) River Road Interests LLC, a Delaware limited liability company (“River Road”), which owns ten percent (10%) of the issued and outstanding limited liability company interests in Meade Pipeline Co LLC, a Delaware limited liability company (the “Company”), and (b) Vega Midstream MPC LLC, a Delaware limited liability company (“Vega Midstream” and together with EIF Meade, EIF Vega, River Road and the Company, each an “Acquired Company”, and together, the “Acquired Companies”), which owns fifteen percent (15%) of the issued and outstanding limited liability company interests in the Company;
WHEREAS, COG owns twenty percent (20%) of the issued and outstanding limited liability company interests in the Company (the “COG Acquired Interests”);
WHEREAS, WGLM owns fifty-five percent (55%) of the issued and outstanding limited liability company interests in the Company, subject to VED I’s distribution right described below (the “WGLM Acquired Interests”);
WHEREAS, VED I owns a limited liability company interest in the Company that (a) has a zero percent (0%) Percentage Interest (as defined in the Company LLC Agreement (as defined herein)) and (b) entitles the holder of such interest to certain specified rights as a Member (as defined herein) of the Company, including the right to a portion of the distributions in respect of the WGLM Acquired Interests as set forth in the Company LLC Agreement (the “VED I

Acquired Interests” and together with the EIF Acquired Interests, the VED II Acquired Interests, the COG Acquired Interests and the WGLM Acquired Interests, the “Acquired Interests”);
WHEREAS, the Company owns one hundred percent (100%) of the Pipeline Interests (as defined herein);
WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Acquired Interests;
WHEREAS, Sellers wish to designate WGLM as Sellers’ Representative for the limited purposes expressly set forth in this Agreement, and WGLM is executing this Agreement both in its capacity as a Seller and in its capacity as Sellers’ Representative;
WHEREAS, simultaneously with the execution hereof, Buyer Parent (as defined herein) has executed and delivered to Sellers a guaranty on behalf of Buyer, a copy of which is attached hereto as Exhibit C;
WHEREAS, simultaneously with the execution hereof, each Member has executed and delivered to Buyer the Waiver of Right of First Offer and Consent to Transfer of Company Interests, a copy of which is attached hereto as Exhibit H (the “Member ROFO Waiver”); and
WHEREAS, prior to the date hereof, the Parties entered into the Operator Settlement Agreement (as defined herein).
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agrees as follows, intending to be legally bound:
ARTICLE I.
DEFINITIONS AND RULES OF CONSTRUCTION

1.1	Definitions.
As used herein, the following terms shall have the following meanings:
“Acquired Company” or “Acquired Companies” has the meaning provided such term in the recitals of this Agreement.
“Acquired Interests” has the meaning provided such term in the recitals of this Agreement.
“Acquisition Proposal” has the meaning provided such term in Section 6.11(a)(i).
“Adjustment Escrow Account” means the account maintained by the Escrow Agent pursuant to the Adjustment Escrow Agreement.

“Adjustment Escrow Agreement” means that certain Escrow Agreement (Adjustment), by and among Buyer, Sellers’ Representative and the Escrow Agent, in substantially the form attached hereto as Exhibit B-1.
“Adjustment Escrow Amount” means Ten Million Dollars ($10,000,000).
“Adjustment Escrow Funds” means the funds in the Adjustment Escrow Account at any applicable time.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one or more intermediaries or otherwise. For the purposes of this definition, “control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlling”, “controlled by”, and “under common control” have correlative meanings.
“Agreement” has the meaning provided such term in the preamble to this Agreement.
“Assignment and Assumption Agreements” means, collectively, the Assignment and Assumption Agreement to be executed by each Seller and Buyer at the Closing, substantially in the form attached hereto as Exhibit A.
“Audit Fees” has the meaning provided such term in Section 2.3(f).
“Audit Firm” means Ernst & Young or, if Ernst & Young does not accept the engagement as the Audit Firm, a national accounting firm with no prior material relationship with Buyer, Sellers or their respective Affiliates that is mutually agreed upon by Buyer and Sellers; provided, however, that if Buyer and Sellers cannot agree on the Audit Firm within five (5) days following the decision to engage an Audit Firm, the Audit Firm will be appointed by the Houston, Texas office of the American Arbitration Association.
“Base Purchase Price” has the meaning provided such term in Section 2.2(a)(i).
“Business” means the business conducted by the Acquired Companies as of the Execution Date and as of the Closing Date, including the joint ownership of the Central Penn Line with the Operator and the owning and leasing to the Operator of the Pipeline Interests, in each case in accordance with the Disclosed Contracts.
“Business Day” means any day that is not (a) a Saturday or Sunday, (b) a day on which commercial banks in the city of New York, New York or Houston, Texas, are required or authorized by Law to remain closed or (c) a day which is otherwise a federal holiday in the United States.
“Buyer” has the meaning provided such term in the preamble to this Agreement.

“Buyer Fundamental Representations” means the representations and warranties of Buyer in Section 5.1 (“Organization”), Section 5.2 (“Authorization; Enforceability”) and Section 5.3(a) (“No Conflict”).
“Buyer Indemnified Parties” has the meaning provided such term in Section 9.2(a).
“Buyer Parent” means NextEra Energy Partners, LP, a Delaware limited partnership.
“C&O Agreements” means (a) the Main Facilities C&O Agreement and (b) the Expansion C&O Agreement.
“Capital Contributions” has the meaning provided such term in the Company LLC Agreement.
“Cash Purchase Price” has the meaning provided such term in Section 2.2(d)(iv).
“Central Penn Line” has the meaning provided such term in the Main Facilities C&O Agreement.
“Claim Notice” has the meaning provided such term in Section 9.3(a).
“Closing” has the meaning provided such term in Section 2.4(a).
“Closing Date” has the meaning provided such term in Section 2.4(a).
“Closing Indebtedness” means the aggregate amount of all outstanding Indebtedness of the Acquired Companies, if any, excluding all EIF Meade Indebtedness as of the Closing Date.
“Closing Transfer Tax Amount” has the meaning provided such term in Section 7.3(b).
“Code” means the Internal Revenue Code of 1986.
“COG” has the meaning provided such term in the preamble to this Agreement.
“COG Acquired Interests” has the meaning provided such term in the recitals of this Agreement.
“Commercially Reasonable Efforts” means efforts which are designated to enable a Person to satisfy a condition to or otherwise assist in the consummation of a desired result and which do not require the performing Person to expend funds or assume any liability or obligation other than expenditures, liabilities or obligations which are customary and reasonable in nature and amount in the context hereof.
“Company” has the meaning provided such term in the recitals of this Agreement.
“Company Financial Statements” has the meaning provided such term in Section 4.4(a).
“Company LLC Agreement” means the Limited Liability Company Agreement of Meade Pipeline Co LLC by and among WGLM, COG, Vega Midstream, River Road and VED I, dated as of February 14, 2014, as amended by Amendment No. 1 to the Limited Liability Company Agreement of Meade Pipeline Co LLC, dated December 27, 2018.
“Company Net Working Capital” means, with respect to the Company, as of the Measurement Time, all current assets of the Company minus all current liabilities of the Company, in each case as determined in accordance with GAAP; provided, that (a) current assets shall exclude all cash, Monthly Lease Charges under the Lease Agreements and all prepaid Taxes, and (b) current liabilities shall exclude all liabilities relating to any Indebtedness, the payment of the Operator Settlement Amount, Welded Claims, Other Contractor Claims, Taxes (including Transfer Taxes) and outstanding capital calls pursuant to the C&O Agreements that, if funded by Capital Contributions during the Interim Period, would have resulted in an adjustment to the Purchase Price pursuant to Section 2.2(a) (other than Section 2.2(a)(v)). An illustrative example of the Company Net Working Capital as of August 31, 2019 is set forth on Annex 5; provided, however, that for the avoidance of doubt, in the event of a contradiction or inconsistency between this definition and the illustrative example, this definition shall control.
“Company Working Capital Deficit” means the amount, if any, by which the Company Net Working Capital is less than the Target Working Capital.
“Company Working Capital Surplus” means the amount, if any, by which the Company Net Working Capital is greater than the Target Working Capital.
“Confidential Information” has the meaning provided such term in Section 6.3(b).
“Confidentiality Agreement” means that certain Confidentiality and Nondisclosure Agreement dated as of April 19, 2019 by and between the Company and Buyer Parent.
“Contract” means any legally binding agreement, commitment, lease, license or contract, whether written or oral.
“Controlled Group” means any trade or business (whether or not incorporated) (a) under common control within the meaning of Section 4001(b)(1) of ERISA with any Seller or any Acquired Company or (b) which together with any Seller or any Acquired Company is treated as a single employer under Section 414 of the Code.
“Controlled Group Liabilities” means any and all liabilities of the Controlled Group (a) under Title IV of ERISA, (b) under Sections 206(g), 302 or 303 of ERISA, (c) under Sections 412, 430, 431, 436 or 4971 of the Code, (d) as a result of any failure to comply with the continuation of coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (e) under corresponding or similar provisions of any foreign Laws.
“Covered Persons” has the meaning provided such term in Section 6.5(a).
“CPL-Leidy South Facilities” has the meaning provided such term in the Expansion C&O Agreement.

“Debt Financing” means the debt financing to be obtained by Buyer for the purposes of financing the transactions contemplated hereby, including the payment of all or any portion of the Purchase Price.
“Department” has the meaning provided such term in Section 7.3(d).
“Designated Person” has the meaning provided such term in Section 11.13.
“Disclosed Contracts” has the meaning provided such term in Section 4.9(a).
“Disclosure Schedules” means the disclosure schedules attached hereto (a) containing disclosures of Sellers’ representations or warranties (or qualifications or exceptions thereto) set forth in Article III and Article IV and Sellers’ covenants set forth in Article VI and (b) containing disclosures of Buyer or qualifications or exceptions to any of Buyer’s representations and warranties set forth in Article V.
“Dollars” and “$” mean the lawful currency of the United States.
“DS Update” has the meaning provided such term in Section 6.6.
“EIF” has the meaning provided such term in the preamble to this Agreement.
“EIF Acquired Interests” has the meaning provided such term in the recitals of this Agreement.
“EIF Meade” has the meaning provided such term in the recitals of this Agreement.
“EIF Meade Credit Facility” means all obligations of EIF Meade and its Affiliates pursuant to that certain Credit Agreement, dated as of December 18, 2017, among EIF Meade (as borrower), Bank of Montreal (as administrative agent), the lenders party thereto, BMO Capital Markets Corporation (as sole bookrunner and lead arranger) and Kookmin Bank Co., LTD and Shinhan Bank (as coordinating lead arrangers), and any security documents delivered in connection therewith.
“EIF Meade Financial Statements” has the meaning provided such term in Section 4.4(b).
“EIF Meade Indebtedness” means all Indebtedness under the EIF Meade Credit Facility.
“EIF Meade Net Working Capital” means, with respect to EIF Meade, as of the Measurement Time, all current assets of EIF Meade minus all current liabilities of EIF Meade, in each case as determined in accordance with GAAP; provided, that (a) current assets shall include cash and shall exclude all prepaid Taxes, and (b) current liabilities shall exclude all liabilities relating to any Indebtedness (including the EIF Meade Indebtedness), Welded Claims, Other Contractor Claims, Taxes (including Transfer Taxes) and outstanding capital calls pursuant to the C&O Agreements. An illustrative example of EIF Meade Net Working Capital as of July 31, 2019 is set forth on Annex 6; provided, however, that for the avoidance of doubt, in the event of a contradiction or inconsistency between this definition and the illustrative example, this definition shall control.
“EIF Meade Working Capital Deficit” means the amount, if any, by which the EIF Meade Net Working Capital is less than the Target Working Capital.
“EIF Meade Working Capital Surplus” means the amount, if any, by which the EIF Meade Net Working Capital is greater than the Target Working Capital.
“EIF Vega” has the meaning provided such term in the recitals of this Agreement.
“EIF Vega Financial Statements” has the meaning provided such term in Section 4.4(c).
“EIF Vega Net Working Capital” means, with respect to EIF Vega and its consolidated subsidiaries, as of the Measurement Time, all current assets of EIF Vega and its consolidated subsidiaries minus all current liabilities of EIF Vega and its consolidated subsidiaries, in each case as determined in accordance with GAAP; provided, that (a) current assets shall include cash and shall exclude all prepaid Taxes, and (b) current liabilities shall exclude all liabilities relating to any Indebtedness, Welded Claims, Other Contractor Claims, Taxes (including Transfer Taxes) and outstanding capital calls pursuant to the C&O Agreements. An illustrative example of EIF Vega Net Working Capital as of July 31, 2019 is set forth on Annex 7; provided, however, that for the avoidance of doubt, in the event of a contradiction or inconsistency between this definition and the illustrative example, this definition shall control.
“EIF Vega Working Capital Deficit” means the amount, if any, by which the EIF Vega Net Working Capital is less than the Target Working Capital.
“EIF Vega Working Capital Surplus” means the amount, if any, by which the EIF Vega Net Working Capital is greater than the Target Working Capital.
“Employee Benefit Plan” means the following: (a) any plan, fund or program which provides health, medical, surgical, hospital or dental care or other welfare benefits, or benefits in the event of sickness, accident or disability, or death benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services; (b) any plan, fund, or program which provides retirement income to employees or results in a deferral of income by employees for periods extending to the termination of covered employment or beyond; (c) any plan, fund or program which provides severance, unemployment, vacation or fringe benefits (including dependent and health care accounts); (d) any incentive compensation plan, deferred compensation plan, stock option or stock-based incentive or compensation plan, or stock purchase plan; or (e) any other “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation including insurance coverage, severance benefits, disability benefits, fringe benefits, pension or retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.
“ERISA” means the Employee Retirement Income Security Act of 1974.

“Escrow Account” means the Adjustment Escrow Account, the Indemnity Escrow Account or the Transfer Tax Escrow Account, as applicable.
“Escrow Agent” means Citibank, N.A., a national banking association organized and existing under the laws of the United States of America.
“Escrow Agreement” means the Adjustment Escrow Agreement, the Indemnity Escrow Agreement or the Transfer Tax Escrow Agreement, as applicable.
“Escrow Funds” means the Adjustment Escrow Funds, the Indemnity Escrow Funds or the Transfer Tax Escrow Funds, as applicable.
“Estimated Closing Statement” has the meaning provided such term in Section 2.3(a).
“Estimated Purchase Price” has the meaning provided such term in Section 2.2(a).
“Execution Date” has the meaning provided such term in the preamble to this Agreement.
“Expansion C&O Agreement” means the CPL-Leidy South Facilities Construction and Ownership Agreement between the Operator and the Company, dated August 30, 2018.
“Expansion Facilities Adjustment Amount” means the aggregate amount of Capital Contributions made to the Company by the Members with respect to the CPL-Leidy South Facilities during the Interim Period.
“Filed PA Transfer Tax Returns” has the meaning provided such term in Section 7.3(b).
“Final Closing Statement” has the meaning provided such term in Section 2.3(c)
“Final Indemnity Escrow Release Date” has the meaning provided such term in Section 9.5(b)(i).
“Final Purchase Price” has the meaning provided such term in Section 2.3(c).
“Financial Statement Date” means (a) with respect to the Company, August 31, 2019 and (b) with respect to each of EIF Meade, EIF Vega, River Road and Vega Midstream, July 31, 2019.
“Financial Statements” means the EIF Meade Financial Statements, the EIF Vega Financial Statements and the Company Financial Statements, collectively.
“Financing Sources” means the agents, arrangers, lenders and other Persons that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing or any other financing in connection with the transactions contemplated hereby, including the parties to any joinder agreements, indentures or credit agreements entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates’ Representatives and their respective successors and assigns.

“Fraud” means a false representation of a material fact by a Person, made with knowledge or belief of its falsity, with the intent of inducing another Person to act, or refrain from acting, to such other Person’s detriment, and upon which such other Person acted or did not act in justifiable reliance on the representation, with resulting Losses, and which shall expressly exclude any other claim of fraud that does not include the elements set forth in this definition.
“GAAP” means generally accepted accounting principles in the United States, consistently applied.
“Governmental Authority” means any federal, state, municipal, regional, local or similar governmental authority, regulatory or administrative agency, commission, court or arbitral body, in each case having governmental or quasi-governmental powers.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indebtedness” means, with respect to any Person at any date, without duplication, all (a) indebtedness of such Person for borrowed money and any accrued interest; (b) obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business); (c) obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) capital lease obligations of such Person classified as indebtedness in accordance with GAAP; (f) obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities; (g) all obligations under any interest rate swap agreements or interest rate hedge agreements to which such Person is a party; (h) any guaranty with respect of obligations of the kind referred to in clauses (a) through (g) above; (i) obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; (j) obligations of the kind referred to in clauses (a) through (i) above owing to any Affiliate, excluding, if such Person is an Acquired Company, any other Acquired Company; and (k) all fees, expenses, premiums, penalties (including pre-payment penalties), breakage costs, change of control payments, redemption fees, or make-whole payments attributable to or arising under the terms of any obligation described in the preceding clauses (a) through (j); provided, however, that “Indebtedness” shall exclude all liabilities relating to the payment of the Operator Settlement Amount, Welded Claims, Other Contractor Claims, Taxes (including Transfer Taxes), ordinary liabilities to the extent taken into account in the calculations of Company Net Working Capital, EIF Meade Net Working Capital or EIF Vega Net Working Capital, as applicable, and outstanding capital calls pursuant to the C&O Agreements.
“Indemnified Party” has the meaning provided such term in Section 9.3(a).
“Indemnifying Party” has the meaning provided such term in Section 9.3(a).

“Indemnity Escrow Account” means the account maintained by the Escrow Agent pursuant to the Indemnity Escrow Agreement.
“Indemnity Escrow Agreement” means that certain Escrow Agreement (Indemnity), by and among Buyer, Sellers’ Representative and the Escrow Agent, in substantially the form attached hereto as Exhibit B-2.
“Indemnity Escrow Amount” means an amount equal to Thirty-Eight Million Four Hundred Thousand Dollars ($38,400,000) minus the aggregate amount of Capital Contributions made to the Company by the Members during the Interim Period to pay any Welded Claim or any Other Contractor Claim.
“Indemnity Escrow Funds” means the funds in the Indemnity Escrow Account at any applicable time.
“Initial Indemnity Escrow Release Date” has the meaning provided such term in Section 9.5(b)(i)(A).
“Intellectual Property” means any and all intellectual property rights in any jurisdiction throughout the world, including: (a) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights and works of authorship in any media (including computer programs, software, databases and compilations, files, applications, Internet site content, and documentation and related items), whether or not registered, including all applications and registrations related to the foregoing; (c) trade secrets and confidential know-how, including all source code, know-how, processes, technology, formulae, customer lists, inventions, and marketing information; (d) patents and patent applications; (e) internet domain name registrations; and (f) other intellectual property and related proprietary rights, interests and protections.
“Interim Period” means the period of time beginning on June 1, 2019 and ending on the Closing Date.
“Interim Period Distribution Amount” means the aggregate amount of any distributions made by the Company pursuant to Section 8.5 of the Company LLC Agreement during the Interim Period, excluding such distributions made on or about (a) June 3, 2019 with respect to the Monthly Lease Charge under the Main Facilities Lease attributable to the month of April 2019 and (b) July 1, 2019 with respect to the Monthly Lease Charge under the Main Facilities Lease attributable to the month of May 2019.
“Interim Tax Period” has the meaning provided such term in Section 7.1(c).
“IRS” means the U.S. Internal Revenue Service.
“Joint Direction” has the meaning provided such term in Section 2.5(b).
“Knowledge” means (a) with respect to any Seller, the actual knowledge of any individual set forth on Annex 1 under such Seller’s name and (b) with respect to Sellers collectively, the actual knowledge of any individual set forth on Annex 1, in each case, after due and reasonable inquiry of the Persons immediately supervised and/or managed by each such identified Persons and, solely with respect to the representations and warranties made by each Seller under Section 4.5(b), Section 4.6 (to the extent relating to the Pipeline Interests or the Business), Section 4.12, Section 4.14, Section 4.16 and Section 4.19, the Operator, as applicable; provided, that with respect to such inquiries of the Operator, the Parties acknowledge and agree that the Operator has no obligation to respond to any such inquiry and that Sellers shall not be responsible or held liable for, and shall be deemed not to have “Knowledge” of, any information that the Operator fails or refuses to provide or for incomplete or inaccurate responses provided by the Operator.
“Law” means any applicable law, rule, regulation, ordinance, common law, binding requirement, rule of law, statute, treaty, constitution, code, order, judgment or decree of a Governmental Authority.
“Lease Agreements” means (a) the Main Facilities Lease and (b) the CPL-Leidy South Facilities Lease Agreement by and between the Operator and the Company, dated as of August 30, 2018.
“Lien(s)” means any charges, liens, pledges, options, encumbrances, mortgages, deeds of trust or other property interest, hypothecations, security interests, defects in title, deficiencies in ownership or title or adverse claims.
“Litigation” means any investigation or inquiry (in each case, with respect to which written notice has been provided), action, claim, suit or proceeding, in each case, by or before any Governmental Authority.
“Losses” means all liabilities (including STRICT LIABILITY), losses, damages, fines, penalties, judgments, settlements, awards, costs and expenses (including reasonable fees and expenses of counsel, accountants and other experts, court or arbitration fees, and other costs and expenses of investigation or defense).
“Main Facilities” means the Central Penn Line, excluding the CPL-Leidy South Facilities.
“Main Facilities Adjustment Amount” means the aggregate amount of Capital Contributions made to the Company by the Members with respect to the Main Facilities during the Interim Period (excluding any such Capital Contributions that are made to pay any Welded Claim or any Other Contractor Claim) to the extent (if any) by which such aggregate Capital Contributions exceed Five Million Seven Hundred Eleven Thousand Nine Hundred Six Dollars ($5,711,906); provided, that the Main Facilities Adjustment Amount shall not exceed Ten Million Three Hundred Four Thousand Three Hundred Ninety-Five Dollars ($10,304,395).
“Main Facilities C&O Agreement” means the Construction and Ownership Agreement between the Operator and the Company, dated February 14, 2014.
“Main Facilities Capex Adjustment Amount” means an amount, which may be positive or negative, equal to Six Million Two Hundred Sixty Thousand Seven Hundred Twelve Dollars ($6,260,712) minus the aggregate amount of Capital Contributions made to the Company by the Members with respect to the Main Facilities during the Interim Period (excluding any such Capital Contributions that are made to pay any Welded Claim or any Other Contractor Claim), to the extent (if any) by which such aggregate Capital Contributions exceed Sixteen Million Sixteen Thousand Three Hundred One Dollars ($16,016,301). An illustrative example of the Main Facilities Capex Adjustment Amount as of August 31, 2019 is set forth on Annex 8; provided, however, that for the avoidance of doubt, in the event of a contradiction or inconsistency between this definition and the illustrative example, this definition shall control.
“Main Facilities Lease” means the Lease Agreement by and between the Operator and the Company, dated as of February 14, 2014.
“Material Adverse Effect” means (a) with respect to the Acquired Companies, any change, event, occurrence or development that has, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Acquired Companies, the Pipeline Interests or the Business, taken as a whole (whether or not foreseeable or covered by insurance); provided, however, that “Material Adverse Effect” shall exclude any adverse effect resulting or arising from: (i) any change generally affecting the international, national or regional industries or markets in which the Acquired Companies operate or conduct business (including interest rate fluctuations and changes in commodity prices); (ii) any change in national or international regulatory or political conditions, including any engagement in or escalation of hostilities, whether or not pursuant to the declaration of a national emergency or war, armed hostilities, sabotage and the occurrence of any military or terrorist attack or changes or additional security measures imposed by a Governmental Authority in connection therewith; (iii) acts of God (including hurricanes, earthquakes or similar catastrophes); (iv) changes in industry standards, Laws, regulatory policies or GAAP (including interpretations of any of the foregoing); (v) the entry into or announcement of this Agreement, or the consummation of the transactions contemplated hereby; (vi) except to the extent caused by any event, change or other circumstance or condition otherwise constituting a “Material Adverse Effect”, any failure by the Acquired Companies to meet any projections or forecasts for any period occurring on or after the Execution Date; (vii) (A) any action taken by Buyer or any of its Affiliates or (B) the omission of an action that was expressly required to be taken by Buyer or any of its Affiliates under this Agreement; (viii) any action taken by Sellers, the Acquired Companies or their respective Affiliates at the written request or with the written consent of Buyer or any of its Affiliates or that is permitted to be taken pursuant to this Agreement or necessary to consummate the transactions contemplated hereby and (ix) any Welded Claims or Other Contractor Claims, except, in the case of clauses (i) through (iv), to the extent that any such change, event, occurrence, or development has a disproportionate effect on the business, assets, liabilities, financial condition or results of operations of the Acquired Companies, the Pipeline Interests or the Business taken as a whole, relative to similarly situated industry participants; and (b) with respect to one or more Seller, as applicable, any change, event, occurrence, or development that would reasonably be expected to prevent, materially impede or materially delay the ability of such Seller or Sellers to timely consummate the transactions contemplated by this Agreement.
“Material Permits” has the meaning provided such term in Section 4.10(b).

“Maximum Transfer Taxes Legal Fees Amount” means the maximum amount of fees and expenses that Buyer is obligated to pay in connection with the PA Transfer Tax Opinion and the Realty Transfer Tax Ruling, which amount is Three Hundred Fifty Thousand Dollars ($350,000) in the aggregate.
“Measurement Time” means 12:01 a.m. Central Time on the Closing Date.
“Member” has the meaning provided such term in the Company LLC Agreement.
“Member ROFO Waiver” has the meaning provided such term in the recitals of this Agreement.
“Monthly Lease Charge” has the meaning provided such term in applicable Lease Agreement.
“Non-Reimbursable Damages” means, in respect of a Party, punitive, exemplary, indirect damages or other damages that would not be recoverable as damages under common law principles (which shall include lost profits and lost benefits, loss of enterprise, diminution in value of the Business, damages to reputation and loss to goodwill, in each case, to the extent such damages are not a proximate and reasonably foreseeable result of the acts or omissions giving rise to the applicable claim for such damages), in each case, whether based on contract, tort, strict liability, other Law or otherwise and whether or not arising from the other Party’s or its Affiliate’s, or any of their respective officer’s, director’s, employee’s or representative’s sole, joint or concurrent negligence, strict liability or other fault, but excluding (a) any such damages incurred or payable under or in respect of any Third-Party Claim for which any Party is obligated to indemnify another Person under this Agreement and (b) any such damages arising from or out of Fraud.
“O&M Agreement” means the Operation and Maintenance Agreement by and between the Operator and the Company, dated February 14, 2014, as amended by the First Amendment to Operation and Maintenance Agreement, dated August 30, 2018.
“Operator” means Transcontinental Gas Pipe Line Company, LLC, a Delaware limited liability company.
“Operator Settlement Agreement” means that certain Waiver, Release and Settlement Agreement, dated as of September 29, 2019, by and among the Operator, Sellers, Buyer, the Acquired Companies and the other parties listed on the signature pages attached thereto.
“Operator Settlement Amount” means the amount required to be paid pursuant to Section 2.3 of the Operator Settlement Agreement.
“Order” means any binding order, writ, judgment, injunction, decree, stipulation, determination or award issued, made, rendered or entered by or with any Governmental Authority.

“Organizational Documents” means any charter, certificate of incorporation, certificate of formation, articles of association, bylaws, operating agreement, partnership agreement, limited liability company agreement or similar formation or governing documents and instruments.
“Other Contractor Claims” has the meaning provided such term in Section 9.2(a)(iii)(B).
“Outside Date” has the meaning provided such term in Section 10.1(f).
“PA Taxes” has the meaning provided such term in Section 7.3(a).
“PA Transfer Tax Return” means a Transfer Tax Return for PA Taxes.
“PA Transfer Taxes Maximum Tax Amount” means Twenty-Five Million Six Hundred Thousand Dollars ($25,600,000).
“PA Transfer Tax Opinion” has the meaning provided such term in Section 8.2(f).
“Party” or “Parties” means, individually, any Seller (including Sellers’ Representative) or Buyer, and, collectively, Sellers (including Sellers’ Representative) and Buyer.
“Payoff Documentation” has the meaning provided such term in Section 2.4(b)(viii).
“Pending Non-Welded Claims” has the meaning provided such term in Section 9.5(b)(i)(A).
“Pending Transfer Tax Claims” has the meaning provided such term in Section 9.5(b)(ii).
“Permits” means all permits, licenses, certificates, approvals, consents, or other similar authorizations required by any Law and granted by any Governmental Authority.
“Permitted Distributions” has the meaning provided such term in Section 6.1(c).
“Permitted Liens” means (a) Liens for current Taxes, impositions, assessments, fees, rents or other charges levied or assessed or imposed by a Governmental Authority (i) not yet due and payable as of the Closing Date or (ii) being contested in good faith by appropriate proceedings, and in either case, for which adequate reserves have been established on the Financial Statements, (b) statutory Liens (including materialmen’s, warehousemen’s, mechanic’s, repairmen’s, landlord’s and other similar Liens) (i) arising in the ordinary course of business securing payments (A) not yet due and payable or (B) being contested in good faith by appropriate proceedings, and in either case, for which adequate reserves have been established on the Financial Statements or (ii) arising pursuant to any Welded Claim or Other Contractor Claim; (c) Liens that will be released in connection with the Closing pursuant to the Payoff Documentation; (d) purchase-money Liens arising in the ordinary course of business; (e) Liens consisting of (i) statutory landlord’s Liens under leases to which any Acquired Company is a party and which have been provided to Buyer or other Liens on leased property reserved in leases thereof for rent or for compliance with the terms of such leases, (ii) rights reserved to or vested in, any Governmental Authority to control or regulate any property of any Acquired

Company, or to limit the use of such property in any manner which does not materially impair or detract from the use, occupancy, value or marketability of title of the real property subject thereto, including the use of such property for the purposes for which it is held by such Acquired Company or (iii) obligations or duties to any Governmental Authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any Governmental Authority to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property; (f) pledges or deposits under workers’ compensation legislation, unemployment insurance Laws or similar Laws; (g) Liens set forth in Annex 2; or (h) Liens created by, through or under Buyer or its successors or assigns.
“Person” means any individual, firm, corporation, partnership (including any general partnership or limited partnership), limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.
“Pipeline Interests” means the rights set forth in Annex 3.
“Pre-Closing Tax Period” has the meaning provided such term in Section 7.1(a).
“Privileged Information” has the meaning provided such term in Section 11.13.
“Proposed Closing Statement” has the meaning provided such term in Section 2.3(b).
“Purchase Price” has the meaning provided such term in Section 2.2(a).
“Purchase Price Adjustments” has the meaning provided such term in Section 2.2(b).
“R&W Base Insurance Policy” means that certain Buyer-Side Representations and Warranties Insurance Policy to be issued by Euclid Transactional, LLC, as duly authorized agent of the “Insurers” as listed in the Base R&W Insurance Policy, Master Policy Number ET111-001-480.
“R&W Conditional Binder” means, collectively, those certain conditional binders from the applicable R&W Insurer with respect to each R&W Insurance Policy attached hereto as Exhibit D.
“R&W Insurance Policy” means, collectively, (a) the R&W Base Insurance Policy, (b) that certain Third Excess Buyer-Side Representations and Warranties Insurance Policy to be issued by Houston Casualty Company, Policy Number F19L3110A001, (c) that certain Buyer-Side Representations and Warranties Excess Insurance Policy to be issued by Illinois Union Insurance Company, Policy Number TNX G46882878 001, (d) that certain Excess Buyer-Side Representations and Warranties Insurance Policy to be issued by Gemini Insurance Company, Excess Policy Number 8044573, and (e) that certain Excess Buyer-Side Representations and Warranties Insurance Policy to be issued by Euclid Transactional, LLC, as duly authorized agent of the “Insurers” named therein, Master Policy Number ETIII-001-481, each attached hereto as an exhibit to the applicable R&W Conditional Binder.

“R&W Insurer” means each of Euclid Transactional, LLC, as duly authorized agent of the “Insurers” as listed in the R&W Base Insurance Policy, Houston Casualty Company, Illinois Union Insurance Company, and Gemini Insurance Company, as applicable.
“Real Property Rights” has the meaning provided such terms in the C&O Agreements, as applicable.
“Realty Transfer Tax Ruling” has the meaning provided such term in Section 7.3(d).
“Records” means all Contracts, land, title, engineering, environmental, regulatory, operating, accounting, business, marketing and other data files, documents, instruments, notes, papers, ledgers, journals, reports, abstracts, surveys, title opinions, maps, drawings, books, records and studies (in each case) that relate to the ownership, operation or maintenance of the Pipeline Interests, the Business or the Acquired Companies, in each case, in the possession or control at the applicable time of a Seller or its Affiliates (including any applicable Acquired Company of such Seller) or to which such Seller or its Affiliates has access, including pursuant to the C&O Agreements and the O&M Agreement. “Records” shall not include the following (which shall be retained by Sellers): (a) documents subject to legal privilege (such as the attorney-client privilege or work product doctrine); (b) Sellers’ general corporate books, records and files, even if containing references to the Business or Acquired Companies; and (c) records relating solely to the sale of the Acquired Companies.
“Reinvested Proceeds” has the meaning provided such term in Section 2.2(c).
“Related Party” means, with respect to any Seller, any member, director, manager, officer, consultant or employee of such Seller or of the applicable Acquired Companies of such Seller, or any Affiliate of such Seller or any of the foregoing.
“Representatives” means, as to any Person, its officers, directors, managers, stockholders, members, partners, employees, counsel, accountants, financial advisors, consultants and other representatives and advisors of such Person and such Person’s Affiliates.
“Review Period” has the meaning provided such term in Section 2.3(c).
“River Road” has the meaning provided such term in the recitals of this Agreement.
“Securities Act” means the Securities Act of 1933.
“Seller” or “Sellers” has the meaning provided such term in the preamble to this Agreement.
“Seller Approvals” has the meaning provided such term in Section 3.3.
“Seller Fundamental Representations” means the representations and warranties of Sellers in Section 3.1 (“Organization”), Section 3.2 (“Authorization; Enforceability”), Section 3.3(a) and (d) (“No Conflict”), Section 3.5 (“Broker’s Fees”), Section 3.6 (“Ownership of Acquired Interests”), Section 4.1 (“Organization”), Section 4.2(a) (“No Conflict”), Section 4.3 (“Capitalization; Subsidiaries”), and Section 4.5(a) (“Ownership of Property”).

“Seller Indemnified Parties” has the meaning provided such term in Section 9.2(b).
“Seller Names and Marks” has the meaning provided such term in Section 6.8(a).
“Seller’s Share” has the meaning provided such term in Section 2.2(b).
“Sellers’ Representative” has the meaning set forth in Section 11.15(a).
“Straddle Period” has the meaning provided such term in Section 7.1(b).
“Target Working Capital” means Zero Dollars ($0).
“Tax” or “Taxes” means all taxes, assessments, charges, duties, levies, imposts or other similar charges in the nature of a tax, including any interest, penalties, or addition thereto incurred under applicable Laws with respect thereto, including any liability for the payment of any amount of a type arising as a result of being or having been a member of any affiliated, consolidated, combined, unitary, or other group for tax purposes or being or having been included or required to be included in any Tax Return related thereto, imposed by a Tax Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross income, margin, gross receipts, sales, use, transfer, service, goods and services, occupation, ad valorem, property, excise, severance, windfall profits, stamp, premium, alternative or add-on, license, withholding, payroll, employment, estimated, social security, unemployment, registration, disability, environmental (including taxes under Code section 59A), and value-added taxes, whether disputed or not.
“Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.
“Tax Benefit” has the meaning provided such term in Section 9.4(c).
“Tax Proceeding” has the meaning provided such term in Section 7.2.
“Tax Returns” means any report, return, estimated tax filing, declaration or other filing provided to any Tax Authority, including any amendments thereto.
“Third Party” means any Person other than (a) an Acquired Company, (b) any Party, or (c) any Affiliate of an Acquired Company or of any Party.
“Third-Party Claim” has the meaning provided such term in Section 9.3(a).
“Title Company” means Land Services USA, Inc.
“Transaction Document” means this Agreement, each Escrow Agreement, each Assignment and Assumption Agreement, and all other documents or certificates delivered or required to be delivered pursuant to this Agreement.
“Transco ROFO” has the meaning set forth in Section 4.9(c).

“Transfer Documents” has the meaning provided such term in the Operator Settlement Agreement.
“Transfer Documents Escrow Agreement” means that certain escrow instruction letter from the Company and Buyer to Morgan, Lewis & Bockius LLP, dated September 29, 2019, delivered in connection with the Operator’s delivery of the Transfer Documents under (and as defined in) the Operator Settlement Agreement.
“Transfer Tax Escrow Account” means the account maintained by the Escrow Agent pursuant to the Transfer Tax Escrow Agreement.
“Transfer Tax Escrow Agreement” means that certain Escrow Agreement (Transfer Tax), by and among Buyer, Sellers’ Representative and the Escrow Agent, in substantially the form attached hereto as Exhibit B-3.
“Transfer Tax Escrow Amount” means an amount equal to (a) Twenty-Five Million Six Hundred Thousand Dollars ($25,600,000) minus (b) the Closing Transfer Tax Amount.
“Transfer Tax Escrow Funds” means the funds in the Transfer Tax Escrow Account at any applicable time.
“Transfer Tax Escrow Release Date” has the meaning provided such term in Section 9.5(b)(ii).
“Transfer Tax Returns” has the meaning provided such term in Section 7.3(a).
“Transfer Taxes” has the meaning provided such term in Section 7.3(a).
“Transfer Tax Valuation” has the meaning provided such term in Section 7.3(g).
“Transfer Tax Valuation Firm” has the meaning provided such term in Section 7.3(g).
“Treasury Regulation” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provision of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, temporary or final Treasury Regulations.
“United States” or “U.S.” means the United States of America.
“Unpaid Settled Welded Claims” has the meaning provided such term in Section 9.5(b)(i)(C).
“VED I” has the meaning provided such term in the preamble to this Agreement.
“VED I Acquired Interests” has the meaning provided such term in the recitals of this Agreement.
“VED II” has the meaning provided such term in the preamble to this Agreement.

“VED II Acquired Interests” has the meaning provided such term in the recitals of this Agreement.
“Vega Midstream” has the meaning provided such term in the recitals of this Agreement.
“Welded Claims” has the meaning provided such term in Section 9.2(a)(iii)(A).
“Welded Indemnity Escrow Amount” means, at the time of determination in accordance with Section 9.5(b)(i)(A), an amount equal to the lowest of the following: (a) Twenty-One Million Dollars ($21,000,000) minus the aggregate amount of Capital Contributions made to the Company by the Members during the Interim Period to pay any Welded Claim to the extent that such Capital Contributions do not result in an adjustment to the Purchase Price in accordance with Section 2.2(a), (b) the reasonably estimated amount of the Company’s exposure for Welded Claims that have not been resolved and paid and (c) the remaining amount of Indemnity Escrow Funds.
“WGLM” has the meaning provided such term in the preamble to this Agreement.
“WGLM Acquired Interests” has the meaning provided such term in the recitals of this Agreement.

1.2	Rules of Construction.

(a)
All article, section, schedule, annex and exhibit references used in this Agreement are to articles, sections, schedules, annexes and exhibits of or to this Agreement unless otherwise specified. The schedules, annexes and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. All references to “schedules” or “Schedules” herein shall be deemed to be references to the Disclosure Schedules (or portion thereof, if applicable) unless otherwise specified. References to Contracts, including this Agreement, shall be deemed to include all subsequent permitted amendments, restatements, supplements, extensions and other modifications to such Contracts.

(b)
If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation”. The words “hereof”, “hereto”, “hereby”, “herein”, “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. The word “or” shall not be exclusive.

(c)
References herein to any statutes shall include all regulations promulgated thereunder, and references herein to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending, reenacting or replacing such statutes or regulations and all statutory instruments issued under or pursuant to such statutes or regulations.

(d)
The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the drafting Party or the Party causing any instrument to be drafted, and no burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(e)	The captions and headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(f)	All references to currency herein shall be to, and all payments required hereunder shall be paid in, Dollars.

(g)	All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(h)
Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Any event hereunder requiring any action of a Party, including the payment of cash or cash equivalents, on a day that is not a Business Day shall be deferred until the next Business Day. Time periods within or following which any payment is to be made or act is to be done will be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next Business Day following if the last day of the time period is not a Business Day.

(i)
Unless otherwise specified, all references to a specific time of day in this Agreement will be based upon Central Standard Time or Central Daylight Savings Time, as applicable, on the date in question in Houston, Texas.

(j)	A reference to a writing includes a facsimile or email transmission of it and any means of reproducing of its words in a tangible and permanently visible form.

(k)	A reference to any party to this Agreement or another Contract includes such party’s permitted successors and assigns.

(l)
Whenever this Agreement refers to an “applicable Seller” or the “applicable Sellers”, (i) all Sellers shall be considered “applicable Sellers” for any matters to the extent related to the Company, the Pipeline Interests, the Central Penn Line or the Business, (ii) EIF shall be the sole “applicable Seller” for all matters to the extent related to EIF Meade, and (iii) EIF and VED II shall be the sole “applicable Sellers” for all matters to the extent related to any other Acquired Company not addressed in clauses (i) and (ii).

(m)
Whenever this Agreement refers to an “applicable Acquired Company” or the “applicable Acquired Companies” of a Seller or Sellers, (i) all Acquired Companies shall be considered “applicable Acquired Companies” of EIF, (ii) EIF Vega, River Road and Vega Midstream shall be considered “applicable Acquired Companies” of VED II, and (iii) the Company shall be considered an “applicable Acquired Company” of all Sellers.

(n)
The phrase “made available” or “have provided” or similar phrases as used in the representations and warranties of Sellers with respect to a particular document (except with respect to the Transfer Documents Escrow Agreement, the Operator Settlement Agreement and the Member ROFO Waiver) means that Buyer, its Affiliates and its Representatives have had, for at least two (2) Business Days prior to the date on which the applicable representation or warranty is made, reasonably continuous access to such document in the electronic data room established by Sellers or their Representatives in connection with the transactions contemplated hereby to a true, correct and complete copy of any such document.

(o)
With respect to Sellers or the Acquired Companies, the term “ordinary course of business” will be deemed to refer to the ordinary conduct of the Acquired Companies’ business in a manner consistent with the past practices and customs of Sellers or the Acquired Companies, as applicable.

ARTICLE II.
PURCHASE AND SALE; PURCHASE PRICE; CLOSING

2.1	Purchase and Sale of Acquired Interests.
At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Buyer agrees to purchase, accept and acquire from each Seller, and each Seller agrees to sell, assign, transfer and convey to Buyer, the Acquired Interests owned by such Seller, in each case, free and clear of all Liens (other than (a) restrictions on transfer that may be imposed by state or federal securities Laws, (b) restrictions on transfer that are expressly set forth in the Organizational Documents of the Acquired Companies, (c) restrictions listed on Schedule 2.1 and (d) Liens that will be released in connection with the Closing pursuant to the Payoff Documentation).

2.2	Purchase Price.

(a)
The aggregate consideration payable by Buyer hereunder shall equal the sum of the following (the “Purchase Price”), which shall be paid pursuant to, and subject to adjustment in accordance with, this Section 2.2 and Section 2.3:

(i)	One Billion Two Hundred Eighty Million Dollars ($1,280,000,000) (the “Base Purchase Price”),

(ii)	plus the Expansion Facilities Adjustment Amount,

(iii)	plus the Main Facilities Adjustment Amount,

(iv)	minus the Interim Period Distribution Amount,

(v)	plus the Company Working Capital Surplus, if any, or minus the Company Working Capital Deficit, if any,

(vi)	plus the EIF Meade Working Capital Surplus, if any, or minus the EIF Meade Working Capital Deficit, if any,

(vii)	plus the EIF Vega Working Capital Surplus, if any, or minus the EIF Vega Working Capital Deficit, if any,

(viii)	minus the Main Facilities Capex Adjustment Amount if such amount is a positive number or plus the absolute value of the Main Facilities Capex Adjustment Amount if such amount is a negative number,

(ix)	minus any Closing Indebtedness to the extent not repaid at the Closing pursuant to Section 2.2(d)(i)(A);
provided, that the amount of the Purchase Price payable at the Closing shall be the Purchase Price as determined in accordance with the Estimated Closing Statement delivered pursuant to Section 2.3(a) (the “Estimated Purchase Price”).

(b)
The Base Purchase Price shall be allocated to each Seller in the applicable amounts set forth on Exhibit E, and each adjustment described in Section 2.2(a)(ii) through (ix) (the “Purchase Price Adjustments”) shall be allocated to, and shall affect the Purchase Price payable to, each Seller in the applicable percentages set forth on Exhibit E. The “Seller’s Share” with respect to each Seller shall mean such Seller’s applicable portion of the Base Purchase Price as affected by such Seller’s applicable percentage of each Purchase Price Adjustment, in each case, as determined in accordance with Exhibit E.

(c)
If, during the Interim Period, the Company receives cash proceeds of the Monthly Lease Charge under the Main Facilities Lease that are distributable to the Members and the Company applies all or any portion of such distributable proceeds to fund a capital call by the Operator under either C&O Agreement during such period rather than making a distribution thereof (any amount so applied, the “Reinvested Proceeds”), then such Reinvested Proceeds shall be treated as having been distributed to the Members for purposes of the adjustment addressed in Section 2.2(a)(iv) and contributed to the Company by the Members for purposes of the adjustment addressed in Section 2.2(a)(ii), to the extent the capital call was made under the Expansion C&O Agreement, or Section 2.2(a)(iii), to the extent the capital call was made under the Main Facilities C&O Agreement.

(d)	The Estimated Purchase Price shall be payable at the Closing as follows:

(i)	Buyer shall pay by wire transfer of immediately available funds, (A) from the Seller’s Share of each Seller with respect to which there is Closing

Indebtedness of an applicable Acquired Company, to the holders of such Closing Indebtedness, the amounts set forth in the Payoff Documentation related to such Closing Indebtedness and (B) from EIF’s Seller’s Share, to the holders of the EIF Meade Indebtedness, the amounts set forth in the Payoff Documentation related to the EIF Meade Indebtedness;

(ii)	Buyer shall pay by wire transfer of immediately available funds, from the Seller’s Share of each Seller, the Closing Transfer Tax Amount to the Title Company;

(iii)
Buyer shall deposit each of the Adjustment Escrow Amount, the Indemnity Escrow Amount and the Transfer Tax Escrow Amount in the applicable Escrow Account, which amounts shall be held and disbursed by the Escrow Agent in accordance with and subject to the terms and provisions of this Agreement and the applicable Escrow Agreement; and

(iv)
Buyer shall pay to Sellers, pursuant to the procedures set forth in Section 2.4(c)(iii), an aggregate amount in cash (the “Cash Purchase Price”) equal to (A) the Estimated Purchase Price, minus (B) the sum of the payments and deposits made under Section 2.2(d)(i),(ii) and (iii), which Cash Purchase Price shall be paid to each Seller in accordance with its Seller’s Share determined in accordance with Exhibit E.

2.3	Post-Closing Adjustments.

(a)
Preparation of Estimated Closing Statement. Sellers’ Representative shall prepare in good faith and deliver to Buyer, at least five (5) Business Days prior to the anticipated Closing Date and at the sole expense of Sellers, a statement setting forth a detailed determination by Sellers in good faith of the Estimated Purchase Price, balance of cash on hand of the Acquired Companies, and the Cash Purchase Price, including a breakdown of each Seller’s Share thereof (the “Estimated Closing Statement”). Such Estimated Closing Statement shall include a reasonably detailed explanation and supporting detail of the calculations thereof. With respect to Sellers’ Representative’s estimate of the adjustments in Section 2.2(a)(v), (vi) and (vii), the Estimated Closing Statement shall be prepared in accordance with GAAP, Annex 5, Annex 6 and Annex 7, as applicable, and Exhibit G. If Buyer has any questions or disagreements regarding the Estimated Closing Statement, Buyer shall deliver written notice of any such questions or disagreements to Sellers’ Representative at least two (2) Business Days prior to the anticipated Closing Date, and in such case Sellers’ Representative and Buyer shall in good faith attempt to resolve any disagreements. If Buyer and Sellers’ Representative agree on changes to the Estimated Purchase Price and the Cash Purchase Price based on such discussions, then the Estimated Purchase Price and the Cash Purchase Price shall, for purposes of Section 2.2, be based on such changes. If Buyer and Sellers’ Representative do not agree on changes to the Estimated Purchase Price and the Cash Purchase Price, then the Estimated Purchase Price and the Cash Purchase Price shall, for purposes of Section 2.2, be based on the amounts set forth in the Estimated Closing Statement delivered by Sellers’ Representative. In either such case, appropriate adjustments to the Estimated Purchase Price and the Cash Purchase Price shall be made after the Closing pursuant to this Section 2.3.

(b)
Preparation of Closing Statement. As soon as reasonably practicable after the Closing Date (and, in any event, within sixty (60) days after the Closing Date), Buyer shall prepare in good faith and deliver to Sellers’ Representative, at the sole expense of Buyer, a closing statement setting forth the proposed final calculation of the Purchase Price (the “Proposed Closing Statement”). With respect to Buyer’s calculation of the adjustments in Section 2.2(a)(v), (vi) and (vii), the Proposed Closing Statement shall be prepared in accordance with GAAP, Annex 5, Annex 6 and Annex 7, as applicable, and Exhibit G.

(c)
Examination of Proposed Closing Statement. Sellers’ Representative shall review the Proposed Closing Statement to confirm the accuracy of the Proposed Closing Statement and Buyer’s calculations therein. If Sellers’ Representative fails to give Buyer written notice of any disputed amounts within thirty (30) days after Sellers’ Representative receives the Proposed Closing Statement (the “Review Period”), then the Proposed Closing Statement shall become the Final Closing Statement for purposes hereof. If Sellers’ Representative gives Buyer written notice of any disputed item within the Review Period, Buyer and Sellers’ Representative shall attempt in good faith to agree on any adjustments that should be made to the Proposed Closing Statement. If Buyer and Sellers’ Representative fail to resolve any disputed amounts within fifteen (15) days after the end of the Review Period, Buyer and Sellers’ Representative will engage the Audit Firm to resolve any such disputed matters in accordance with the terms of this Agreement, and, in connection with such engagement, Buyer and Sellers’ Representative shall execute any engagement, indemnity or other agreements as the Audit Firm may require as a condition to such engagement. The Audit Firm’s engagement shall be limited to the resolution of disputed amounts set forth in the Proposed Closing Statement that have been identified by Sellers’ Representative, and no other matter relating to the Proposed Closing Statement shall be subject to determination by the Audit Firm except to the extent affected by resolution of the disputed amounts. In resolving any such disputed item, the Audit Firm may not assign a value to any item greater than the greatest value for such item claimed by a Party or lower than the lowest value for such item claimed by a Party. The Audit Firm may not award damages or penalties. Buyer and Sellers’ Representative shall cooperate diligently with any reasonable request of the Audit Firm in an effort to resolve any disputed matter as soon as reasonably possible after the Audit Firm is engaged, but neither such party will have ex parte meetings, teleconferences or other correspondence with the Audit Firm, as it is intended for each of Sellers’ Representative and Buyer to be included in all discussions and correspondence with the Audit Firm. If possible, the decision of the Audit Firm shall be made within thirty (30) days after being engaged, or as soon as possible thereafter. In any event, the final decision of the Audit Firm shall be final and binding on the Parties. The provisions in this Section 2.3(c) shall be the Parties’

sole and exclusive remedy with respect to any disputes in connection with determinations of the Final Purchase Price and the Final Closing Statement. The Proposed Closing Statement shall be revised, if necessary, to reflect the final determination of the Parties or the Audit Firm, as applicable (the final form of the Proposed Closing Statement, including any revisions that are made thereto pursuant to this Section 2.3(c), is referred to herein as the “Final Closing Statement”). The Purchase Price as calculated pursuant to the Final Closing Statement shall be referred to herein as the “Final Purchase Price.”

(d)	Adjustments.

(i)
If the Final Purchase Price is less than the Estimated Purchase Price, then Buyer and Sellers’ Representative shall promptly (but no later than five (5) Business Days after the determination of the Final Closing Statement) submit a Joint Direction to the Escrow Agent to release by wire transfer of immediately available funds from the Adjustment Escrow Account (A) to Buyer, the lesser of (1) the amount of such deficit and (2) the Adjustment Escrow Funds and (B) the remainder of the Adjustment Escrow Funds, if any, to Sellers; provided, however, to the extent such deficit is greater than the aggregate amount in the Adjustment Escrow Account, then, in addition to the disbursement of the Adjustment Escrow Funds to Buyer pursuant to this Section 2.3(d), Sellers will promptly pay to Buyer by wire transfer of immediately available funds an amount equal to such remaining deficit (but no later than five (5) Business Days after the determination of the Final Closing Statement).

(ii)
If the Final Purchase Price exceeds the Estimated Purchase Price, then Sellers’ Representative shall promptly deliver payment instructions to Buyer reflecting each Seller’s Share of such excess, and (A) Buyer shall promptly (but no later than five (5) Business Days after receipt of such instructions) tender payment of such excess to each Seller in accordance with such payment instructions, by wire transfer of immediately available funds to the accounts specified with respect to such Seller under the heading “Wire Instructions” on Exhibit F or to another account or accounts otherwise designated by Sellers’ Representative in such payment instructions, and (B) Buyer and Sellers’ Representative shall submit a Joint Direction to the Escrow Agent to release and pay to Sellers, by wire transfer of immediately available funds from the Adjustment Escrow Account, the aggregate amount of the Adjustment Escrow Funds.

(e)
No Duplicative Effect. The provisions of this Section 2.3 and of any other Transaction Document shall apply in such a manner so as not to give the components and calculations duplicative effect to any item of adjustment and, except as otherwise expressly provided in this Agreement, the Parties covenant and agree that no amount shall be (or is intended to be) included, in whole or in part (either as an increase or reduction) more than once in the calculation of the Purchase Price Adjustments, the Purchase Price, any component of any of the foregoing or any other calculated amount pursuant to this Agreement if the effect of such additional inclusion (either as an increase or reduction) would be to cause such amount to be overstated or understated for purposes of such calculation. The Parties acknowledge and agree that, if there is a conflict between a determination, calculation or methodology set forth in Annex 5, Annex 6 or Annex 7, Exhibit G or the definitions contained in this Agreement, as applicable, on the one hand, and those provided by GAAP, on the other hand, (i) the determination, calculation or methodology set forth in Annex 5, Annex 6 or Annex 7, Exhibit G or the definitions contained in this Agreement, as applicable, shall control to the extent that the matter is included in Annex 5, Annex 6 or Annex 7, Exhibit G or the definitions contained in this Agreement as a line item or specific adjustment and (ii) the determination, calculation or methodology prescribed by this Agreement shall otherwise control.

(f)
Fees and Expenses of the Audit Firm. If the Parties submit any disputed amounts to the Audit Firm for resolution as provided in Section 2.3(c), the fees and expenses of the Audit Firm (the “Audit Fees”) will be borne one-half by Sellers and one-half by Buyer; provided, however, that (i) if the aggregate estimate by Buyer of the disputed amount or amounts differs by ten percent (10%) or more from the determination of the Audit Firm, then Buyer shall pay one hundred percent (100%) of the Audit Fees, and (ii) if the aggregate estimate by Sellers of the disputed amount or amounts differs by ten percent (10%) or more from the determination of the Audit Firm, then Sellers shall pay one hundred percent (100%) of the Audit Fees; provided, further, however, if the aggregate estimates by Buyer and Sellers of the disputed amount or amounts both differ by ten percent (10%) or more from the determination of the Audit Firm, then the Party whose estimate differs most greatly from the determination of the Audit Firm shall pay one hundred percent (100%) of the Audit Fees. Sellers and Buyer shall promptly, and in any event within five (5) Business Days after the final determination of the Final Closing Statement, pay to the Audit Firm the amount of Audit Fees payable by Sellers and Buyer pursuant to the preceding sentence. For the avoidance of doubt, all costs and expenses incurred by the Parties in connection with a dispute under Section 2.3(c), other than the Audit Fees, shall be borne by the Party incurring such cost or expense.

(g)
Tax Withholding. Buyer shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payments under the Code, or any provision of state, local, provincial or foreign Tax Law, and shall timely remit to the appropriate Tax Authority any amounts so deducted or withheld. In the event that Buyer determines that it is required to withhold any amounts from amounts otherwise payable to any Seller pursuant to this Agreement, prior to withholding any such amounts Buyer shall (i) give the applicable Sellers reasonable advanced notice of its intention to make any such deduction or withholding, (ii) cooperate with the applicable Sellers to reduce or eliminate any such withholding, and (iii) consider, in good faith, any objections of the applicable Sellers with respect to such proposed deduction or withholding. To the extent that amounts are deducted or withheld from amounts payable by Buyer pursuant to this Agreement, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person entitled to receipt of the payment in respect of which such deduction or withholding was made.  For the avoidance of doubt, this Section 2.3(g) shall not apply to Transfer Taxes, which are addressed in Section 7.3.

2.4	The Closing.

(a)
The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 609 Main Street, 40th Floor, Houston, Texas 77002 or remotely via the exchange of documents and signatures by facsimile or electronic transmission, commencing at 10:00 a.m. Central Time on the third (3rd) Business Day following the date on which the last of the conditions set forth in Article VIII has been satisfied or waived (other than those conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions) or such other date and time as Buyer and Sellers may mutually determine (such date, the “Closing Date”). The Closing shall be deemed to have been consummated at 12:01 a.m. Central Time on the Closing Date.

(b)	At the Closing, each Seller or Sellers’ Representative, on behalf of Sellers, as applicable, shall deliver or cause to be delivered to Buyer (unless otherwise specified) the following:

(i)	an Assignment and Assumption Agreement, duly executed by such Seller;

(ii)	a counterpart signature page to each Escrow Agreement, duly executed by Sellers’ Representative and the Escrow Agent;

(iii)
a certification of non-foreign status in accordance with U.S. Treasury Regulation § 1.1445-2(b)(2) and Section 1446(f) of the Code from such Seller, or to the extent that such Seller is disregarded as an entity from its parent, from such Seller’s regarded owner;

(iv)
the resignations (or evidence of removal) of (A) each of the directors and officers (as applicable) of each Acquired Company (in such director’s or officer’s capacity as such) controlled or appointed by such Seller, including those set forth on Annex 4, and (B) solely with respect to WGLM, the current managing member of the Company, in each case, effective as of the Closing;

(v)	the certificate referred to in Section 8.2(e);

(vi)
good standing certificates for each of the Acquired Companies from the applicable Secretaries of State of each of their respective jurisdictions of formation and each jurisdiction in which such Acquired Company is qualified to do business, dated within ten (10) days of the Closing Date;

(vii)
a certificate from a duly authorized officer of the applicable Seller certifying to and providing resolutions from the board of managers, members, managing member or similar governing body of such Seller duly authorizing and approving the execution and delivery of this Agreement and the other Transactions Documents to which such Seller is a party and the consummation of the transactions contemplated herein and therein;

(viii)
copies of duly executed, customary payoff letters and other instruments (in form and substance reasonably acceptable to Buyer) evidencing the termination, repayment and release of all EIF Meade Indebtedness and Closing Indebtedness (if any) and any Liens granted with respect thereto, the effectiveness of which is conditioned only on the occurrence of the Closing hereunder and the making of the payment set forth in Section 2.2(d)(i) (collectively, the “Payoff Documentation”); and

(ix)	a duly executed copy of the Member ROFO Waiver.

(c)	At the Closing, Buyer shall deliver or cause to be delivered the following:

(i)	to Sellers’ Representative, the Assignment and Assumption Agreements, duly executed by Buyer;

(ii)	to Sellers’ Representative, a counterpart signature page to each Escrow Agreement, duly executed by Buyer;

(iii)
to each Seller, by wire transfer of immediately available funds to the accounts specified with respect to such Seller under the heading “Wire Instructions” on Exhibit F or to another account or accounts otherwise designated by such Seller in writing no later than two (2) Business Days prior to the Closing Date, the portion of the Cash Purchase Price payable to such Seller in accordance with Section 2.2(d)(iv);

(iv)	to the Escrow Agent, the Adjustment Escrow Amount, the Transfer Tax Escrow Amount and the Indemnity Escrow Amount in accordance with Section 2.2(d)(ii) and Section 2.5(a);

(v)	to The Williams Companies, Inc., on behalf of the Company, the Operator Settlement Amount in accordance with the terms of the Operator Settlement Agreement; and

(vi)	to Sellers’ Representative, the certificate referred to in Section 8.3(d).

2.5	Escrow.

(a)	Escrow Funds. At the Closing,

(i)
Buyer shall deposit the Adjustment Escrow Amount in the Adjustment Escrow Account to be held by the Escrow Agent in accordance with the terms of this Agreement and the Adjustment Escrow Agreement until it is released in accordance with Section 2.3(d);

(ii)
Buyer shall deposit the Indemnity Escrow Amount in the Indemnity Escrow Account to be held by the Escrow Agent in accordance with the terms of this Agreement and the Indemnity Escrow Agreement until it is released in accordance with Section 9.5(b)(i), as Buyer’s sole recourse for payment of Sellers’ indemnification obligations under Section 9.2(a)(ii) and Section 9.2(a)(iii), except in the case of Fraud; and

(iii)
Buyer shall deposit the Transfer Tax Escrow Amount in the Transfer Tax Escrow Account to be held by the Escrow Agent in accordance with the terms of this Agreement and the Transfer Tax Escrow Agreement until it is released in accordance with Section 9.5(b)(ii), as the sole source of the payment of Transfer Taxes in accordance with Section 7.3 and sole recourse for payment of Sellers’ indemnification obligations under Section 9.2(a)(i).

(b)
Written Instructions. Without limiting Sellers’ Representative or Buyer’s respective rights to unilaterally direct the Escrow Agent to distribute funds in accordance with the terms of the Escrow Agreements, each Party covenants and agrees that when any Person becomes entitled to any distribution of any Escrow Funds pursuant to any provision of this Agreement or the applicable Escrow Agreement, upon request, Buyer and Sellers’ Representative (on behalf of Sellers) shall promptly execute and deliver to the Escrow Agent joint written instructions setting forth the amounts to be paid from the applicable Escrow Funds in accordance with this Agreement or the applicable Escrow Agreement and wiring instructions designating the account(s) to which such amounts are to be paid (a “Joint Direction”). If either Buyer or Sellers’ Representative fails to execute and deliver a Joint Direction when so required, or if such party disputes whether a Joint Direction is required or there is a dispute over the amount to be distributed, Sellers or Buyer, as applicable, shall be entitled to receive distributions of (a) the applicable Escrow Funds that are not in dispute after delivery to the Escrow Agent of a written instruction from Buyer or Sellers’ Representative, as applicable, as set forth in the applicable Escrow Agreement and (b) the applicable Escrow Funds that are in dispute from the Escrow Agent promptly upon delivery to the Escrow Agent of a final, non-appealable Order issued or entered by a court of competent jurisdiction setting forth the amount to be paid to such Party.

(c)	Escrow Fees. Buyer, on the one hand, and Sellers, on the other hand, will share equally the payment of any fees, costs and expenses payable to the Escrow Agent pursuant to each Escrow Agreement.

(d)	Seller Liability. For purposes of clarification and avoidance of doubt, the liability of each Seller for any amount or obligation under this Agreement or any certificate delivered by such Seller hereunder or in connection with any of the transactions contemplated hereby on an individual and several (and not joint and several) basis shall in no event have any effect on Buyer’s ability to recover the aggregate amounts available under the Escrow Funds in accordance with this Agreement and the applicable Escrow Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES RELATING TO EACH SELLER

Each Seller hereby represents and warrants to Buyer solely with respect to itself that, as of the Execution Date and as of the Closing Date:

3.1    Organization.

Such Seller is a limited liability company that is duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is qualified to do business in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Seller to perform its obligations hereunder or to consummate the transactions contemplated hereby.

3.2	Authorization; Enforceability.
Such Seller has the requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which such Seller is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby have been or will be prior to Closing duly and validly authorized and approved by all requisite limited liability company action on the part of such Seller. This Agreement has been and each of the other Transaction Documents to which such Seller is a party will be duly and validly executed and delivered by such Seller and constitutes or will constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

3.3	No Conflict.
The execution and delivery by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby by such Seller, assuming all required filings, consents, approvals, authorizations and notices set forth in Schedule 3.3 (collectively, the “Seller

Approvals”) required to be made, given or obtained by it have been so timely made, given or obtained, do not:

(a)	violate or conflict with any provision of the Organizational Documents of such Seller;

(b)	violate any Law applicable to such Seller or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority;

(c)
constitute (with or without notice or lapse of time or both) a default under, result in any breach of, or give any Person any rights of termination, acceleration or cancellation of, any material Contract to which such Seller or its assets or businesses is or are bound; or

(d)
pursuant to a preferential purchase right, right of first refusal or offer or buy-sell arrangement, give any Person the right to prevent, impede or delay the Closing under this Agreement or to acquire all or any part of (i) the equity interests or the assets or business of any applicable Acquired Company of such Seller, (ii) the Acquired Interests owned by such Seller as set forth on Schedule 3.6 or (iii) the Pipeline Interests to the extent of such Seller’s indirect ownership interest therein based on the Acquired Interests owned by such Seller as set forth on Schedule 3.6.

3.4	Litigation.
Except as set forth on Schedule 3.4, there is no Litigation pending or, to the Knowledge of such Seller, threatened against such Seller, and there are no Orders issued by any Governmental Authority binding upon such Seller that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Seller to perform its obligations hereunder or to consummate the transactions contemplated hereby.

3.5	Brokers’ Fees.
No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission from such Seller or its Affiliates (including any Acquired Company that is an Affiliate of such Seller) in connection with the transactions contemplated by this Agreement for which Buyer or any Acquired Company will have any liability after the Closing.

3.6	Ownership of Acquired Interests.
Except as set forth on Schedule 3.6 such Seller has good and valid title to, holds of record, and owns beneficially its respective portion of the Acquired Interests set forth on Schedule 3.6, free and clear of any Liens (other than (a) restrictions on transfer that may be imposed by state or federal securities Laws, (b) restrictions on transfer that are expressly set forth in the Organizational Documents of the applicable Acquired Companies of such Seller, (c) restrictions listed on Schedule 2.1 and (d) Liens that will be released in connection with the Closing pursuant to the Payoff Documentation). At the

Closing, such Seller will convey to Buyer good and valid title to its respective portion of the Acquired Interests set forth on Schedule 3.6, free and clear of all Liens (other than (i) restrictions on transfer that may be imposed by state or federal securities Laws, (ii) restrictions on transfer that are expressly set forth in the Organizational Documents of the applicable Acquired Companies, (iii) restrictions listed on Schedule 2.1 and (iv) Liens that will be released in connection with the Closing pursuant to the Payoff Documentation). Schedule 3.6 includes a true, correct and complete copy of the Acquired Companies’ organizational and structure chart and the Acquired Interests.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
RELATING TO THE ACQUIRED COMPANIES
Each Seller hereby represents and warrants to Buyer solely with respect to each applicable Acquired Company of such applicable Seller (and with respect to no other Acquired Companies) that, as of the Execution Date and as of the Closing Date:

4.1	Organization.

(a)
The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, has the requisite limited liability company power and authority to own or lease its assets and to conduct its business as it is now being conducted and is qualified to do business in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(b)
With respect to EIF and VED II only, River Road is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, has the requisite limited liability company power and authority to own or lease its assets and to conduct its business as it is now being conducted and is qualified to do business in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on River Road.

(c)
With respect to EIF and VED II only, Vega Midstream is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, has the requisite limited liability company power and authority to own or lease its assets and to conduct its business as it is now being conducted and is qualified to do business in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Vega Midstream.

(d)
With respect to EIF and VED II only, EIF Vega is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, has the requisite limited liability company power and authority to own or lease its assets and to conduct its business as it is now being conducted and is qualified to do business in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on EIF Vega.

(e)
With respect to EIF only, EIF Meade is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, has the requisite limited liability company power and authority to own or lease its assets and to conduct its business as it is now being conducted and is qualified to do business in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on EIF Meade.

(f)
True, correct, and complete copies of the Organizational Documents of each applicable Acquired Company of such Seller have been made available to Buyer. All limited liability company actions taken by each Acquired Company in connection with this Agreement and the other Transaction Documents have been or will be duly authorized on or prior to the Closing.

4.2	No Conflict.
The execution and delivery by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby by such Seller, assuming all Seller Approvals required to be made, given or obtained have been so timely made, given or obtained, do not:

(a)	violate or conflict with any provision of the Organizational Documents of any applicable Acquired Company of such Seller;

(b)	violate any Law applicable to any applicable Acquired Company of such Seller or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority; or

(c)
constitute (with or without notice or lapse of time or both) a default under, result in any breach of, or give any Person any rights of termination, acceleration or cancellation of, any Disclosed Contract of any applicable Acquired Company of such Seller.

4.3	Capitalization; Subsidiaries.
Except as set forth in Schedule 4.3 or as set forth in the Organizational Documents for the applicable Acquired Company:

(a)
There are no outstanding membership interests, profits interests or other equity interests in any applicable Acquired Company of such Seller other than the Acquired Interests and other interests owned by the Acquired Companies. All of the outstanding membership interests, profits interests and other equity interests of the applicable Acquired Companies of such Seller have been duly authorized, fully paid and are validly issued.

(b)
With respect to EIF only, EIF Meade owns ninety percent (90%) of the issued and outstanding limited liability company interests in EIF Vega, and with respect to VED II only, VED II owns ten percent (10%) of the issued and outstanding limited liability company interests in EIF Vega, free and clear of all Liens (other than (i) restrictions on transfer that may be imposed by state or federal securities Laws, (ii) restrictions on transfer that are expressly set forth in the Organizational Documents of the applicable Acquired Companies of EIF and VED II, as applicable, (iii) restrictions listed on Schedule 2.1 and (iv) Liens that will be released in connection with the Closing pursuant to the Payoff Documentation). With respect to EIF only, there are (A) no authorized or outstanding subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or otherwise acquire, any equity interests of or in EIF Meade, (B) no commitments on the part of EIF Meade to issue shares, subscriptions, warrants, options, convertible securities, limited liability company interests, membership interests, general partnership interests, limited partnership interests or other similar rights of EIF Meade, and (C) no equity interests of EIF Meade are reserved for issuance for any such purpose. With respect to EIF only, EIF Meade does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its respective equity interests, there is no voting trust agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right or proxy relating to any equity interests of EIF Meade, and EIF Meade does not own any equity interests in any Person other than EIF Vega.

(c)
With respect to EIF and VED II only, EIF Vega owns all of the issued and outstanding limited liability company interests in River Road and in Vega Midstream, free and clear of all Liens (other than (i) restrictions on transfer that may be imposed by state or federal securities Laws, (ii) restrictions on transfer that are expressly set forth in the Organizational Documents of the applicable Acquired Companies of EIF and VED II, (iii) restrictions listed on Schedule 2.1 and (iv) Liens that will be released in connection with the Closing pursuant to the Payoff Documentation). With respect to EIF and VED II only, there are (A) no authorized or outstanding subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or otherwise acquire, any equity interests of or in EIF Vega, (B) no commitments on the part of EIF Vega to issue shares, subscriptions, warrants, options, convertible securities, limited liability company interests, membership interests, general partnership interests, limited partnership interests or other similar rights of EIF Vega, and (C) no equity interests of EIF Vega are reserved for issuance for any such purpose. With respect to EIF and VED II only, EIF Vega does not have any obligation

(contingent or otherwise) to purchase, redeem or otherwise acquire any of its respective equity interests, there is no voting trust agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right or proxy relating to any equity interests of EIF Vega, and EIF Vega does not own any equity interests in any Person other than River Road and Vega Midstream.

(d)
With respect to EIF and VED II only, River Road owns ten percent (10%) of the issued and outstanding limited liability company interests in the Company, free and clear of all Liens (other than (i) restrictions on transfer that may be imposed by state or federal securities Laws, (ii) restrictions on transfer that are expressly set forth in the Organizational Documents of the applicable Acquired Companies of EIF and VED II, (iii) restrictions listed on Schedule 2.1 and (iv) Liens that will be released in connection with the Closing pursuant to the Payoff Documentation). With respect to EIF and VED II only, there are (A) no authorized or outstanding subscriptions, warrants, options convertible securities or other rights (contingent or otherwise) to purchase or otherwise acquire, any equity interests of or in River Road, (B) no commitments on the part of River Road to issue shares, subscriptions, warrants, options, convertible securities, limited liability company interests, membership interests, general partnership interests, limited partnership interests or other similar rights of River Road, and (C) no equity interests of River Road are reserved for issuance for any such purpose. With respect to EIF and VED II only, River Road does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its respective equity interests, there is no voting trust agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right or proxy relating to any equity interests of River Road, and River Road does not own any equity interests in any Person other than the Company.

(e)
With respect to EIF and VED II only, Vega Midstream owns fifteen percent (15%) of the issued and outstanding limited liability company interests in the Company, free and clear of all Liens (other than (i) restrictions on transfer that may be imposed by state or federal securities Laws, (ii) restrictions on transfer that are expressly set forth in the Organizational Documents of the applicable Acquired Companies of EIF and VED II, (iii) restrictions listed on Schedule 2.1 and (iv) Liens that will be released in connection with the Closing pursuant to the Payoff Documentation). With respect to EIF and VED II only, there are (A) no authorized or outstanding subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or otherwise acquire, any equity interests of or in Vega Midstream, (B) no commitments on the part of Vega Midstream to issue shares, subscriptions, warrants, options, convertible securities, limited liability company interests, membership interests, general partnership interests, limited partnership interests or other similar rights of Vega Midstream, and (C) no equity interests of Vega Midstream are reserved for issuance for any such purpose. With respect to EIF and VED II only, Vega Midstream does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its respective equity interests, there is no voting trust agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right or proxy relating to any equity interests of Vega Midstream, and Vega Midstream does not own any equity interests in any Person other than the Company.

(f)
There are (i) no authorized or outstanding subscriptions, warrants, options convertible securities or other rights (contingent or otherwise) to purchase or otherwise acquire, any equity interests of or in the Company, (ii) no commitments on the part of the Company to issue shares, subscriptions, warrants, options, convertible securities, limited liability company interests, membership interests, general partnership interests, limited partnership interests or other similar rights of the Company, and (iii) no equity interests of the Company are reserved for issuance for any such purpose. The Company does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its respective equity interests. There is no voting trust agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right or proxy relating to any equity interests of the Company. The Company does not own any equity interest in any Person.

4.4	Financial Statements; No Undisclosed Liabilities.

(a)
Schedule 4.4(a) sets forth true and complete copies of the audited balance sheet and related audited statements of operations, cash flow and changes in members’ equity of the Company as of and for the fiscal year ended September 30, 2018, the audited balance sheet and related audited statements of operations, cash flow and changes in members’ equity of the Company as of and for the three (3) months ended on December 31, 2018 and the unaudited balance sheet and related unaudited statements of operations, cash flow and changes in members’ equity of the Company as of and for the eight (8) months ended on August 31, 2019 (collectively, the “Company Financial Statements”). The Company Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise set forth in the notes thereto); (ii) fairly present, in all material respects, the financial position, results of operations and cash flow of the Company as of the respective dates thereof or for the respective periods set forth therein (except as may be stated in therein or in the notes thereto, if applicable) and (iii) have been prepared consistent with the Records of the Company; provided, however, that the Company Financial Statements that are unaudited are subject in all respects to normal and recurring year-end adjustments (which will not be material, individually or in the aggregate) and do not contain all footnotes and schedules required in audited financial statements.

(b)
With respect to EIF only, Schedule 4.4(b) sets forth true and complete copies of the audited balance sheet and related audited statements of income, cash flow and changes in partners’ capital of EIF Meade as of and for the fiscal year ended December 31, 2018, and the unaudited balance sheet and related unaudited statements of income, cash flow and changes in partners’ capital of EIF Meade as of and for the seven (7) months ended on July 31, 2019 (the “EIF Meade Financial Statements”). With respect to EIF only, the EIF Meade Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise set forth in the notes thereto); (ii) fairly present, in all material respects, the financial position, results of operations and cash flow of EIF Meade as of the respective dates thereof or for the respective periods set forth therein (except as may be stated in therein or in the notes thereto, if applicable) and (iii) have been prepared consistent with the Records of EIF Meade; provided, however, that the EIF Meade Financial Statements that are unaudited are subject in all respects to normal and recurring year-end adjustments (which will not be material, individually or in the aggregate) and do not contain all footnotes and schedules required in audited financial statements.

(c)
With respect to EIF and VED II only, Schedule 4.4(c) sets forth true and complete copies of the audited balance sheet and related audited statements of income, cash flow and changes in partners’ capital of EIF Vega as of and for the fiscal year ended December 31, 2018, and the unaudited balance sheet and related unaudited statements of income, cash flow and changes in partners’ capital of EIF Vega as of and for the seven (7) months ended on July 31, 2019 (the “EIF Vega Financial Statements”). With respect to EIF and VED II only, the EIF Vega Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise set forth in the notes thereto); (ii) fairly present, in all material respects, the financial position, results of operations and cash flow of EIF Vega as of the respective dates thereof or for the respective periods set forth therein (except as may be stated in therein or in the notes thereto, if applicable) and (iii) have been prepared consistent with the Records of EIF Vega; provided, however, that the EIF Vega Financial Statements that are unaudited are subject in all respects to normal and recurring year-end adjustments (which will not be material, individually or in the aggregate) and do not contain all footnotes and schedules required in audited financial statements.

(d)
The Company has no liabilities that would be required to be reflected on or reserved against in a balance sheet (or in the notes thereto) prepared in accordance with GAAP other than liabilities (i) reflected, reserved against or disclosed in the most recent balance sheet included in the Company Financial Statements, (ii) incurred since the Financial Statement Date in the ordinary course of business consistent with past practice (none of which results from, arises out of, relates to or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law by any Acquired Company), (iii) incurred in accordance with the terms of this Agreement (including any Contract entered into subsequent to the Execution Date pursuant to Section 6.1) or (iv) set forth on Schedule 4.4(d).

(e)
The applicable Acquired Companies of such Seller (other than the Company) have no liabilities that would be required to be reflected on or reserved against in a balance sheet (or in the notes thereto) prepared in accordance with GAAP other than liabilities (i) reflected, reserved against or disclosed in the most recent balance sheet included in the EIF Meade Financial Statements or the EIF Vega Financial Statements, (ii) incurred since the Financial Statement Date in the ordinary course of business consistent with past practice (none of which results from, arises out of, relates to or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law by any Acquired Company), (iii) incurred in accordance with the terms of this Agreement (including any Contract entered into subsequent to the Execution Date pursuant to Section 6.1) or (iv) set forth on Schedule 4.4(e).

(f)	Except for the EIF Meade Indebtedness and as set forth in Schedule 4.4(f), the applicable Acquired Companies of such Seller do not have any outstanding Indebtedness.

4.5	Ownership of Property.

(a)
Subject to the release from escrow pursuant to the Transfer Documents Escrow Agreement, and the recording, if applicable, of the Transfer Documents, the Company owns one hundred percent (100%) of and has good and valid title to the Pipeline Interests, free and clear of any Liens except for Permitted Liens. Except for the Pipeline Interests, the Real Property Rights, rights under the Disclosed Contracts or as set forth in Section 4.3 or Schedule 4.5(a), none of the applicable Acquired Companies of such Seller holds or owns any other material property or assets, including any rights or interests in real property or any tangible, personal property.

(b)
To the Knowledge of such Seller, all of the material Real Property Rights with respect to the Main Facilities are listed on Schedule 4.5(b). Except for the Real Property Rights, there are no other real property rights or interests which are material to or otherwise required in connection with the ownership or operation of the Business, including the Pipeline Interests.

4.6	Litigation.
Except as set forth in Schedule 4.6, there is no Litigation pending or, to the Knowledge of such Seller, threatened by any Person (a) against any applicable Acquired Company of such Seller; (b) which affects any applicable Acquired Company of such Seller or the Pipeline Interests or the Business; or (c) which challenges or seeks the rescission of this Agreement or seeks to prevent, enjoin, alter, or materially delay the consummation of the transactions contemplated herein by such Seller. There are no outstanding Orders issued or imposed by any Governmental Authority upon any applicable Acquired Company of such Seller, the Pipeline Interests or the Business which have not been satisfied.

4.7	Taxes.
Except as set forth on Schedule 4.7, (a) all Tax Returns required to be filed by or with respect to the applicable Acquired Companies of such Seller have been timely filed (taking into account extensions) and all such Tax Returns (including information provided therewith or with respect thereto) are true, correct and complete in all material respects, (b) all Taxes owed by the applicable Acquired Companies of such Seller, whether or not shown to be due on any such Tax Return, have been timely paid, (c) there are no Liens with respect to Taxes on any of the assets of the applicable Acquired Companies of such Seller other than Permitted Liens, (d) each applicable Acquired Company of such Seller has timely withheld, collected or deposited all Taxes required to be so withheld, collected or deposited, as the case may be, and to the extent required, paid to the relevant Tax Authority, (e) there is no written claim pending by any applicable Tax Authority in connection with any Tax of any applicable Acquired Company of such Seller, (f) no audit or other administrative or judicial Tax examination or Tax Proceeding by any Tax Authority is being conducted or is pending or threatened in writing with respect to the applicable Acquired Companies of such Seller, (g) there are no agreements or waivers providing for an extension of time with respect to the filing of any Tax Returns of the applicable Acquired Companies of such Seller (other than an automatic extension of time not requiring the consent of the IRS or any other applicable Tax Authority), (h) each of the applicable Acquired Companies of such Seller is, and at all times since the date of its formation has been, classified for U.S. federal income Tax purposes as either a disregarded entity or a partnership, (i) no extension or waiver of a statute of limitations relating to, or the period for the collection or assessment by a taxing authority of, Taxes is in effect with respect to the applicable Acquired Companies of such Seller for any Tax period, and there are no outstanding written requests or written demands by any Tax Authority to extend or waive any such period of limitation or collection or assessment, (j) no claim or nexus inquiry has been made in writing by a Tax Authority in a jurisdiction where any applicable Acquired Company of such Seller does not file Tax Returns that any such Acquired Company is or may be subject to taxation by that jurisdiction, (k) no applicable Acquired Company of such Seller has participated or engaged in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. Tax Law), (l) no applicable Acquired Company of such Seller (i) is a party to any Tax allocation or sharing agreement, (ii) is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than groups the common parent of which are or were any of Sellers) or (iii) otherwise has any liability for the Taxes of any Person, and (m) no applicable Acquired Company of such Seller will be  required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a Tax period ending on or prior to the Closing Date, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (iii) any installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (v) an election made pursuant to Section 108(i) of the Code or Section 965 of the Code (or any corresponding or similar provisions of applicable Law) on or prior to the Closing Date.

4.8	Absence of Changes.
Except as otherwise disclosed in Schedule 4.8 or to the extent of actions taken from and after the Execution Date that are permitted under and in compliance with Section 6.1, since the Financial Statement Date, (a) the Business has been conducted by the applicable Acquired Companies of such Seller in all material respects in the ordinary course of business consistent with past practice; (b) there has been no change, event or loss affecting the applicable Acquired Companies of such Seller or the Business that has had or would reasonably be expected to have a Material Adverse Effect; and (c) such Seller and the applicable Acquired Companies of such Seller have not taken any action that would require consent or be required to be disclosed under Section 6.1.

4.9	Contracts.

(a)
Except as otherwise disclosed in Schedule 4.9(a) and except for the Real Property Rights, there are no outstanding Contracts to which any applicable Acquired Company of such Seller is a party as of the Execution Date that are material to the Business. The Contracts identified in Schedule 4.9(a) are hereafter referred to as the “Disclosed Contracts”. True, accurate and complete copies of each Disclosed Contract with respect to each applicable Acquired Company of such Seller have been made available to Buyer.

(b)
Except as described in Schedule 4.9(b), (i) each Disclosed Contract is valid and in full force and effect according to its terms with respect to each applicable Acquired Company of such Seller that is party thereto and, to the Knowledge of such Seller, with respect to each other party thereto, (ii) no applicable Acquired Company of such Seller and, to the Knowledge of such Seller, no other Person is in default or breach under any such Disclosed Contract, (iii) no event has occurred which (with notice or lapse of time, or both) would constitute a default or event of default by an applicable Acquired Company of such Seller, or to the Knowledge of such Seller, any other party, including the Operator, under the terms of any Disclosed Contract, (iv) each of the Disclosed Contracts constitutes the valid and binding obligation of the applicable Acquired Company and, to the Knowledge of such Seller, constitutes the valid and binding obligation of the other parties thereto, (v) no party to a Disclosed Contract has provided, nor has such Seller or any applicable Acquired Company of such Seller received, any written notice regarding a breach of or written notice to terminate such Disclosed Contract and (vi) neither such Seller nor any applicable Acquired Company of such Seller is currently participating in any active discussions or negotiations regarding modification of or amendment to any Disclosed Contract.

(c)
The Operator’s right to acquire an Ownership Share (as such term is defined in the Main Facilities C&O Agreement) under Section 3.3 of each C&O Agreement (the “Transco ROFO”) will not apply with respect to the execution and delivery of this Agreement or any of the Transaction Documents or the consummation of the transactions contemplated hereunder and thereunder. The Operator Settlement

Agreement is a valid and effective waiver of the Transco ROFO to the extent it would otherwise apply to such transactions.

4.10	Compliance with Laws; Permits.

(a)
Except as set forth in Schedule 4.10, (i) each applicable Acquired Company of such Seller and the Business is and has been in compliance in all material respects with all Laws applicable to such Acquired Company and the operation of the Business, as applicable, and (ii) neither such Seller nor any applicable Acquired Company of such Seller has received any written communication from a Governmental Authority that alleges that any such Acquired Company or the Business is not in compliance with or is in default or violation, in any material respect, of any applicable Law which has not been fully and finally resolved or settled.

(b)
Each applicable Acquired Company of such Seller possesses all material Permits as are necessary for such Acquired Companies to carry on the Business (the “Material Permits”). Except as set forth in Schedule 4.10, all such Material Permits with respect to each applicable Acquired Company of such Seller are in full force and effect. Each applicable Acquired Company of such Seller is in compliance with such Material Permits in all material respects. No suspension or cancellation of any such Material Permit with respect to each applicable Acquired Company of such Seller is pending or, to the Knowledge of such Seller, threatened. True, correct and complete copies of all Material Permits with respect to each applicable Acquired Company of such Seller have been made available to Buyer.

4.11	Employee Benefit Plans.

(a)
No applicable Acquired Company of such Seller currently has, or has ever had, any employees. No applicable Acquired Company of such Seller currently has, or has ever had, any liability with respect to any employee, independent contractor or consultant who has been employed or otherwise engaged by the Controlled Group and provided services with respect to an applicable Acquired Company of such Seller. There is no Litigation currently pending or, to the Knowledge of such Seller, threatened against any of the applicable Acquired Companies of such Seller, which relate to any such Acquired Companies’ status as an employer (including as a joint employer or alter ego under applicable Law).

(b)
No applicable Acquired Company of such Seller maintains, participates in or has any obligation to contribute to any Employee Benefit Plans. There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be, or could become, a liability following the Closing Date of Buyer, an applicable Acquired Company of such Seller or any of their respective Affiliates.

4.12	Intellectual Property.
None of the applicable Acquired Companies of such Seller owns, licenses or uses any material Intellectual Property, including in connection with the Business.  To the Knowledge of such Seller, the operation of the Business does not infringe or misappropriate any Intellectual Property rights of any other Person.

4.13	Transactions with Affiliates.
Except as set forth in Schedule 4.13, (a) there are no Contracts between (i) any Acquired Company or any of its respective directors, managers, officers, employees or consultants, on the one hand, and (ii) such Seller or any other Related Party, on the other hand, other than the Organizational Documents of the Acquired Companies and (b) no Related Party has any interest in any property (real, personal, or mixed), tangible or intangible, used or currently intended to be used by the applicable Acquired Companies of such Seller or in connection with the Pipeline Interests or the Business. No Related Party has loaned money to or borrowed money from the applicable Acquired Companies of such Seller.

4.14	Certain Payments.
None of the applicable Acquired Companies of such Seller nor such Seller nor, to the Knowledge of such Seller, anyone acting on their behalf, including any officer, director, employee, independent contractor, consultant or agent, has directly or indirectly authorized, paid or delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any Person, foreign, federal, state, provincial or local government official or other party, including any political party or official thereof or candidate for political office, that is in any manner related to the applicable Acquired Companies of such Seller or the Business that is illegal or improper under any Law.

4.15	Records.
All Records with respect to each applicable Acquired Company of such Seller that are in the possession of such Seller or its Affiliates (a) are complete and correct in all material respects, (b) have been maintained in all material respects in accordance with reasonable business practices and GAAP where applicable, including the maintenance of an adequate system of internal controls, (c) have been kept with reasonable detail and (d) have been kept with reasonable detail so that such books, records and files accurately and fairly reflect, in all material respects, the transactions, acquisitions and dispositions of the Acquired Companies and all actions taken by the Acquired Companies’ members, officers, board of managers or directors, and committees thereof.

4.16	Bankruptcy.
There are no bankruptcy, insolvency, reorganization or receivership proceedings pending against, being contemplated by or, to the Knowledge of such Seller, threatened against any of the applicable Acquired Companies of such Seller or their respective assets or properties.

4.17	Central Penn Line.
There is no Litigation pending, and to the Knowledge of such Seller, no written notice has been delivered, with respect to an indemnity claim by the Company against the Operator under the O&M Agreement, nor, to the Knowledge of such Seller, has any such Litigation or indemnity claim been threatened in writing by such Seller or any applicable Acquired Company of such Seller.

4.18	Bank Accounts.
Schedule 4.18 sets forth a true, complete and correct list of all deposit, demand, time, savings, passbook, security or similar accounts that each applicable Acquired Company of such Seller maintains with any bank or financial institution, the names and addresses of the financial institutions maintaining each such account, the purpose for which such account is established and the authorized signatories on each such account.

4.19	Insurance.
To the Knowledge of such Seller, the Operator is in compliance with all applicable insurance requirements under the C&O Agreements and the O&M Agreement and has in place policies of insurance in sufficient amounts and scope in accordance with the terms and provisions of the C&O Agreements and the O&M Agreement.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES RELATING TO BUYER
Buyer hereby represents and warrants to each Seller that, as of the Execution Date and as of the Closing Date:

5.1	Organization.
Buyer is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is qualified to do business in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyer’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

5.2	Authorization; Enforceability.
Buyer has all requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which Buyer is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been or will be prior to the Closing duly and validly authorized and approved by all requisite action on the part of Buyer, and no other authorization on the part of Buyer is necessary to authorize this Agreement. This Agreement and the other Transaction Documents to which Buyer is a party has been or will be duly and validly executed and delivered by Buyer and, assuming due execution by the other Parties hereto, constitutes or will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

5.3	No Conflict.
The execution and delivery by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby by Buyer, assuming all required filings, consents, approvals, authorizations and notices set forth in Schedule 5.3 required to be made, given or obtained by it have been so made, given or obtained, do not:

(a)	violate or conflict with any provision of the Organizational Documents of Buyer;

(b)	violate any Law applicable to Buyer or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority; or

(c)
require any consent under, constitute (with or without notice or lapse of time or both) a default under, result in any breach of, or give any Person any rights of termination, acceleration or cancellation of, any material Contract to which Buyer or any of its assets or businesses is or are bound.

5.4	Litigation.
There is no Litigation pending or, to the actual knowledge of Buyer, threatened against Buyer, and there are no Orders binding upon Buyer that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyer’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

5.5	Financial Ability; Solvency.

(a)
At the Closing, Buyer will have sufficient immediately available funds to pay in cash the amount of the Purchase Price and all other amounts payable pursuant to this Agreement, to consummate all of the transactions contemplated hereby and to satisfy all other costs and expenses arising in connection herewith. All funds paid to Sellers shall not have been derived from, or constitute, either directly or indirectly, the proceeds of any criminal activity under the anti-money laundering laws of the United States or any other jurisdiction.

(b)
There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by or, to the knowledge of Buyer, threatened against Buyer or any of its Affiliates (whether by Buyer or any Third Party).

(c)
Immediately after the consummation of the transactions contemplated by this Agreement (including the payment in full of the Purchase Price), (i) Buyer will be solvent, (ii) Buyer shall not have incurred debts beyond its ability to pay such debts as they mature and (iii) the reasonable market value of the assets of Buyer and the Acquired Companies, both on an individual and on a consolidated basis, will exceed the total amount of liabilities of such Persons.

5.6	Investment Representation.
Buyer is acquiring the Acquired Interests for its own account as an investment and not with a view to sell, transfer or otherwise distribute all or any part thereof to any other Person in any transaction that would constitute a “distribution” within the meaning of the Securities Act. Buyer acknowledges that it can bear the economic risk of its investment in the Acquired Interests, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Acquired Interests. Buyer is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act. Buyer understands that neither the offer nor sale of the Acquired Interests has or will have been registered pursuant to the Securities Act or any applicable state securities Laws, that all of the Acquired Interests will be characterized as “restricted securities” under federal securities Laws and that, under such Laws and applicable regulations, none of the Acquired Interests can be sold or otherwise disposed of without registration under the Securities Act or an exemption thereunder.

5.7	R&W Insurance Policy.
Buyer has received the R&W Conditional Binder executed by the R&W Insurer. The R&W Conditional Binder attached hereto as Exhibit D is a true and correct copy of the R&W Conditional Binder.

5.8	Independent Investigation.
BUYER ACKNOWLEDGES AND AGREES THAT IT HAS MADE ITS OWN INDEPENDENT INQUIRY AND INVESTIGATION INTO, AND, BASED THEREON, HAS FORMED AN INDEPENDENT JUDGMENT CONCERNING, SELLERS, THE ACQUIRED INTERESTS, THE ASSETS, PROPERTIES AND LIABILITIES OF THE ACQUIRED COMPANIES, THE BUSINESS AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE VI.
COVENANTS

6.1	Conduct of Business.

(a)
From the Execution Date through the Closing, or, if earlier, the date this Agreement is terminated pursuant to Section 10.1, except as otherwise contemplated or permitted by this Agreement (including as set forth in Section 6.1(c) and with respect to the matters set forth on Schedule 6.1 and the other matters contemplated by the other Schedules, Annexes and Exhibits attached hereto), as required by applicable Law or as consented to by Buyer in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the applicable Sellers shall cause the Acquired Companies to:

(i)	operate in the usual and ordinary course of business consistent with past practice in all material respects;

(ii)
use Commercially Reasonable Efforts to preserve in all material respects the Acquired Companies’ present business operations and organization and relationships, including with the Operator and any employees, customers, suppliers and creditors;

(iii)	use Commercially Reasonable Efforts to keep and maintain the Records in the usual and ordinary course of business consistent with past practice;

(iv)
provide prompt written notice following receipt by Sellers, any Acquired Companies or any of their Affiliates of any written notice of a material violation or alleged material default or material breach of any Law, Disclosed Contract or Material Permit by any Acquired Company or any Law, Disclosed Contract or Permit affecting the Pipeline Interests or the Business;

(v)
provide prompt written notice to Buyer following receipt by any Seller, any Acquired Company or any of their respective Affiliates of any lawsuit or written claim from any Third Party seeking to restrain the transactions contemplated by this Agreement or seeking damages with respect to the transactions contemplated by this Agreement, including the Operator;

(vi)
provide prompt written notice to Buyer of the receipt of any capital call under either of the C&O Agreements, the making of any distributions by the Company, the making of any Capital Contributions or any capital contributions under the C&O Agreements; and

(vii)
provide prompt written notice to Buyer in the event that any of the Acquired Companies changes in any material respect its working capital practices, including acceleration of any collections of cash or accounts receivables or deferred or delayed payments or failure to make timely accruals, including with respect to accounts payable and liabilities.

(b)
Notwithstanding anything to the contrary herein, except as otherwise contemplated or permitted by this Agreement (including as set forth in Section 6.1(c) and with respect to the matters set forth on Schedule 6.1 and the other matters contemplated by the other Schedules, Annexes and Exhibits attached hereto), the applicable Sellers shall not permit any Acquired Company to take any of the following actions:

(i)	sell, transfer or otherwise dispose of any of the Acquired Companies, including their respective assets or properties, or the Acquired Interests;

(ii)	amend its Organizational Documents;

(iii)	liquidate, dissolve, recapitalize, reorganize, or otherwise wind up any Acquired Company;

(iv)	change its accounting methods, policies or practices, except as required by GAAP;

(v)
merge or consolidate with, or purchase, directly or indirectly, any material assets or substantially all of the assets or businesses of, or equity interests in, or make an investment in, any Person (other than capital contributions to the Acquired Companies in accordance with their respective Organizational Documents);

(vi)	issue or sell any equity interests, notes, bonds or other securities of any Acquired Company or any Acquired Interests, or any option, warrant or right to acquire the same;

(vii)
(A) redeem, purchase or acquire or offer to purchase or acquire any of the equity interests of the Acquired Companies, including the Acquired Interests, (B) effect any reorganization or recapitalization of the Acquired Companies, (C) split, combine or reclassify any of the Acquired Interests; or (D) declare, set aside, make or pay any cash or non-cash dividend or distribution other than any Permitted Distribution;

(viii)	except in the ordinary course of business, (A) enter into or assume any material Contract or (B) terminate or amend any Disclosed Contract;

(ix)	take any material action under any Disclosed Contract other than in the ordinary course of business or as required by the terms of such Contract;

(x)	terminate or fail to renew any Material Permit;

(xi)	agree to fund any Major Cost Overrun Capital Call under (and as defined in) the C&O Agreements, or agree to participate in an Eligible Expansion under (and as defined in) the C&O Agreements;

(xii)	agree to a renegotiation of the Monthly Lease Charge under the Lease Agreements that is lower than the Monthly Lease Charge set forth in the applicable Lease Agreement;

(xiii)	provide consent to the taking of any material action under Section 3.2 of the O&M Agreement;

(xiv)
incur, create, or otherwise become liable for any Indebtedness (other than the EIF Meade Indebtedness), guarantee any debt or obligations of any Person or grant any Lien on any of the Acquired Companies, including their assets and properties, or the Acquired Interests;

(xv)	make any regulatory filing other than in the ordinary course of business;

(xvi)	settle any material lawsuits or claims or otherwise waive any material right with respect to the Acquired Companies or the Pipeline Interests;

(xvii)	take any action under the Company LLC Agreement that requires Super Majority Consent or Unanimous Consent (as such terms are defined in the Company LLC Agreement);

(xviii)
make or change any material method of accounting or material Tax election, file any amended Tax Return (other than the amendments to the 2014-2018 income tax returns of the Acquired Companies) or, except as required by applicable Law, take any position on any Tax Return inconsistent with past practice, make any Tax amnesty filing or other voluntary Tax disclosure, enter into any closing or other Tax agreement with a Tax Authority, settle or compromised any Tax claim;

(xix)	instruct the escrow agent under the Transfer Documents Escrow Agreement to release any of the Transfer Documents from escrow thereunder; or

(xx)	agree, whether in writing or otherwise, to do any of the foregoing;
provided, however, that Buyer acknowledges that the Operator may be permitted to take certain of the foregoing actions with respect to the Central Penn Line pursuant to the Disclosed Contracts to which it is a party, and the Operator’s taking of any such action shall not constitute a breach of this Section 6.1(b) unless the Company consents to the Operator taking such action in violation of this Section 6.1(b); provided further that if the applicable Sellers request consent from Buyer to do any of the foregoing actions and upon receipt, Buyer does not respond to such request within five (5) Business Days, Buyer shall be deemed to have consented to such request. Buyer’s receipt of information pursuant to this Section 6.1 shall not operate as a waiver or otherwise affect any representation, warranty, covenant or agreement given or made by Sellers in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules.

(c)
Notwithstanding anything to the contrary in Section 6.1(a) or Section 6.1(b), (i) the Company shall be permitted to make any number and size of dividends and distributions of cash to the Members prior to the Closing in the ordinary course of business consistent with past practice, subject to the Purchase Price Adjustment contemplated in Section 2.2(a)(iv), and (ii) each Acquired Company other than the Company shall be permitted to make any number and size of dividends or distributions of cash prior to the Closing without affecting the Purchase Price (provided that all cash held in the collateral accounts associated with the EIF Meade Indebtedness as of the Closing shall remain the property of EIF Meade immediately following the Closing and shall not be distributed or paid to EIF or any other Seller to the extent such cash is treated as a current asset in the determination of EIF Meade Net Working Capital) (any dividends or distributions permitted by this Section 6.1(c), the “Permitted Distributions”).

6.2	Access.

(a)
Prior to the Closing Date or, if earlier, until the date this Agreement is terminated pursuant to Section 10.1, each Seller shall afford (and shall cause the applicable Acquired Companies to afford) to Buyer and its authorized Representatives reasonable access, during normal business hours, to (i) the Records and Contracts (A) of the applicable Acquired Companies or (B) in the possession or control of Sellers or any of their Affiliates or Representatives and with respect to the Pipeline Interests and the Business, and (ii) the appropriate officers and employees of such applicable Acquired Companies, in each case, as reasonably requested by Buyer and as may be necessary to assist Buyer in connection with Buyer’s understanding and integrating of the Business into Buyer’s organization following the Closing; provided, however, that such access shall be subject to and in accordance with the terms and conditions of the Disclosed Contracts, shall only be upon reasonable advance written notice, shall not unreasonably disrupt personnel or operations of the Business, and shall be at Buyer’s sole cost and expense. Each applicable Seller shall have the right to have Representatives present at all times during any inspections, interviews and examinations. Notwithstanding the foregoing, Buyer shall have no right of access to, and no Seller shall have any obligation to provide to Buyer, (1) information relating to bids received from Third Parties in connection with transactions similar to those contemplated by this Agreement and information and analysis (including financial analysis) relating to such bids; (2) any information the disclosure of which would reasonably be expected to jeopardize any privilege relating to such information available to the Acquired Companies, any Seller or any Affiliate of any Seller or would reasonably be expected to cause the applicable Acquired Companies, any Seller or any Affiliate of any Seller to breach a confidentiality obligation, which privilege or confidentiality obligation shall be disclosed to Buyer in summary form and in the event such privilege or obligation exists, Sellers shall use Commercially Reasonable Efforts to provide reasonable substitute arrangements for Buyer; (3) any information the disclosure of which would reasonably be expected to result in a violation of Law; or (4) any financial or proprietary information of or regarding any Seller or its Affiliates (excluding any applicable

Acquired Company) or any other information regarding such Seller or its Affiliates (excluding any applicable Acquired Company) which such Seller reasonably deems in good faith commercially sensitive. It is further agreed that neither Buyer nor its Representatives shall contact any of the employees, customers, suppliers, contractors, lenders, landlords, licensors or Persons that have a business relationship with any Acquired Company in connection with the transactions contemplated hereby or the assets of any Acquired Company, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of each applicable Seller, which consent shall not be unreasonably withheld, conditioned or delayed, and without Representatives of such applicable Seller or applicable Sellers being present; provided, however that notwithstanding the foregoing or anything else in this Agreement to the contrary, Buyer and its Affiliates and its and their respective Representatives shall be permitted to contact the Operator without the prior authorization of any Seller as may be necessary to assist Buyer in connection with Buyer’s understanding and integrating of the Business into Buyer’s organization following the Closing or as otherwise contemplated by or required in connection with the Operator Settlement Agreement.

(b)
Buyer shall release, indemnify, defend and hold harmless the Seller Indemnified Parties effective as and from the Execution Date, from and against any claims, demands, actions, causes of action or Losses that they or any of them may suffer or incur, or that may be made or brought against any of them, as a result of, in respect of, or arising out of any injury to any Person or property resulting from or relating to the activities of Buyer or its Representatives under Section 6.2(a) except to the extent that such claims, demands, actions, causes of action or Losses are caused by or result from the gross negligence or willful misconduct of any Seller Indemnified Party or result from matters discovered during such activities under Section 6.2(a) by Buyer or its Affiliates or Representatives to the extent such discoveries are of pre-existing conditions not caused or exacerbated by Buyer or such Persons. The foregoing indemnification obligation shall survive termination of this Agreement.

(c)
From and after the Closing, Buyer shall preserve and keep the Records of the Acquired Companies (including all accounting records) to the extent relating to events that occurred prior to the Closing for a period of four (4) years from the Closing, or for any longer periods as may be required by any Governmental Authority or ongoing Litigation. For a period of seven (7) years from the Closing, if Buyer wishes to destroy such Records after such time period, it shall give thirty (30) days’ prior written notice to Sellers, and each applicable Seller shall have the right at their option and expense, upon prior written notice within such thirty (30) day period, to take possession of the Records that existed as of the Closing Date, to the extent such Records are applicable to such Seller or its Affiliates, within thirty (30) days after the date of Buyer’s notice to Sellers. From and after the Closing, Buyer agrees, upon reasonable prior notice from the applicable Sellers, during normal business hours and at the requesting Seller’s sole cost and expense, to provide to each such applicable Seller access to or copies of Records of the Acquired Companies to the extent (i) relating to events that occurred prior to the Closing, (ii) needed for a legitimate business purpose and (iii) such Records are applicable to such requesting Seller; provided, that, for the avoidance of doubt, neither of COG nor WGLM may request or receive Records under this Section 6.2(c) to the extent relating to any Acquired Company or Acquired Companies other than the Company, and neither of VED I nor VED II may request or receive Records under this Section 6.2(c) to the extent relating to EIF Meade.

6.3	Confidentiality.

(a)
The terms of the Confidentiality Agreement are hereby incorporated by reference, Buyer agrees to be bound by the terms of the Confidentiality Agreement and the Confidentiality Agreement, shall continue in full force and effect in accordance with its terms until the Closing Date; provided that if this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Nothing provided to Buyer or its Affiliates or its or their respective Representatives pursuant to Section 6.2(a) shall in any way amend or diminish Buyer’s obligations under the Confidentiality Agreement. Buyer acknowledges and agrees that any written, oral or other information provided to Buyer or its Affiliates or its or their respective Representatives pursuant to Section 6.2(a) or otherwise by Sellers or any of their Affiliates or any of their respective Representatives shall be subject to the terms and conditions of the Confidentiality Agreement and the remainder of this Section 6.3.

(b)
Each Seller acknowledges that any non-public information about the Acquired Companies, the Pipeline Interests and the Business (the “Confidential Information”) is the property of the Acquired Companies. From and after the Closing Date until the date that is eighteen (18) months after the Closing Date, each Seller shall, and shall use Commercially Reasonable Efforts to cause its Affiliates and its and their respective Representatives to, maintain all Confidential Information in strict confidence and secrecy, and shall not, directly or indirectly, disclose any Confidential Information to any Person other than Buyer or its Affiliates, except to the extent that such information (through no fault of Sellers or their respective Affiliates or Representatives) (i) is generally available to the public, (ii) is lawfully acquired by Sellers, any of their Affiliates or their respective Representatives from and after the Closing from sources that are not known to Sellers to be prohibited from disclosing such information by a legal or contractual obligation, or (iii) is required to be disclosed under applicable Law or is requested by a Governmental Authority (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) or in connection with a routine audit to be disclosed; provided that if any Seller or any of its Affiliates or their respective Representatives is so compelled to disclose any such Confidential Information, then such Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which such Seller is legally required to disclose; provided further, that such Seller shall use its Commercially Reasonable Efforts to cooperate with Buyer to obtain an appropriate protective order upon Buyer’s request and at Buyer’s sole expense or other reasonable assurance that confidential treatment will be accorded such information. This Section 6.3(b) shall not prohibit disclosure of any Confidential Information to any Representatives of Sellers or their Affiliates who agree to keep such Confidential Information confidential and are informed of the terms of this Section 6.3(b); provided that each Seller shall be responsible for any breach of this Section 6.3(b) by such Representatives to which it disclosed such Confidential Information.

6.4	Third Party and Governmental Approvals.

(a)
From the Execution Date through the Closing Date, Buyer and each Seller shall (and shall each cause their respective Affiliates to) use Commercially Reasonable Efforts to make or obtain all notices, filings, consents, waivers, confirmations, novation and approvals of Third Parties that any of Buyer, any Seller or their respective Affiliates are required to make or obtain in order to consummate the transactions contemplated hereby and maintain such consents in full force and effect once made or obtained; provided, however, that prior to the Closing, except as otherwise contemplated herein or pursuant to the Operator Settlement Agreement, Buyer shall not, and shall cause its Affiliates and its and their respective Representatives not to, contact any customer, supplier or other Third Party in connection with any such consent required to be obtained by any Seller or its Affiliates without the prior written consent of all applicable Sellers, which such consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary in this Agreement, neither Buyer nor Sellers or any of their respective Affiliates shall be obligated to make any payments or otherwise pay any consideration to any Third Party, to commence or participate in any Litigation by or against any Third Party or to offer or grant any accommodation to any Third Party in connection with any such consent, waiver, confirmation, novation or approval. Each Party shall use its Commercially Reasonable Efforts to cooperate with the reasonable requests of the other Party (or Parties) in seeking to obtain as promptly as practicable all such consents, waivers, confirmations, novations or approvals. Unless otherwise required (or permitted) pursuant to this Section 6.4(a), neither Sellers nor Buyer shall take, or cause to be taken, any action that they are aware or should reasonably be aware could reasonably be expected to have the effect of delaying, impairing or impeding the receipt of any such consent, waiver, confirmation, novation or approval. For purposes of this Section 6.4(a), “Third Party” shall not include any Governmental Authority, it being expressly understood that Governmental Authority approvals are addressed in Section 6.4(b).

(b)
From the Execution Date through the Closing Date, Buyer and each Seller shall (and shall each cause their respective Affiliates to) use Commercially Reasonable Efforts to make or obtain all notices, filings, consents, waivers, confirmations and approvals of Governmental Authorities that any of Buyer, any Seller or their respective Affiliates are required to make or obtain before the Closing in order to consummate the transactions contemplated hereby and maintain such consents in full force and effect once made or obtained, which shall include to (i) make or cause to be made the filings required of such Party or any of its Affiliates under the HSR Act and any other foreign, federal, state or local Laws with respect to the transactions contemplated by this Agreement, as promptly as is reasonably practicable, and in any event within ten (10) Business Days after the Execution Date, and, except with respect to the HSR Act as provided below, pay any fees due from it in connection with such filings, (ii) cooperate with and assist the other Party (or Parties) in the preparation and making of such filings and furnish all information in such Party’s possession that is necessary in connection with such other Party’s (or Parties’) filings, (iii) use Commercially Reasonable Efforts to cause the expiration of the applicable notice or waiting periods under the HSR Act and any other Laws with respect to the transactions contemplated by this Agreement as promptly as is reasonably practicable, (iv) promptly inform the other Party (or Parties) of the content and status of any material communication from or to, and any proposed understanding or agreement with, any Governmental Authority in respect of such filings, and permit the other Party (or Parties) to review and discuss in advance, and consider in good faith the views of the other Party (or Parties) regarding, any proposed communication by such Party to any Governmental Authority, (v) consult, cooperate and discuss with the other Party (or Parties), and consider in good faith the views of the other Party (or Parties), in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, proposals and opinions to be made or submitted by or on behalf of any Party in connection with all meetings, discussions, actions and proceedings with Governmental Authorities relating to such filings, (vi) comply, as promptly as reasonably practicable, with any requests received by such Party or any of its Affiliates under the HSR Act and any other Laws for additional information, documents or other materials, (vii) request confidential treatment of any such filings, and (viii) cooperate in good faith with all Governmental Authorities and not take any action that could reasonably be expected to adversely affect the approval of any Governmental Authority of any of the aforementioned filings. Buyer, on the one hand, and Sellers, on the other hand, shall each pay one-half of all applicable filing fees in connection with filings to be made and actions taken under the HSR Act; provided, however, each Party shall bear its own fees and expenses incurred as a result of any investigation or Litigation initiated by the Department of Justice Antitrust Division or the Federal Trade Commission. No Party shall agree to participate in any meeting or discussion with any Governmental Authority in respect of any filings, investigation or other inquiry, or enter into any understanding or agreement with any Governmental Authority, unless it consults with the other Party (or Parties) in advance, and considers in good faith the views of the other Party (or Parties), and, to the extent permitted by such Governmental Authority, gives the other Party (or Parties) the opportunity to attend and participate at such meeting or discussion. Subject to the Confidentiality Agreement and Section 6.3, the Parties will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby, except for documents filed pursuant to Item 4(c) and Item 4(d) of the HSR Notification and Report Form or communications regarding the same, documents or information that reveal any Party’s negotiating objectives, strategies or purchase price expectations or a Party’s communications containing information covered by the attorney-client, work product or other privilege or confidentiality concern, unless the Parties enter into a mutually acceptable joint defense agreement.

(c)
Notwithstanding the foregoing, neither Buyer nor Sellers or any of their respective Affiliates shall be required to take any of the following actions: (i) effect the dissolution of, or have vacated, lifted, reversed or overturned, any Law, Order, Litigation or proceeding that would enjoin, restrain, prevent, prohibit, restrict, delay or make illegal the consummation of the transactions contemplated hereby, (ii) propose, offer, negotiate, commit to or effect, by consent decree, a hold separate order or otherwise, the sale, divestiture, license or other disposition of any and all of the capital stock, assets, properties, rights, products, leases, businesses, services or other operations or interests therein of any Acquired Company or Buyer or their respective Affiliates, (iii) otherwise take or commit to take actions that after the Closing Date would limit Buyer’s freedom of action with respect to, or Buyer’s ability to retain, one or more of the assets, properties, rights, products, leases, businesses, services or other operations of any Acquired Company, Buyer or their respective Affiliates or any interest or interests therein, or (iv) contest, defend or appeal any threatened or pending preliminary or permanent injunction or other Law, Order, Litigation or proceeding that would adversely affect the ability of any Party to consummate the transactions contemplated hereby or taking any and all other actions to prevent the entry, enactment or promulgation thereof.

6.5	Indemnification of Officers and Directors.

(a)
For a period of six (6) years from and after the Closing, to the extent not prohibited by applicable Law, Buyer shall cause the Acquired Companies to continue to honor their obligations (as set forth in their respective Organizational Documents as of the Execution Date) with respect to the exculpation and indemnification of, and the advancement of expenses to, any current or former officers, managers, partners, members or directors of the Acquired Companies as of the Closing Date (collectively, the “Covered Persons”) arising or resulting from any actions or omissions of the Covered Persons on or prior to the Closing Date in accordance with the terms of the respective Organizational Documents, it being understood that the consummation of the transactions contemplated by this Agreement shall not modify such rights.

(b)
In the event an Acquired Company or any of its successors or assigns consolidates or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or converts into any other Person or transfers all or substantially all of its assets to any Person, then, and in each such case, Buyer shall cause such Acquired Company to make proper provision so that the successors and assigns of such Acquired Company shall assume the obligations set forth in this Section 6.5.

(c)
The obligations under this Section 6.5 from and after the Closing Date shall not be terminated or modified in such a manner as to adversely affect any of the Covered Persons without the consent of such Person (it being expressly agreed that each of the Covered Persons is intended to be a third party beneficiary of this Section 6.5 with full rights of enforcement as if a party hereto). The rights of each Covered Person hereunder shall be in addition to any other rights the Covered Persons may have under the Organizational Documents of the Acquired Companies, under any and all indemnification agreements of or entered into by the Acquired Companies, or applicable Law (whether at law or in equity).

6.6	Update Information.
From the Execution Date until two (2) Business Days prior to the Closing Date, if Sellers have Knowledge of any matter or matters first occurring after the Execution Date that the Sellers believe, individually or in the aggregate, cause the conditions to Closing set forth in Section 8.2(b) or Section 8.2(d) to fail to be satisfied, then Sellers’ Representative shall notify Buyer in writing of such matter or matters (including by providing amendments to the Disclosure Schedules), along with written acknowledgment from Sellers’ Representative that such matter or matters would cause the conditions to Closing set forth in Section 8.2(b) or Section 8.2(d) to fail to be satisfied (each, a “DS Update”), in which case Buyer shall have the right to terminate this Agreement pursuant to Section 10.1(e), or (subject to the satisfaction (or waiver) of the other conditions set forth in Sections 8.1 and 8.2) proceed with the Closing. For avoidance of doubt, Sellers shall not be permitted to provide a DS Update with regard to any matter other than any matter occurring after the date hereof that Sellers’ Representative acknowledges in writing, individually or in the aggregate, causes the condition set forth in Section 8.2(b) or Section 8.2(d) to fail to be satisfied. If Buyer does not exercise such termination right within five (5) Business Days after receipt of such notice from Sellers’ Representative, then such DS Update shall be deemed for all purposes under this Agreement, including for purposes of determining whether the conditions to Closing set forth in Section 8.2(b) and Section 8.2(d) have been satisfied, to have amended the Disclosure Schedules as of the Execution Date and to have cured any misrepresentation or breach of representation, warranty or covenant that otherwise would have existed hereunder by reason of any facts, events, circumstances or occurrences disclosed in such DS Update; provided, that if Sellers’ Representative provides Buyer with a DS Update within two (2) Business Day prior to the Closing, then the Closing Date shall be automatically extended by three (3) Business Days in order for Buyer to make a determination as to whether it desires to exercise its termination right hereof.

6.7	R&W Insurance Policy.
The Parties acknowledge that obtaining the R&W Insurance Policy is a material inducement to each of the Parties’ entering into the transactions contemplated by this

Agreement. Notwithstanding the foregoing, for the avoidance of doubt, Buyer acknowledges and agrees that obtaining the R&W Insurance Policy is not a condition to the Closing, and Buyer shall remain obligated, subject only to the satisfaction or waiver of the conditions set forth in Article VIII, to consummate the transactions contemplated by this Agreement regardless of whether the R&W Insurance Policy becomes effective. From and after the Execution Date, Buyer shall use Commercially Reasonable Efforts to fully comply with the R&W Conditional Binder such that the R&W Insurance Policy will become effective as of the Execution Date.

6.8	Removal of Trade Names.

(a)
As soon as practicable following the Closing, but in no event later than sixty (60) days after Closing, Buyer shall, and shall cause the Acquired Companies to, cease and permanently discontinue any and all uses of the names “EIF”, “WGL” and “Vega” and any trade name, trademark, service mark, logo or internet domain comprising the foregoing, and all derivatives and formulations thereof as used by Sellers and the Acquired Companies in connection with the conduct of the Business (“Seller Names and Marks”) and any colorable imitations thereof, and remove or cover all Seller Names and Marks from, or destroy, any publications, signage, corporate letterhead, invoices, stationery, business cards, marketing materials, website content or other materials in any Acquired Company’s possession or under any Acquired Company’s control bearing any of the Seller Names and Marks, and upon written request by any Seller, provide such Seller with written confirmation thereof.

(b)
In no event shall Buyer or any of its Affiliates use any of the Seller Names and Marks after the Closing in any manner or for any purpose different from the use of such Seller Names and Marks by the Acquired Companies preceding the Closing, and neither Buyer nor any of its Affiliates shall affix any of the Seller Names and Marks or any colorable imitations thereof on any publications, signage, corporate letterhead, invoices, stationery, business cards, marketing materials, website content or other materials that are created or produced after the Closing.

(c)
Buyer expressly acknowledges and confirms that Buyer shall not receive any right, title or interest in or to the Seller Names and Marks, except the limited right to use Seller Names and Marks as provided above for the sole purpose of permitting Buyer to complete the phase out of such use in strict compliance with this Section 6.8.

6.9	Further Assurances.
Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at the request of any Party, and without further consideration, the other Party (or Parties) shall execute and deliver to the requesting Party such other instruments of sale, transfer, conveyance, assignment and confirmation and provide such materials and information and take such other actions and execute and deliver such other documents as the requesting Party may reasonably request in order to consummate and make effective the transactions contemplated by this Agreement.

6.10	Termination of Tax Sharing Agreements.
Sellers shall terminate, or cause to be terminated, any and all Tax sharing, allocation, indemnity or similar agreements (other than any such agreements that were entered into in the ordinary course of business, the primary purpose of which is not Taxes) between any of the Acquired Companies, on the one hand, and any other Person (other than an Acquired Company), on the other hand, prior to the Closing so that, from and after the Closing, no Acquired Company shall be bound by or obligated to make any payment pursuant to any such agreement.

6.11	Exclusivity.

(a)
From the Execution Date until the earlier of the Closing Date or the earlier termination of this Agreement pursuant to Article X, each Seller agrees not to, and to direct or cause its Affiliates, the Acquired Companies and their respective Representatives not to, directly or indirectly, take any of the following actions:

(i)
initiate, solicit, encourage, consider or accept in any way any inquiry, offer or proposal from, or submit any proposal to, any Person or group of Persons other than Buyer, its Affiliates and any of its and their respective Representatives relating to (A) the sale, purchase, acquisition, disposition, lease or exchange (whether by transfer, merger, consolidation or other means) of (1) all or a portion of such Seller’s direct or indirect ownership interest in any applicable Acquired Company, including the Acquired Interests, or (2) any other equity interests in or the assets of any applicable Acquired Company to any Person or group of Persons other than Buyer or any of its Affiliates; (B) the issuance or acquisition of any shares of capital stock or other equity securities in the Acquired Companies; (C) any financing transaction of any kind, other than routine lending arrangements in the ordinary course of the applicable Acquired Companies’ business consistent with past practice; (D) any merger, consolidation, restructuring, recapitalization, equity exchange, liquidation, dissolution or similar transaction involving any Acquired Company; or (E) any other transaction that would require Sellers to abandon the transactions contemplated by this Agreement (each, an “Acquisition Proposal”);

(ii)
participate in any negotiations or discussions with, or furnish any assistance or non-public information to, any Person or group of Persons other than Buyer and its Representatives regarding any Acquisition Proposal; or

(iii)	enter into any agreement or understanding, whether oral or in writing, to effect an Acquisition Proposal.

(b)
In addition to the other obligations under this Section 6.11, each Seller shall, as promptly as practicable, advise Buyer orally (in any event, within one (1) Business Day) and in writing (in any event, within three (3) Business Days) after receipt by such Seller of any written Acquisition Proposal, the material terms and conditions of such written Acquisition Proposal and the identity of the Person making the same. Each Seller agrees that the rights and remedies for noncompliance with this Section 6.11 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and its Affiliates and that money damages would not provide an adequate remedy to Buyer and its Affiliates.

(c)
Subject to compliance with Section 6.1, the Parties agree that nothing in this Section 6.11 will limit or restrict (i) any Seller or any of its Affiliates from engaging in the ordinary course of business for the Acquired Companies consistent with past practices (which may include dealing with financing parties in connection with the EIF Meade Credit Facility or with the Operator in matters unrelated to an Acquisition Proposal) or (ii) any Seller’s or any of its Affiliates’ discussions with its Representatives.

6.12	Records.
To the extent not already in the possession of the Acquired Companies as of the Closing, each Seller shall, and shall cause any of their respective Affiliates or Representatives to, make available to Buyer promptly following Closing, originals or, to the extent not available, copies of all of the Records in its possession.

6.13	Financing Cooperation.
Prior to the Closing, each Seller shall cause the applicable Acquired Companies of such Seller and shall use Commercially Reasonable Efforts to cause its and their respective Representatives, including legal and accounting advisors, to provide Buyer with commercially reasonable cooperation in connection with the arrangement of the Debt Financing as may be reasonably requested by Buyer and that is customary in connection with a financing comparable to the Debt Financing, including using Commercially Reasonable Efforts in: (a) providing relevant information to assist Buyer and the Financing Sources with the preparation of materials for rating agency presentations and lender presentations relating to the Debt Financing (including with respect to presence or absence of material non-public information and the accuracy of the information contained therein); (b) providing and delivering documents in the possession of such Seller or any applicable Acquired Company of such Seller; (c) requesting and making reasonable efforts to obtain from the Operator and provide to Buyer such documents otherwise available to such Seller or applicable Acquired Company pursuant to the terms of the C&O Agreements or the O&M Agreement (provided that the Parties acknowledge and agree that except as otherwise provided under the C&O Agreements and the O&M Agreement, the Operator is under no express obligation to provide any such information); or (d) executing any documents as may be reasonably requested by Buyer and reasonably necessary in connection with the Debt Financing with respect to documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act; and (e) furnishing Buyer and the Financing Sources identified by Buyer as promptly as reasonably practicable with financial, business, and other pertinent information regarding the applicable Acquired Companies of such Seller as may be reasonably requested by Buyer and reasonably necessary in connection with the Debt Financing (including as promptly as practicable but in no event later than sixty (60) days after the end of the applicable quarter, the unaudited balance sheets and related statements of income and cash flows of the applicable Acquired Companies of such Seller for each subsequent fiscal quarter (or year to date period) after June 30, 2019). Each Seller hereby consents to the use of its and the applicable Acquired Companies of such Seller’s logos in connection with the Debt Financing; provided that such logos are used in a manner that is not intended to nor reasonably likely to harm or disparage any Seller or any Acquired Company. No Seller shall be required to take any action that would result in any liability or obligation of an applicable Acquired Company of such Seller prior to the Closing, or any further liability or obligation of such Seller. Notwithstanding anything herein to the contrary, Buyer’s failure to obtain the Debt Financing shall not relieve Buyer of its obligation to consummate the transactions contemplated by this Agreement whether or not the Debt Financing is available. Buyer shall reimburse each Seller for such Seller’s reasonable, documented out of pocket expenses actually incurred by such Seller in complying with this Section 6.13. In no event shall any Seller, any of the applicable Acquired Companies of such Seller or any of its or their respective Representatives have any liability to Buyer or any other Person (including any Financing Source) under this Section 6.13 except to the extent of their gross negligence or willful misconduct or Fraud, and Buyer hereby releases and agrees to defend, indemnify and hold harmless each Seller, the applicable Acquired Companies of such Seller and each of its and their respective Representatives from any and all such liability.
ARTICLE VII.
TAX MATTERS

7.1	Tax Returns; General Provisions.
Except with respect to Taxes subject to Section 7.3:

(a)
The applicable Sellers shall prepare Tax Returns of or with respect to the Acquired Companies required to be filed after the Closing Date for all taxable periods ending on or prior to the Closing Date (each such period a “Pre-Closing Tax Period”) on a basis consistent with past practice, except to the extent otherwise required by Law. Reasonably in advance of the filing date for any such Tax Return (which in the case of a Tax Return that relates to income Taxes, shall not be later than thirty (30) days prior to such filing), the applicable Sellers shall deliver a copy of such Tax Return, together with all supporting documentation and work papers, to Buyer for review and reasonable comment. The applicable Sellers shall consider in good faith any comments on such Tax Returns, and Buyer and Sellers’ Representative shall work to come to an agreement on any disputed items. Buyer will cause such Tax Return to be timely filed and the payment of Taxes timely paid to the appropriate Tax Authority and will provide a copy to Sellers’ Representative. Subject to Section 9.5(b)(i), not later than five (5) days prior to the due date for the payment of Taxes shown as due on each Tax Return for a Pre-Closing Tax Period, Buyer and Sellers’ Representative shall submit a Joint Direction to the Escrow Agent to release to (or at the direction of) Buyer by wire transfer of immediately available funds from the Indemnity Escrow Account the amount of such Taxes shown as due on the applicable Tax Return, taking into account any estimated Tax payments made by the Acquired Companies to the relevant Tax Authority on or before the Closing Date for any such period.

(b)
Buyer shall prepare all Tax Returns of or with respect to the Acquired Companies covering taxable periods beginning on or before the Closing Date and ending after the Closing Date (each a “Straddle Period”) on a basis consistent with past practice, except to the extent otherwise required by Law. Reasonably in advance of filing any such Tax Return (which in the case of a Tax Return that relates to income Taxes, shall not be later than thirty (30) days prior to such filing), Buyer shall deliver a copy of such Tax Return, together with all supporting documentation and workpapers, to Sellers’ Representative for Sellers’ review and reasonable comment. Buyer shall consider in good faith any comments on such Tax Returns, and Buyer and Sellers’ Representative shall work to come to an agreement on any disputed items. Buyer shall cause each such Tax Return to be filed timely and payment of Taxes to be timely paid with the appropriate Tax Authority and will provide a copy thereof to Sellers’ Representative. Subject to Section 9.5(b)(i), not later than five (5) days prior to the due date for the payment of Taxes with respect to each Tax Return for a Straddle Period, Buyer and Sellers’ Representative shall submit a Joint Direction to the Escrow Agent to release to (or at the direction of) Buyer by wire transfer of immediately available funds from the Indemnity Escrow Account the amount of such Taxes which are apportioned to the period ending on the Closing Date in accordance with this Agreement shown as due on such Tax Return, taking into account any estimated Tax payments made by the Acquired Companies to the relevant Taxing Authority on or before the Closing Date for any such period.

(c)
For purposes of this Agreement, in the case of any Straddle Period, the amount of any Taxes of the Acquired Companies apportioned to the portion of the Straddle Period ending on the Closing Date (the “Interim Tax Period”) shall be (i) with respect to Taxes other than income Taxes, sales and use Taxes, withholding Taxes and value added Taxes, the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in such Interim Tax Period and the denominator of which is the number of days in such Straddle Period, and (ii) with respect to income Taxes, sales and use Taxes, withholding Taxes and value added Taxes, the amount of Taxes that would be due with respect to the Interim Tax Period as if such Interim Tax Period were a separate taxable period (that is, shall be determined based on an interim closing of the books as of the end of the day on the Closing Date, and for such purposes, the taxable period of any partnership, controlled foreign corporation or other pass-through entity in which an Acquired Company holds a beneficial interest will be deemed to terminate at such time); provided, however, that (A) any item determined on an annual or periodic basis (such as deductions for depreciation or real estate Taxes) shall be apportioned on a daily basis, and (B) no portion of any Taxes attributable to any transaction undertaken by an Acquired Company outside of the ordinary course of business (other than transactions contemplated by this Agreement or directed by Sellers prior to Closing) occurring after the Closing on the Closing Date shall be apportioned to the Interim Tax Period.

(d)
To the extent an election under Section 754 of Code is not already in effect for the Company or EIF Vega and its taxable year ends on the Closing Date, the applicable Sellers shall cause the Company or EIF Vega, as the case may be, to make the election under Code Section 754 in accordance with Treasury Regulation Section 1.754-1(b) to be effective for the taxable period of the Company or EIF Vega, as the case may be, that includes the Closing Date.

(e)
Neither Party shall amend or re-file, or cause or permit any of the Acquired Companies to amend or re-file, or request or agree to any waiver or extension of the statute of limitations or any period for the assessment or collection of any Tax for any period relating to any Pre-Closing Tax Period or Straddle Period without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

7.2	Cooperation.
Buyer and the applicable Sellers shall cooperate fully, and Buyer shall cause the Acquired Companies to cooperate fully, as and to the extent reasonably requested by the other Party (or Parties), in connection with the preparation and filing of Tax Returns pursuant to this Article VII and any audit, litigation or other proceeding (each, a “Tax Proceeding”) with respect to such Tax Returns and Taxes related to such Tax Returns. Such cooperation shall include access to, the retention and (upon the other Party’s (or Parties’) request) the provision of records and information that are reasonably relevant to any such Tax Return or Tax Proceeding, and the making available of employees on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Sellers further agree, upon request, to use Commercially Reasonable Efforts to obtain any certificate or other document from any Tax Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated by this Agreement).

7.3	Transfer Taxes.

(a)
Subject to Section 9.5(b)(ii), Sellers shall be responsible for and pay all transfer, sales, use, stamp, registration or other similar Taxes, if any, including, for the avoidance of doubt, (i) any Pennsylvania Realty Transfer Taxes or other Taxes imposed under 61 PA Code Chapter 91 (“PA Taxes”), resulting from the transactions contemplated by this Agreement and (ii) any PA Taxes imposed upon the transfer of the Pipeline Interests by Operator to Buyer occurring after the Closing (collectively, “Transfer Taxes”).  Buyer and Sellers shall cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes. Subject to Section 7.3(c), Sellers’ Representative shall prepare Tax Returns, if any, for or with respect to Transfer Taxes, including any amendments thereto (“Transfer Tax Returns”). No later than five (5) Business Days prior to the due date (including extensions) of any Transfer Tax Return to be filed hereunder (including, for the avoidance of doubt, any PA Transfer Tax Return), Sellers’ Representative shall deliver a copy of any such Transfer Tax Return, together with all supporting documentation and work papers, to Buyer for review and reasonable comment. Sellers’ Representative shall consider in good faith any such comments. Prior to Closing, Sellers’ Representative shall deliver signed PA Transfer Tax Returns to Morgan, Lewis & Bockius LLP, as escrow agent under the Transfer Documents Escrow Agreement, for filing in connection with the recording of the Transfer Documents.

(b)
At the Closing, a portion of the Purchase Price shall be paid to the Title Company in the aggregate amount of the Transfer Taxes shown as due on each PA Transfer Tax Return (collectively, the “Filed PA Transfer Tax Returns”) and the amount of all recording fees, to be held in escrow until such Transfer Taxes and recording fees are paid to the Department and/or the relevant county recorder of deeds in connection with the recording of the Transfer Documents (such amount, the “Closing Transfer Tax Amount”) in accordance with Section 2.2(d)(ii). Buyer shall arrange with the Title Company for the payment of all such Transfer Taxes and recording fees from the Closing Transfer Tax Amount.

(c)
Prior to the Closing Date, Sellers shall obtain the PA Transfer Tax Opinion specified in Section 8.2(f). The fees and expenses incurred in obtaining the PA Transfer Tax Opinion shall be borne by Buyer subject to the Maximum Transfer Taxes Legal Fees Amount. The Filed PA Transfer Tax Returns shall be prepared in a manner consistent with the PA Transfer Tax Opinion. Any PA Transfer Tax Return with respect to any property for which an exemption from PA Taxes is being claimed shall include specific reference to the applicable exemption claimed on such Filed PA Transfer Tax Return.

(d)
Sellers’ Representative shall seek a Transfer Tax letter ruling from the Pennsylvania Department of Revenue (the “Department”) addressing that (i) the portion of the Pipeline Interests constituting mains and equipment will not be treated as taxable “real estate” for purposes of the PA Taxes and (ii) the portion of the Pipeline Interests constituting easements and rights-of-way will be treated as easements granted to a person furnishing public utility service, for use in, or useful for, furnishing public utility services, and the assignment of such easements and rights-of-way will be treated as an excluded transaction for purposes of the PA Taxes (a “Realty Transfer Tax Ruling”).  The request for the Realty Transfer Tax Ruling shall include the fact that the Company leases its rights in the Pipeline Interests to Operator and Operator utilizes such Pipeline

Interests in the provision of transportation and public utility services. Prior to filing a request for a Realty Transfer Tax Ruling, Sellers’ Representative shall provide Buyer with a draft of such Realty Transfer Tax Ruling request for Buyer’s review and reasonable comment. Sellers’ Representative shall consider in good faith any such comments, and shall incorporate Buyer’s reasonable comments involving the accuracy of the facts and representations included in the ruling request. The fees and expenses incurred in seeking the Realty Transfer Tax Ruling shall be borne by Buyer subject to the Maximum Transfer Taxes Legal Fees Amount.

(e)
If, upon receipt of a Realty Transfer Tax Ruling, such Realty Transfer Tax Ruling supports a refund of a portion of the PA Taxes liability reported on the Filed PA Transfer Tax Returns, Sellers’ Representative shall prepare and Buyer shall file amended Transfer Tax Returns or any other any supplemental filings necessary to request a refund of the excess PA Taxes paid. Any such refund shall be for the account of the Sellers and shall be paid to Sellers Representative by the Company within five (5) Business Days of receipt such refund.

(f)	Transfer Tax Escrow Release.

(i)
If, upon receipt of a Realty Transfer Tax Ruling, such Realty Transfer Tax Ruling supports the Transfer Taxes liability reported on the Filed PA Transfer Tax Returns, then Sellers shall be entitled to receive, by wire transfer of immediately available funds from the Transfer Tax Escrow Account in accordance with instructions delivered by Sellers’ Representative in accordance with the terms of the Transfer Tax Escrow Agreement, an amount equal to the amount, if any, by which the remaining Transfer Tax Escrow Funds exceed Two Million Dollars ($2,000,000).

(ii)
If, upon receipt of a Realty Transfer Tax Ruling, such Realty Transfer Tax Ruling supports a refund of a portion of the Transfer Taxes liability reported on the Filed PA Transfer Tax Returns, then Sellers shall be entitled to receive, by wire transfer of immediately available funds from the Transfer Tax Escrow Account in accordance with instructions delivered by Sellers’ Representative in accordance with the terms of the Transfer Tax Escrow Agreement, an amount equal to the amount, if any, by which the remaining Transfer Tax Escrow Funds exceed Two Million Dollars ($2,000,000).

(iii)
If, upon receipt of a Realty Transfer Tax Ruling, such Realty Transfer Tax Ruling requires the payment of an amount of Transfer Taxes greater than the amount of Transfer Taxes reported on the Filed PA Transfer Tax Returns, then Buyer and Sellers’ Representative shall submit a Joint Direction to the Escrow Agent to release to Buyer for payment to the Department and/or the relevant county recorder of deeds, by wire transfer of immediately available funds from the Transfer Tax Escrow Account an amount equal to the amount by which the amount that the Transfer Taxes required to be paid pursuant to the Realty Transfer Tax Ruling exceeds the amount of Transfer Taxes paid by the Sellers pursuant to the Filed PA Transfer Tax Returns, and thereafter Sellers shall be entitled to receive, by wire transfer of immediately available funds from the Transfer Tax Escrow Account in accordance with instructions delivered by Sellers’ Representative in accordance with the terms of the Transfer Tax Escrow Agreement, an amount equal to the amount, if any, by which the remaining Transfer Tax Escrow Funds (after the disbursement contemplated immediately above) exceed Two Million Dollars ($2,000,000).

(iv)
The remaining amount held in the Transfer Tax Escrow Account will continue to be held and disbursed by the Escrow Agent pursuant to the terms of the Transfer Tax Escrow Agreement and subject to Section 9.5(b)(ii).

(g)
If the Realty Transfer Tax Ruling or a Tax Proceeding requires determination of the relative values of each of the Pipeline Interests for purposes of allocating Transfer Taxes among the Pipeline Interests (the “Transfer Tax Valuation”), then Buyer and Sellers’ Representative shall attempt in good faith to agree upon the Transfer Tax Valuation. If Buyer and Sellers’ Representative are unable to reach such agreement within fifteen (15) days after receipt of the Realty Transfer Tax Ruling or notice of the Tax Proceeding, then Buyer and Sellers’ Representative shall jointly engage Duff & Phelps or another firm with no prior material relationship with Buyer, Sellers or their respective Affiliates that is mutually agreed upon by Buyer and Sellers’ Representative (the “Transfer Tax Valuation Firm”) to determine the Transfer Tax Valuation, and in connection with such engagement, Buyer and Sellers’ Representative shall provide all information and documentation requested by the Transfer Tax Valuation Firm. The Transfer Tax Valuation shall be binding on the Parties. The fees and expenses of the Transfer Tax Valuation Firm shall be borne one-half by Sellers and one-half by Buyer.

(h)
Buyer shall provide Sellers’ Representative with written notice of any inquiries, audits, examinations or proposed adjustments by the IRS or any other Tax Authority, which relate to any Transfer Taxes. Sellers shall have the sole right to represent the interests of the Acquired Companies in any Tax Proceeding relating to any Transfer Taxes, and to take any actions in connection with such Tax Proceeding; provided, that without Buyer’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), Sellers shall not settle any Tax Proceeding relating to Transfer Taxes that would cause the Company or Buyer to incur a liability for Transfer Taxes in excess of the then-current Transfer Tax Escrow Funds. Buyer shall have the right to participate in, but not direct, the prosecution or defense of such Tax Proceeding at Buyer’s sole expense.

7.4	Tax Proceedings.
Except with respect to Taxes subject to Section 7.3, after the Closing:

(a)
Buyer shall provide Sellers’ Representative with written notice of any inquiries, audits, examinations or proposed adjustments by the IRS or any other Tax Authority, which relate to any Pre-Closing Tax Period or Straddle Period. Sellers shall have the sole right to represent the interests of the Acquired Companies in any Tax Proceeding relating to any Pre-Closing Tax Period or Straddle Period, and to take any actions in connection with such Tax Proceeding. Buyer shall have the right to participate in, but not direct, the prosecution or defense of such Tax Proceeding at Buyer’s sole expense.

(b)
Sellers shall not settle any Tax Proceeding (i) with respect to a Straddle Period or (ii) the settlement of which could reasonably be expected to have an effect on any other Tax period ending after the Closing Date, without the written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)
Buyer shall have the right to control all other Tax Proceedings of the Acquired Companies. Buyer shall obtain the written consent of the applicable Sellers (which consent shall not be unreasonably withheld, conditioned or delayed) prior to the settlement of any such Tax Proceeding that could reasonably be expected to have an effect on a Pre-Closing Tax Period.

7.5	Tax Classification; Purchase Price Allocations.

(a)
The Parties agree that the transactions contemplated hereby will be treated for U.S. federal income Tax purposes as (i) a purchase of assets by Buyer and (ii) a sale of a partnership interest by each of EIF, VED II, VED I, WGLM and COG  as provided in Revenue Ruling 99-6, 1999-1 C.B. 432 (Situation 2). The Parties agree not to take any position on any Tax Return or in any administrative or judicial proceeding relating to the Tax reporting of the transactions under this Agreement that is inconsistent with this Section 7.5(a) for U.S. federal income Tax purposes unless otherwise required by a change in law occurring after the Execution Date, a closing agreement with an applicable Tax Authority or a final Order of a court of competent jurisdiction.

(b)
The Purchase Price (as adjusted pursuant to Section 9.7) and other relevant items for Tax purposes shall be allocated among Sellers in accordance with the Base Purchase Price Allocation set forth in Exhibit E. In addition, the Purchase Price shall be allocated among the assets of the Acquired Companies such that, following determination of the Final Purchase Price, (i) the sum of Company Net Working Capital, EIF Meade Net Working Capital and EIF Vega Net Working Capital shall be allocated to Class I and Class II, and (ii) any remaining value shall be allocated to Class III, in each case based on the determination of such classes in accordance with the principles set forth in Section 1060 of the Code and the U.S. Treasury Regulations promulgated thereunder.
ARTICLE VIII.
CONDITIONS TO OBLIGATIONS

8.1	Conditions to the Obligations of the Parties.
The obligations of each Seller and Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of the Parties:

(a)
No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Order or Law which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof, and no action shall have been commenced by any Governmental Authority for the purpose of obtaining any such Order, and no written notice shall have been received from any Governmental Authority indicating an intent to restrain, prevent, materially delay, or restructure the transactions contemplated hereunder; and

(b)	All applicable waiting periods (and any extensions thereof) under the HSR Act and other applicable Laws shall have expired or been terminated.

8.2	Conditions to Obligations of Buyer.
The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by Buyer:

(a)
Each Seller or Sellers’ Representative, on behalf of Sellers, as applicable, shall have delivered (or shall be ready, willing and able to deliver) to Buyer all agreements, instruments and documents required to be delivered by such Seller pursuant to Section 2.4(b);

(b)
Each of (i) the representations and warranties made by each Seller in Article III and by Sellers in Article IV (other than the Seller Fundamental Representations) (without regard to any Material Adverse Effect or materiality qualifications set forth in any such representations and warranties) shall be true, correct and complete as of the Closing Date as though made at and as of such time (other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the Execution Date), which need only be true, correct and complete as of such date or time), except to the extent that any and all failures of such representations and warranties to be so true, correct and complete as of the Closing Date, taken as a whole, would not have a Material

Adverse Effect, and (ii) the Seller Fundamental Representations shall be true, correct and complete in all respects as of the Closing Date as though made at and as of such time (other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the Execution Date), which need only be true, correct and complete as of such date or time);

(c)
Each Seller shall have performed or complied, in all material respects, with all of the covenants and agreements required by this Agreement to be performed or complied with by such Seller at or before the Closing;

(d)	No Material Adverse Effect shall have occurred since the Financial Statement Date and be continuing;

(e)
Sellers’ Representative shall have delivered to Buyer a duly executed certificate dated as of the Closing Date, representing that the conditions specified in Section 8.2(b), Section 8.2(c) and Section 8.2(d) have been fulfilled with respect to each Seller;

(f)
Sellers’ Representative shall have delivered a written Tax or legal opinion of Reed Smith LLP (a “PA Transfer Tax Opinion”) stating that the applicable Tax Authority is more likely than not to respect the positions taken on the PA Transfer Tax Returns that Seller Representative proposes to have filed by the Company regarding (A) the portion of the Pipeline Interests constituting mains and equipment that will not be treated as taxable “real estate” for purposes of the PA Taxes and (B) the portion of the Pipeline Interests constituting easements and rights-of-way will be treated as easements granted to a person furnishing public utility service, for use in, or useful for, furnishing public utility services, and the assignment of such easements and rights-of-way will be treated as an excluded transaction for purposes of the PA Taxes, and with respect to each of the analysis on each of the issues described in clauses (A) and (B), the PA Transfer Tax Opinion shall consider the fact that the Company leases its rights in the Pipeline Interests to Operator and Operator utilizes such Pipeline Interests in the provision of transportation and public utility services; and

(g)
(i) the Transfer Documents Escrow Agreement shall be in full force and effect, (ii) no proceeding or action shall have been commenced by any Acquired Company, any Seller or any Affiliate of any Seller seeking to invalidate the Transfer Documents Escrow Agreement, and (iii) the Company shall not have asserted in writing that the Transfer Documents Escrow Agreement or any provisions thereof are invalid, not binding or in any manner unenforceable.

8.3	Conditions to the Obligations of Sellers.
The obligation of each Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by such Seller:

(a)
Buyer shall have delivered (or shall be ready, willing and able to deliver) to Sellers’ Representative all agreements, instruments and documents required to be delivered by Buyer pursuant to Section 2.4(c);

(b)
Each of (i) the representations and warranties made by Buyer in Article V (other than Buyer Fundamental Representations) (without regard to any material adverse effect or materiality qualifications set forth in any such representations and warranties) shall be true, correct and complete in all material respects as of the Closing Date as though made at and as of such time (other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the Execution Date), which need only be true, correct and complete as of such date or time), except to the extent that any and all failures of such representations and warranties to be so true, correct and complete as of the Closing Date, taken as a whole, would not have a material adverse effect on Buyer’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, and (ii) the Buyer Fundamental Representations shall be true, correct and complete in all respects as of the Closing Date as though made at and as of such time (other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the Execution Date), which need only be true, correct and complete as of such date or time);

(c)
Buyer shall have performed or complied, in all material respects, with all of the covenants and agreements required by this Agreement to be performed or complied with by Buyer on or before the Closing; and

(d)
Buyer shall have delivered to Sellers’ Representative a duly executed certificate dated as of the Closing Date, representing that the conditions specified in Section 8.3(b) and Section 8.3(c) have been fulfilled.

ARTICLE IX.
INDEMNIFICATION

9.1	Survival of Representations, Warranties and Covenants.

(a)
The representations and warranties of each Seller made in this Agreement (or in any certificate delivered in connection herewith) shall survive until the Closing Date, whereupon they shall expire as of the Closing; provided, however, notwithstanding anything in the foregoing to the contrary, claims based on Fraud shall survive indefinitely after the Closing Date.

(b)
The representations and warranties of Buyer made in this Agreement (or in any certificate delivered in connection herewith) shall survive the Closing for the applicable statute of limitations following the Closing Date.

(c)	All waivers, disclaimers and limitations of each Seller’s liability in this Agreement shall survive the Closing Date indefinitely.

(d)	All covenants and agreements of any Party set forth in this Agreement to be fully performed before the Closing Date shall survive until the Closing Date, whereupon they shall expire as of the Closing.

(e)
All covenants and agreements of any Party set forth in this Agreement other than those addressed in Section 9.1(d) shall survive the Closing Date until fully performed in accordance with their terms; provided, however, that any of the Parties’ respective covenants and agreements which contain express survival periods or contemplate future performance or obligations shall survive the Closing Date for the period provided in accordance with their express terms; provided, further, that:

(i)
Each of the covenants and agreements of Sellers in Section 7.3 and Sellers’ indemnification obligations under Section 9.2(a)(i) shall survive the Closing Date until the earlier to occur of the date that is forty-eight (48) months after the Closing Date and the date on which the Transfer Tax Escrow Funds are reduced to Zero Dollars ($0), whereupon such covenants and agreements shall expire;

(ii)
Each of the covenants and agreements of Sellers in this Agreement other than those in Section 7.3 and Section 2.3(d), and Sellers’ indemnification obligations under Section 9.2(a)(ii) and Section 9.2(a)(iii)(B), shall survive the Closing Date until the earlier to occur of the date that is eighteen (18) months after the Closing Date and the date on which the Indemnity Escrow Funds are reduced to Zero Dollars ($0), whereupon such covenants, agreements and obligations shall expire;

(iii)
Sellers’ indemnification obligations under Section 9.2(a)(iii)(A) shall survive the Closing Date until the earlier to occur of the date that is twenty-four (24) months after the Closing Date and the date on which the Indemnity Escrow Funds are reduced to Zero Dollars ($0), whereupon such obligations shall expire; and

(iv)	Each of the covenants and agreements of Sellers in Section 2.3(d) shall survive the Closing Date in accordance with Section 2.3(d), whereupon such covenants and agreements shall expire.

(f)
No Party shall have any liability for indemnification claims made under this Article IX with respect to any representation, warranty, covenant or agreement unless a written notice of such claim (describing in reasonable detail the claim, including an estimate of Losses attributable to such claim) is provided prior to the expiration of any applicable survival period for such representation, warranty, covenant or agreement (or associated indemnity claim) provided in this Section 9.1.

(g)
Notwithstanding anything to the contrary in this Agreement, the survival period set forth in this Section 9.1 shall not affect or otherwise limit any claim made or available under the R&W Insurance Policy.

9.2	Indemnification.

(a)
Subject to the provisions of this Agreement, including this Article IX, from and after the Closing, each Seller shall indemnify, defend and hold harmless Buyer, Buyer’s Affiliates (which includes, for the avoidance of doubt, the Acquired Companies from and after the Closing) and its and their respective Representatives (collectively, the “Buyer Indemnified Parties”) from and against all Losses that the Buyer Indemnified Parties incur arising from or out of:

(i)	any breach or failure to perform by such Seller of its obligation to pay Transfer Taxes pursuant to Section 7.3;

(ii)
any breach or failure to perform by such Seller of any covenant or obligation of such Seller in this Agreement other than (A) the obligation to pay Transfer Taxes pursuant to Section 7.3 and (B) any obligation under Section 2.3(d); and

(iii)
claims, causes of action or rights to payment asserted under or in connection with (A) the Contract entered into between the Operator and Welded Construction, L.P. on or about August 10, 2016 (the “Welded Claims”) or (B) other contractors in connection with the construction of the Main Facilities prior to the Closing (the “Other Contractor Claims”).

(b)
Subject to the provisions of this Agreement, including this Article IX, from and after the Closing, Buyer shall indemnify, defend and hold harmless each Seller, each Seller’s Affiliates and its and their respective Representatives (collectively, the “Seller Indemnified Parties”) from and against all Losses that the Seller Indemnified Parties incur arising from or out of:

(i)	any breach of any representation or warranty made by Buyer in Article V (or made with respect thereto in any certificate delivered pursuant to this Agreement); and

(ii)	any breach or failure to perform of any covenant or obligation of Buyer in this Agreement.

(c)
Notwithstanding anything to the contrary herein, the Parties shall have a duty to use Commercially Reasonable Efforts to mitigate any Losses arising out of or relating to this Agreement or the transactions contemplated hereby.

9.3	Indemnification Procedures.
Claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a)
Any Buyer Indemnified Party or Seller Indemnified Party claiming indemnification under this Agreement (an “Indemnified Party”) with respect to any claim asserted against the Indemnified Party by a Third Party (a “Third-Party Claim”) in respect of any matter that is subject to indemnification under Section 9.2 shall promptly (i) notify (A) in the case of a Buyer Indemnified Party, Sellers’ Representative or (B) in the case of a Seller Indemnified Party, Buyer (the Party notified under either (A) or (B), an “Indemnifying Party”) of the Third-Party Claim and (ii) transmit to the Indemnifying Party a written notice (a “Claim Notice”) describing in reasonable detail the nature of the Third-Party Claim, a copy of all papers served with respect to such Third-Party Claim (if any), the Indemnified Party’s reasonable estimate of the amount of Losses attributable to the Third-Party Claim and the basis of the Indemnified Party’s request for indemnification under this Agreement. Failure to timely provide such Claim Notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is materially prejudiced by such delay or omission. If a Third-Party Claim relates exclusively to any Seller or Sellers other than the Seller that is serving as Sellers’ Representative, Sellers’ Representative may, upon written notice delivered to the Indemnified Party and executed by one or more such other Sellers, elect to substitute such other Seller or Sellers as the Indemnifying Party handling or controlling the defense with respect to such Third-Party Claim.

(b)
The Indemnifying Party shall have the right to control the defense of the Indemnified Party against such Third-Party Claim in accordance with and subject to the following; provided that, prior to the Indemnifying Party assuming control of such defense, the Indemnifying Party, shall first verify to the Indemnified Party in writing that the Indemnifying Party shall be fully responsible for all Losses relating to such claim for indemnification to the extent indemnifiable under this Agreement and that it will provide full indemnification to the Indemnified Party with respect to such proceeding or other claim giving rise to such claim for indemnification hereunder to the extent indemnifiable under this Agreement. If the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party elects to assume the defense of the Third-Party Claim, to the extent indemnifiable under this Agreement then, subject to the following, the Indemnifying Party shall have the right to defend such Third-Party Claim at the Indemnifying Party’s sole cost and expense with counsel selected by the Indemnifying Party, by all appropriate proceedings, to a final conclusion or settlement at the discretion of the Indemnifying Party in accordance with this Section 9.3(b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnifying Party shall not be permitted to assume defense of any Third-Party Claim against an Indemnified Party for which indemnification is available hereunder (without the written consent of the Indemnified Party) if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Third Party claimant is seeking injunctive or similar relief against Buyer Indemnified Parties; or (iii) the Third Party asserting the Third-Party Claim is the Operator and the matter in dispute affects the post-

Closing operations of the Company and the Operator; provided, further, that the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement agreement without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that the Indemnified Party shall not be obligated to consent to any settlement or judgment (A) if it provides for injunctive or other nonmonetary relief affecting the Indemnified Party, (B) unless it includes as an unconditional term thereof the giving by each claimant or plaintiff to the Indemnified Party and its Affiliates of a release from all liability with respect to such Third-Party Claim, or (C) if it involves a finding or admission of any violation of Law or the rights of any Person or has an effect on any other claims that may be made against the Indemnified Party. If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to reasonably cooperate with the Indemnifying Party and its counsel in contesting any Third-Party Claim that the Indemnifying Party elects to contest, including the making of any related counterclaim against the Person asserting the Third-Party Claim or any cross complaint against any Person. The Indemnified Party may otherwise participate in, but not control, any defense or settlement of any Third-Party Claim controlled by the Indemnifying Party pursuant to this Section 9.3, and the Indemnified Party shall bear its own costs and expenses with respect to such participation unless the Indemnified Party has been advised by counsel that there could be a material conflict of interest in the case of joint representation or that there are legal defenses available to the Indemnified Party that are different (in a non de minimis way) from those available to the Indemnifying Party, in which case the Indemnified Party shall be entitled to separate counsel of the Indemnified Party’s own choosing at the Indemnifying Party’s expense.

(c)
If the Indemnifying Party does not notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9.3(b), then the Indemnified Party shall have the right to defend, and be reimbursed for its reasonable costs and expenses (but only if the Indemnified Party is entitled to indemnification hereunder) in regard to the Third-Party Claim with counsel selected by the Indemnified Party (which counsel shall be reasonably satisfactory to the Indemnifying Party), by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnified Party. In such circumstances, the Indemnified Party shall defend any such Third-Party Claim in good faith and have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into any compromise or settlement of such Third-Party Claim if indemnification is to be sought hereunder, without the Indemnifying Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(d)	Subject to the other provisions of this Article IX, in the event that an Indemnified Party determines that it has a claim for indemnifiable Losses against an

Indemnifying Party hereunder (other than as a result of a Third-Party Claim), the Indemnified Party shall give written notice thereof to the Indemnifying Party, specifying, in reasonable detail, the amount of such claim, the nature and basis of the alleged breach or act giving rise to such claim and all relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records (and, if a Seller is the Indemnifying Party, the books and records of the Acquired Companies) during normal business hours for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for indemnifiable Losses. The Indemnifying Party shall notify the Indemnified Party within thirty (30) days following its receipt of such notice and granting of such access if the Indemnifying Party disputes its liability to the Indemnified Party under this Article IX. If the Indemnifying Party does not so notify the Indemnified Party, the claim specified by the Indemnified Party in such notice shall be a liability of the applicable Indemnifying Party under this Article IX, and the Indemnifying Party shall pay the amount of such claim to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, the Indemnifying Party and the Indemnified Party shall negotiate in good faith to resolve such dispute. Promptly, and in any event within five (5) Business Days, following the final determination of the amount of indemnifiable Losses to which the Indemnified Party is entitled (whether determined in accordance with this Section 9.3(d) or by a court of competent jurisdiction), the Indemnifying Party shall pay such indemnifiable Losses to the Indemnified Party by wire transfer or certified check made payable to the order of the Indemnified Party.

(e)
In the event an Indemnified Party shall recover Losses in respect of a claim of indemnification under this Article IX, no other Indemnified Party shall be entitled to recover the same Losses in respect of a claim for indemnification.

(f)	This Section 9.3 shall not apply to Tax Proceedings, which shall be controlled by Section 7.4.

9.4	Limitations on Liability.
Notwithstanding anything to the contrary stated in this Agreement:

(a)
Except in the event of Fraud, (i) Sellers’ aggregate liability under Section 7.3 and under Section 9.2(a)(i) shall not exceed the Transfer Tax Escrow Amount; (ii) Sellers’ aggregate liability for all covenants and agreements in this Agreement (other than under Section 2.3(d) and Section 7.3) shall not exceed the Indemnity Escrow Amount; and (iii) Sellers’ aggregate liability under this Agreement after the Closing shall not exceed the sum of the Transfer Tax Escrow Amount, the Indemnity Escrow Amount and the Adjustment Escrow Amount.

(b)
The amount of any Losses subject to indemnification under this Article IX shall be reduced or reimbursed, as the case may be, by any Third Party insurance proceeds actually received by the relevant Buyer Indemnified Party or Seller Indemnified Party, as applicable, with respect to such Losses (in each case calculated net of reasonable Third Party out-of-pocket costs and expenses of such recoveries, including any deductibles paid by Buyer to obtain such insurance coverage and any costs or expenses attributable to increases in insurance premiums). Buyer and each Seller shall, and shall cause Buyer Indemnified Parties and Seller Indemnified Parties, as applicable, to, use Commercially Reasonable Efforts to collect any amounts available under such Third Party insurance coverage and from any Person alleged to have responsibility. If a Buyer Indemnified Party or Seller Indemnified Party, as applicable, receives an amount under Third Party insurance coverage or from a Third Party with respect to Losses that were the subject of indemnification under this Article IX at any time subsequent to indemnification provided hereunder, then such Buyer Indemnified Party or Seller Indemnified Party, as applicable, shall as soon as reasonably practicable reimburse Buyer or Sellers (pro rata in proportion to the percentage of such Loss paid by such Seller), as applicable, the amount that Buyer or Sellers, as applicable, would not have had to pay pursuant to this Article IX had such insurance proceeds been received prior to the making of such indemnification payment.

(c)
To the extent that a Tax Benefit is actually realized by an Indemnified Party due to Losses for which such Indemnified Party has received a payment pursuant to Section 9.2, the Indemnified Party shall refund to Indemnifying Party the amount of such Tax Benefit within a reasonable time, but in no event more than ninety (90) days, after the Tax Return reflecting such Tax Benefit is filed with the applicable Tax Authority. For purposes of this Section 9.4(c), a “Tax Benefit” means an amount by which the Tax liability of the Indemnified Party is actually reduced by a deduction, reduction of income or entitlement to refund or credit, net of any Taxes and any reasonable out-of-pocket expenses incurred by the Indemnified Party and paid to a Person unrelated to such Indemnified Party in obtaining such deduction, reduction of income, refund or credit. This Section 9.4(c) shall not be construed to require any Indemnified Party to (i) pay any amount to an Indemnifying Party the payment of which would place the Indemnified Party in a less favorable net after-Tax position than the Indemnified Party would have been in if the Losses subject to indemnification and giving rise to the Tax Benefit had not been incurred and the indemnification payments with respect to such Losses had never been paid, or (ii) make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Indemnifying Party or any other Person. An Indemnifying Party, upon the request the Indemnified Party, shall repay to the Indemnified Party the amount paid to such Indemnifying Party pursuant to this Section 9.4(c) in the event that the Indemnified Party is required to repay a related Tax Benefit to such Taxing Authority.

9.5	Recourse.

(a)
R&W Insurance. Except in the event of Fraud, Buyer or any Buyer Indemnified Party’s sole and exclusive recourse from and after the Closing for any breach or inaccuracy of a representation or warranty made by Sellers or any Seller under Article III or Article IV or in any certificate delivered pursuant to this Agreement shall be to make a claim under the R&W Insurance Policy, which shall be obtained at Buyer’s sole expense in accordance with Section 6.7, and no Seller shall have any liability for any such breach or inaccuracy. Buyer agrees (on behalf of itself and each of its Affiliates) that (i) none of Sellers, any of their respective Affiliates or their respective Representatives shall have any liability whatsoever for or under the R&W Insurance Policy (including for any premiums or other amounts payable in respect thereof); (ii) the R&W Insurance Policy shall at all times provide that the R&W Insurer (A) waives and agrees not to pursue, directly or indirectly, any subrogation rights against any Seller, any Affiliate of any Seller or any of its or their respective Representatives, other than for Fraud and (B) agrees that none of Buyer or any of its Affiliates shall have any obligation to pursue any claim against any Seller, any Affiliate of any Seller or any of its or their respective Representatives and (iii) the absence of coverage under the R&W Insurance Policy or the failure of the R&W Insurance Policy to be in full force and effect for any reason shall not expand, alter, amend, change or otherwise affect the liability of any Seller, any Affiliate of any Seller or any of its or their respective Representatives under this Agreement.

(b)	Escrow. Any claims by Buyer or any Buyer Indemnified Party for indemnifiable Losses under Section 9.2(a) from and after the Closing shall be subject to the following terms:

(i)
Except in the event of Fraud, Buyer or any Buyer Indemnified Party’s sole and exclusive recourse from and after the Closing for indemnifiable Losses pursuant to Section 9.2(a)(ii) and Section 9.2(a)(iii) shall be to make a claim for payment from the Indemnity Escrow Funds in accordance with, and subject to, the terms and conditions of the Indemnity Escrow Agreement, and no Seller shall have any further liability for any such Losses. Subject to the remainder of this Section 9.5(b)(i), the Indemnity Escrow Account shall remain outstanding until the earlier of the date that is twenty-four (24) months after the Closing Date (the “Final Indemnity Escrow Release Date”) and the date on which the Indemnity Escrow Funds are reduced to Zero Dollars ($0).

(A)
If the Indemnity Escrow Funds have not already been reduced to Zero Dollars ($0) and all of the Welded Claims have not been resolved and paid by the date that is eighteen (18) months after the Closing Date (the “Initial Indemnity Escrow Release Date”), then Sellers shall be entitled to receive, by wire transfer of immediately available funds from the Indemnity Escrow Account in accordance with the terms of the Indemnity Escrow Agreement, an amount equal to the amount, if any, by which the remaining Indemnity Escrow Funds at such time exceed the sum of (1) the Welded Indemnity Escrow Amount and (2) the amount of any then outstanding unpaid claims for payment from the Indemnity Escrow Account timely asserted in good faith by a Buyer Indemnified Party as of such time for claims made under Section 9.2(a)(ii) and Section 9.2(a)(iii)(B) (the claims addressed in this clause (2), the “Pending Non-Welded Claims”).

(B)
If the Indemnity Escrow Funds have not already been reduced to Zero Dollars ($0) and all of the Welded Claims have been resolved and paid as of the Initial Indemnity Escrow Release Date, then Sellers shall be entitled to receive, by wire transfer of immediately available funds from the Indemnity Escrow Account in accordance with the terms of the Indemnity Escrow Agreement, an amount equal to the amount, if any, by which the remaining Indemnity Escrow Funds at such time exceed the amount of any Pending Non-Welded Claims.

(C)
If the Indemnity Escrow Funds have not already been reduced to Zero Dollars ($0) as of the Final Indemnity Escrow Release Date, then Sellers shall be entitled to receive, by wire transfer of immediately available funds from the Indemnity Escrow Account in accordance with the terms of the Indemnity Escrow Agreement, an amount equal to the amount, if any, by which the remaining Indemnity Escrow Funds at such time exceed the sum of (1) any Welded Claims that have been resolved at such time but are unpaid (provided that, for the avoidance of doubt, if any Welded Claims remain in controversy as of the Final Indemnity Escrow Release Date, no amount shall be retained in the Indemnity Escrow Account with respect thereto) (the “Unpaid Settled Welded Claims”) and (2) the amount of any Pending Non-Welded Claims that remain outstanding and unpaid as of the Final Indemnity Escrow Release Date. The remaining amount held in the Indemnity Escrow Account in respect of Pending Non-Welded Claims (from and after the Initial Indemnity Escrow Release Date) or Unpaid Settled Welded Claims (from and after the Final Indemnity Escrow Release Date), if any, will continue to be held and disbursed by the Escrow Agent pursuant to the terms of the Indemnity Escrow Agreement.

(ii)
Except in the event of Fraud, Buyer or any Buyer Indemnified Party’s sole and exclusive recourse from and after the Closing for indemnifiable Losses pursuant to Section 9.2(a)(i) shall be to make a claim for payment from the Transfer Tax Escrow Funds in accordance with, and subject to, the terms and conditions of the Transfer Tax Escrow Agreement, and no Seller shall have any further liability for any such Losses. The Transfer

Tax Escrow Account shall remain outstanding until the date that is the earlier of forty-eight (48) months after the Closing Date (the “Transfer Tax Escrow Release Date”) and the date on which the Transfer Tax Escrow Funds are reduced to Zero Dollars ($0). If the Transfer Tax Escrow Funds have not already been reduced to Zero Dollars ($0) as of the Transfer Tax Escrow Release Date, then Sellers shall be entitled to receive, by wire transfer of immediately available funds from the Transfer Tax Escrow Account in accordance with instructions delivered by Sellers’ Representative in accordance with the terms of the Transfer Tax Escrow Agreement, an amount equal to the amount, if any, by which the remaining Transfer Tax Escrow Funds exceed the amount of any outstanding claims for payment from the Transfer Tax Escrow Account timely asserted in good faith by a Buyer Indemnified Party under Section 9.2(a)(i) (“Pending Transfer Tax Claims”). The remaining amount held in the Transfer Tax Escrow Account for Pending Transfer Tax Claims (from and after the Transfer Tax Escrow Release Date), if any, will continue to be held and disbursed by the Escrow Agent pursuant to the terms of the Transfer Tax Escrow Agreement.

(iii)
Except in the event of Fraud, in no event shall a Buyer Indemnified Party deliver notice of a claim for payment directly against, or otherwise make or assert any claim for damages or other Losses against, any Seller from and after the Closing other than in accordance with this Section 9.5(b).

9.6	Waiver of Other Representations.

(a)
NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE PARTIES HEREBY AGREE THAT NO SELLER NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES HAS MADE OR IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ACQUIRED INTERESTS, THE ACQUIRED COMPANIES, THE ASSETS, PROPERTIES OR LIABILITIES OF THE ACQUIRED COMPANIES, THE BUSINESS OR ANY PART THEREOF, EXCEPT THOSE REPRESENTATIONS AND WARRANTIES OF SELLERS EXPRESSLY MADE IN ARTICLE III AND ARTICLE IV, AND WITHOUT IN ANY WAY LIMITING THE FOREGOING, EACH SELLER MAKES NO REPRESENTATION OR WARRANTY TO BUYER WITH RESPECT TO ANY FINANCIAL PROJECTIONS OR FORECASTS RELATING TO THE ACQUIRED COMPANIES, THE ACQUIRED INTERESTS, THE ASSETS, PROPERTIES OR LIABILITIES OF THE ACQUIRED COMPANIES OR THE BUSINESS.

(b)	EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE ACQUIRED INTERESTS, THE ASSETS OF THE ACQUIRED COMPANIES

AND THE BUSINESS ARE BEING TRANSFERRED THROUGH THE SALE OF THE ACQUIRED INTERESTS “AS IS, WHERE IS, WITH ALL FAULTS”, AND EXCEPT AS OTHERWISE EXPRESSLY MADE HEREIN, EACH SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE ACQUIRED INTERESTS, THE ACQUIRED COMPANIES, THE ASSETS OF THE ACQUIRED COMPANIES OF ANY TYPE OR DESCRIPTION, THE BUSINESS OR THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF THE ACQUIRED INTERESTS, THE ACQUIRED COMPANIES AND THE ASSETS OF THE ACQUIRED COMPANIES AND THE BUSINESS.

9.7	Purchase Price Adjustment.
The Parties agree to treat all payments made pursuant to this Article IX as adjustments to the Purchase Price for Tax purposes, unless otherwise required by a change in Law occurring after the Execution Date, a closing agreement with an applicable Tax Authority or a final judgment of a court of competent jurisdiction.

9.8	Exclusive Remedy; Limit on Damages.

(a)
From and after the Closing, except in the event of Fraud, the indemnification and remedies set forth in this Article IX, Section 2.3(d), Section 6.2(b), Section 6.5, the last two (2) sentences of Section 6.13, Section 7.3 and Section 11.14 shall constitute the sole and exclusive remedies of Buyer Indemnified Parties against any Seller and of the Seller Indemnified Parties against Buyer with respect to any breach of representation or warranty or non-performance, partial or total, of any covenant or agreement contained in this Agreement (or in any certificate delivered in connection herewith). No Financing Source shall have any liability to any Seller in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby (including any special, consequential, punitive or indirect damages or damages of a tortious nature).

(b)	NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, NO PARTY SHALL BE LIABLE FOR NON-REIMBURSABLE DAMAGES.
ARTICLE X.
TERMINATION

10.1	Termination.
Prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned:

(a)	by the mutual consent of the Parties as evidenced in a writing signed by each of the Parties;

(b)
by Buyer (provided it is not then in material breach of any of its obligations under this Agreement), if there has been a material breach by Sellers of any representation, warranty or covenant contained in this Agreement (i) such that the conditions set forth in Section 8.2 would not be satisfied as of the time of such termination and (ii) such breach is incapable of being cured or has not been cured by Sellers within thirty (30) days after written notice thereof from Buyer;

(c)
by Sellers’ Representative (provided Sellers are not then in material breach of any of their obligations under this Agreement), if there has been a material breach by Buyer of any representation, warranty or covenant contained in this Agreement (i) such that the conditions set forth in Section 8.3 would not be satisfied as of the time of such termination and (ii) such breach is incapable of being cured or has not been cured by Buyer within thirty (30) days after written notice thereof from Sellers’ Representative;

(d)
by any Party if any Governmental Authority having competent jurisdiction has issued a final and non-appealable Order (other than a temporary restraining order) or taken any other action permanently restraining, enjoining, preventing, prohibiting or making illegal the transactions contemplated by this Agreement;

(e)	by Buyer in accordance with Section 6.6; or

(f)
by any Party if the Closing has not occurred on or before March 27, 2020 (the “Outside Date”) or such later date as the Parties may agree upon; provided, however, that the right to terminate this Agreement under this Section 10.1(f) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date.

10.2	Effect of Termination.
In the event of termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become null and void and have no effect, and the obligations of the Parties under this Agreement shall terminate, except for the obligations set forth in Section 6.2(b), the last two (2) sentences of Section 6.13, Section 9.8(b), this Section 10.2, Section 11.2, Section 11.4, and Section 11.11, each of which shall survive termination of this Agreement; provided, however, that if this Agreement is validly terminated by a Party as a result of an intentional and material breach of this Agreement by the non-terminating Party, then, subject to the limitations set forth in Article IX, the terminating Party shall be entitled to all rights and remedies available at law or in equity for such intentional and material breach. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. Buyer shall promptly notify the escrow agent under the Transfer Documents Escrow Agreement of the termination of this Agreement within one (1) Business Day of the termination of this Agreement.

ARTICLE XI.
MISCELLANEOUS

11.1	Notices.
All notices, requests, claims, demands and other communications required or permitted hereunder will be in writing and shall be deemed to have been duly given or made by delivery in person by an internationally recognized courier service, by facsimile with receipt confirmed or by electronic transmission (in each case followed by delivery of an original via an internationally recognized courier service), or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other addresses for a Party as shall be specified in a notice given in accordance with this Section 11.1):

If to a Seller, to Sellers’ Representative on behalf of the applicable Seller; provided that a copy shall be sent to such Seller within one (1) Business Day of transmittal to Sellers’ Representative. Sellers’ Representative’s address and the address of each Seller are set forth below:

Sellers’ Representative: WGL Midstream MP, LLC c/o WGL Midstream, Inc. 1000 Maine Ave, SW Washington, D.C. 20024 Attention: Fred Dalena, Vice President Email: Fred.Dalena@altagas.ca
Sellers:
EIF Meade Holdings, LLC c/o Ares EIF Management, LLC 3 Charles River Place, Suite 101 63 Kendrick Street Needham, Massachusetts 02494 Attention: Legal Department Email: nehrenpreis@aresmgmt.com

VED NPI I, LLC c/o Vega Energy Partners, Ltd. 3701 Kirby, Suite 1290 Houston, Texas 77098 Attention: David Modesett Email: david@vegaenergy.com

VED NPI II, LLC c/o Vega Energy Partners, Ltd.

3701 Kirby, Suite 1290 Houston, Texas 77098 Attention: David Modesett Email: david@vegaenergy.com

WGL Midstream MP, LLC c/o WGL Midstream, Inc. 1000 Maine Ave, SW Washington, D.C. 20024 Attention: Fred Dalena, Vice President Email: Fred.Dalena@altagas.ca

COG Holdings LLC 840 Gessner, Suite 1400 Houston, Texas 77024 Attention: Matt Kerin Email: Matt.Kerin@cabotog.com with a copy (which shall not constitute notice) to: Orrick, Herrington & Sutcliffe 609 Main St., 40th Floor Houston, TX 77002 Attention: Bradford K. Gathright bgathright@orrick.com

If to Buyer or, after Closing, the Acquired Companies, to:

Meade Pipeline Investment, LLC c/o NextEra Energy Partners GP, Inc. 700 Universe Boulevard Juno Beach, FL 33408 Attention: Charles E. Sieving, General Counsel Email: Charles.sieving@nexteraenergy.com with a copy (which shall not constitute notice) to:

Locke Lord LLP 600 Travis Street, Suite 2800 Houston, TX 77002 Attention: H. William Swanstrom Email: bswanstrom@lockelord.com

11.2	Assignment.
No Party shall assign this Agreement or any part hereof, by operation of law or otherwise, without the prior written consent of the other Party (or Parties); provided, however, that notwithstanding the foregoing, Buyer shall be entitled to assign all of its rights, interests and obligations hereunder (other than its payment obligations) to its Affiliates without the prior written consent of the other Parties, which such assignment shall not relieve Buyer of any of its obligations hereunder. Any attempted assignment in violation of this Section 11.2 shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

11.3	Rights of Third Parties.
Except for the provisions of Section 6.2(b), Section 6.5 and Article IX that are intended to be enforceable by the Persons respectively referred to therein, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties and their permitted successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that the Financing Sources shall be express third party beneficiaries of Sections 9.8, 11.8 and 11.11, each of such Sections shall expressly inure to the benefit of the Financing Sources and the Financing Sources shall be entitled to rely on and enforce the provisions of such Sections.

11.4	Expenses.
Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisors and accountants; provided that in accordance with Section 6.4(b), Buyer, on the one hand, and Sellers, on the other hand, shall each pay one-half of all applicable filing fees in connection with filings to be made and actions taken under the HSR Act.

11.5	Counterparts.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or electronic copies hereof or signatures hereon shall, for all purposes, be deemed originals.

11.6	Entire Agreement.
This Agreement (together with the Disclosure Schedules and Exhibits to this Agreement), the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement among the Parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between Buyer, on the one hand, and any Seller or any of their respective Affiliates, on the other hand, except as expressly set forth in this Agreement or in any certificate delivered at the Closing.

11.7	Disclosure Schedules.
Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedules shall have the respective meanings assigned to such terms in this Agreement. No reference to or disclosure of any item or other matter in the Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedules. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by any Seller that in and of itself, such information is material to or outside the ordinary course of the Business or is required to be disclosed on the Disclosure Schedules. Each numbered Schedule in the Disclosure Schedules qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such numbered Schedule is disclosed in such a way as to make its relevance to such other representation, warranty or covenant reasonably apparent on the face of such disclosure.

11.8	Amendments.
This Agreement may be amended or supplemented at any time only by additional written agreements signed by Buyer and each Seller, each in its respective sole discretion, as may mutually be determined by the Parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the Parties. Notwithstanding anything to the contrary contained herein, Sections 9.8, 11.3 or 11.11, (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such Sections) may not be amended, supplement, waived or otherwise modified in any manner that impacts or is otherwise adverse in any material respect to the Financing Sources without the prior written consent of the Financing Sources.

11.9	Publicity.
No Party or any Affiliate or Representative of such Party shall issue or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other Party (or Parties) (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or applicable securities exchange rules (which may include the disclosure of this Agreement and the terms and conditions hereof) and except with respect to customary investor and analyst presentations, meetings and conference calls, in which case, the Party issuing or publishing such press release or making such public announcement shall provide, to the extent reasonably practicable, the other Party (or Parties) with a copy of such press release or public announcement (including any slides or transcripts to be used in any investor or analyst presentation or conference) in advance of its issuing or publishing such press release or making such public announcement, as applicable.

11.10	Severability.
If any term or other provision of this Agreement is illegal, invalid or unenforceable under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision contained herein is, to any extent, invalid or unenforceable in any respect under the Laws governing this Agreement, the Parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

11.11	Governing Law; Jurisdiction.

(a)
This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (without regard to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law). Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby, including any action or proceeding against the Financing Sources or arising out of or relating in any way to the Debt Financing or the performance thereof or the transactions contemplated thereby, shall be brought and determined in any state or federal court in the Borough of Manhattan, City of New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of such courts solely in respect of any legal proceeding arising out of or related to this Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the transactions contemplated thereby, in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit the rights of the Parties to obtain execution of judgment in any other jurisdiction. The Parties further agree, to the extent permitted by Law, that a final and unappealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. Except to the extent that a different determination or finding is mandated due to the applicable Law being that of a different jurisdiction, the Parties agree that all judicial determinations or findings by a state or federal court in the Borough of Manhattan, City of New York with respect to any matter under this Agreement, including any matter relating in any way to the Debt Financing or the performance thereof or the transactions contemplated thereby, shall be binding. In the event a dispute arises under this Agreement, the prevailing Party or Parties shall be entitled to receive their reasonable attorneys’ fees and court costs from the non-prevailing Party or Parties.

(b)
To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such Party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in this Section 11.11.

(c)
THE PARTIES AGREE THAT THEY HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT OR OTHERWISE ARISING FROM THE TRANSACTIONS CONTEMPLATED HEREBY OR THE DEBT FINANCING, INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY FINANCING SOURCE.

11.12	Seller Individual and Several Liability.
Without affecting Buyer’s recourse to the Escrow Accounts in accordance with Section 9.5(b), the liability of each Seller for any amount or obligation under this Agreement or any certificate delivered by any Sellers hereunder or in connection with any of the transactions contemplated hereby shall be individual and several (and not joint and several).

11.13	Privilege.
Buyer shall not assert, and shall cause its Affiliates not to assert, any attorney-client privilege with respect to any communication between any of the Acquired Companies (prior to the Closing) or any Seller or any of Sellers’ Affiliates or any of their respective officers, employees, managers or directors (any such Person, a “Designated Person”), on the one hand, and any legal counsel currently or formerly representing a Designated Person in connection with this Agreement or any other agreements or transactions contemplated hereby (collectively, “Privileged Information”), including in connection with a dispute between any Designated Person and one or more of Buyer, the Acquired Companies and their respective Affiliates, it being the intention of the Parties that all rights to such attorney-client privilege and to control such attorney-client privilege shall be retained by Sellers and their Affiliates (excluding the Acquired Companies). Furthermore, Buyer acknowledges and agrees that no Privileged Information is subject to any joint privilege (whether or not the Acquired Companies also received such advice or communication) and that all Privileged Information shall be owned solely by Sellers and their Affiliates (excluding the Acquired Companies). All books and records of the Acquired Companies to the extent containing any such Privileged Information shall be excluded from the transaction, and shall be distributed (or deemed to have been distributed) to Sellers immediately prior to the Closing, with no copies retained by the Acquired Companies.

11.14	Equitable Remedies.
The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, as limited by this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the Party seeking the injunction, specific performance and other equitable relief has an adequate remedy of law, except to the extent Buyer has a remedy (or limitation thereon) pursuant to Article IX. To the extent any Party brings any action to enforce specifically the performance of the terms and provisions of this Agreement (other than an action solely to specifically enforce any provision that expressly survives termination of this Agreement pursuant to Section 9.1) when available to such Party pursuant to the terms of this Agreement, the Outside Date shall automatically be extended by (i) the amount of time during which such action is pending, plus twenty (20) Business Days, or (ii) such other time period established by the court presiding over such action.

11.15	Sellers’ Representative

(a)
Each Seller designates as its true and lawful representative, agent and attorney-in-fact of such Seller WGLM (in such capacity, and any successor appointed to serve in such capacity, the “Sellers’ Representative”) solely for the express purpose of acting in the name of and on behalf of such Seller in each of the following: (i) giving and receiving all notices or consents permitted or required by this Agreement and otherwise acting on Sellers’ behalf hereunder for all purposes expressly specified herein, to the extent specified herein and subject to any limitations on such authority included in this Agreement or any other Contract between Sellers’ Representative and one or more Sellers; (ii) attending to any and all matters related to the Closing in accordance with Section 2.4, including executing and delivering the executed Escrow Agreements under Section 2.4(b) and the certificate described in Section 8.2(e) and receiving Buyer’s deliverables pursuant to Section 2.4(c) (provided that Sellers’ Representative shall have no authority to waive conditions to Closing on behalf of the other Sellers or to allocate or direct the payment of funds hereunder other than as expressly set forth hereunder); (iii) communicating to Buyer any amounts determined in accordance with, and coordinating the resolution of any dispute under, Section 2.3; (iv) providing DS Updates in accordance with Section 6.6; (v) coordinating the resolution of any dispute relating to Tax Returns in accordance with Section 7.1 and preparing the Transfer Tax Returns in accordance with Section 7.3, (vi) coordinating the resolution of any dispute relating to the allocation statement in accordance with Section 7.5(b); (vii) administering, controlling and satisfying any Third-Party Claim in accordance with Section 9.3; (viii) submitting Joint Directions to the Escrow Agent for the release of Escrow Funds in accordance with Section 2.5, Section 7.1, Section 7.3 and Section 9.5(b) and (ix) making, executing, acknowledging and delivering all such notices, requests, instructions, instruments, certificates, letters and other writings, and in general doing all things and taking all actions that Sellers’ Representative may consider necessary or proper in connection with any of the foregoing, subject in all respects to any limitations on such authority included in this Agreement or any other Contract between Sellers’ Representative and one or more Sellers. All actions taken hereunder by Sellers’ Representative shall be deemed to be taken on behalf of Sellers as a group, and not on behalf of itself in its capacity as a Seller.

(b)
By executing this Agreement, WGLM (i) accepts its appointment and authorization to act as Sellers’ Representative as attorney-in-fact and agent on behalf of Sellers in accordance with the terms of this Agreement and (ii) agrees to perform its obligations under, and otherwise comply with, this Section 11.15.

(c)
If WGLM or any successor Sellers’ Representative ceases to function in its capacity as Sellers’ Representative for any reason whatsoever, then Sellers shall have the right to appoint a successor Sellers’ Representative by written notice to Buyer signed by each Seller other than the Seller serving as Sellers’ Representative.

(d)
Each Seller hereby authorizes Buyer and its Affiliates to rely in good faith on any action taken by Sellers’ Representative in accordance with the terms of this Agreement as having been fully and properly authorized by Sellers.

(e)
Notwithstanding anything herein to the contrary, Sellers’ Representative shall not have any liability to Buyer or any other Buyer Indemnified Party in connection with this Agreement, except to the extent such liability is a result of Sellers’ Representative’s gross negligence, willful misconduct or Fraud, or incurred in the Person serving as Sellers’ Representative’s capacity as a Seller hereunder, it being understood and agreed that Sellers’ Representative is acting solely as the representative of Sellers and solely for the purposes set forth herein.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each Party as of the date first above written.

SELLERS:

EIF MEADE HOLDINGS, LLC

By: SHAWN SAINT
Name: Shawn Saint
Title: Vice President

VED NPI II, LLC

By: DAVID A. MODESETT
Name: David A. Modesett
Title: President

VED NPI I, LLC

By: DAVID A. MODESETT
Name: David A. Modesett
Title: President

WGL MIDSTREAM MP LLC

By: FREDRICK DALENA
Name: Fredrick Dalena
Title: President

COG HOLDINGS LLC

By: SCOTT C. SCHROEDER
Name: Scott C. Schroeder
Title: Executive Vice President &
Chief Financial Officer

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT

BUYER:

MEADE PIPELINE INVESTMENT, LLC

By: JOHN W. KETCHUM
Name: John W. Ketchum
Title: President

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT

SELLERS' REPRESENTATIVE:

WGL MIDSTREAM MP, LLC

By: FREDRICK DALENA
Name: Fredrick Dalena
Title: President

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT

Exhibit A

Form of Assignment and Assumption Agreement
ASSIGNMENT AND ASSUMPTION AGREEMENT
This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into and effective on ____________, 20__, by and between [________________________], a [__________] (“Seller”), and Meade Pipeline Investment, LLC, a Delaware limited liability company (“Buyer”, and together with Seller, the “Parties” and each a “Party”).
W I T N E S S E T H:
A.    Seller and Buyer have entered into that certain Purchase and Sale Agreement, dated September 29, 2019 (the “Purchase and Sale Agreement”), with the other seller parties thereto, pursuant to which, among other things, Buyer agreed to purchase, accept and acquire from Seller, and Seller agreed to sell, assign, transfer and convey to Buyer, the [EIF/VED II/COG/WGLM/ VED I] Acquired Interests, subject to the terms and conditions set forth therein.
B.    The execution and delivery of this Agreement by Seller and Buyer is required by Sections 2.4(b)(i) and 2.4(c)(i) of the Purchase and Sale Agreement.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agrees as follows intending to be legally bound:
1.Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase and Sale Agreement.
2.Assignment and Assumption. Seller hereby sells, conveys, assigns, transfers and conveys to Buyer, and Buyer hereby purchases, accepts and acquires from Seller, all of Seller’s legal, beneficial and other right, title and interest in and to the [EIF/VED II/COG/ WGLM/VED I] Acquired Interests. Buyer hereby unconditionally accepts such assignment and assumes and agrees to be bound by each and all of the liabilities, obligations, responsibilities and duties in respect of the [EIF/VED II/COG/WGLM/VED I] Acquired Interests and agrees to pay, perform and discharge, as and when due, all of the obligations with respect to the [EIF/VED II/ COG/WGLM/VED I] Acquired Interests arising on or after the date hereof in place of Seller.
3.Inconsistencies; Disclaimer of Representations and Warranties. This Agreement is delivered pursuant to and subject to the Purchase and Sale Agreement, and the terms of the Purchase and Sale Agreement, including the representations, warranties, covenants, agreements, indemnities and other terms and conditions set forth therein are incorporated herein by reference. If there are any inconsistencies between this Agreement and the Purchase and Sale Agreement, the Purchase and Sale Agreement shall control. This Agreement is made subject to the terms and conditions of the Purchase and Sale Agreement, and shall not affect, enlarge, diminish or otherwise impair any of the rights, obligations or remedies of any Party under the Purchase and

Sale Agreement. Except for the representations and warranties of Seller expressly set forth in the Purchase and Sale Agreement, the assignment of the [EIF/VED II/COG/WGLM/VED I] Acquired Interests pursuant to this Agreement is made without representation or warranty, express or implied, and Seller hereby disclaim and negate any such representation or warranty
4.Successors and Assigns. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
5.Governing Law; Jurisdiction.
(a)    This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (without regard to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law). Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby shall be brought and determined in any state or federal court in New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of such courts solely in respect of any legal proceeding arising out of or related to this Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit the rights of the Parties to obtain execution of judgment in any other jurisdiction. The Parties further agree, to the extent permitted by Law, that a final and unappealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. Except to the extent that a different determination or finding is mandated due to the applicable Law being that of a different jurisdiction, the Parties agree that all judicial determinations or findings by a state or federal court in New York with respect to any matter under this Agreement shall be binding. In the event a dispute arises from this Agreement, the prevailing Party or Parties shall be entitled to receive their reasonable attorneys’ fees and court costs from the non-prevailing Party or Parties.
(b)    To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such Party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in this Section 5.
(c)    THE PARTIES AGREE THAT THEY HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT OR OTHERWISE ARISING FROM THE TRANSACTIONS CONTEMPLATED HEREBY.
6.Severability. If any term or other provision of this Agreement is illegal, invalid or unenforceable under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision contained herein is, to any extent, invalid or unenforceable in any respect under the Laws governing this Agreement, the Parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.
7.Headings. The captions and headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement
8.Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or electronic copies hereof or signatures hereon shall, for all purposes, be deemed originals.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly authorized and executed by the Parties as of the date first above written.

SELLER:

[EIF MEADE HOLDINGS, LLC]

By: ____________________________________
Name:
Title:

[VED NPI II, LLC]

By: ____________________________________
Name:
Title:

[VED NPI I, LLC]

By: ____________________________________
Name:
Title:

[WGL MIDSTREAM MP LLC]

By: ____________________________________
Name:
Title:

[COG HOLDINGS LLC]

By: ____________________________________
Name:
Title:

BUYER:

MEADE PIPELINE INVESTMENT, LLC

By: ____________________________________
Name:
Title:

Exhibit B-1

Form of Adjustment Escrow Agreement

ESCROW AGREEMENT (ADJUSTMENT)
This ESCROW AGREEMENT (ADJUSTMENT) (this “Agreement”), dated as of [ ], 20[_] (the “Effective Date”), is entered into by and among Meade Pipeline Investment, LLC, a Delaware limited liability company (“Buyer”), WGL Midstream MP, LLC, a Delaware limited liability company (“Sellers’ Representative”), acting as representative of Sellers (as defined below), and Citibank, N.A., a national banking association organized and existing under the laws of the United States of America (“Citibank”). Citibank acting through its Agency and Trust Division, solely in its capacity as escrow agent under this Agreement, and any successors appointed pursuant to the terms hereof, is referred to herein as the “Escrow Agent”. Buyer and Sellers’ Representative are collectively referred to herein as the “Interested Parties”.
WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of September 29, 2019 (the “Purchase Agreement”), by and among Buyer, EIF Meade Holdings, LLC, a Delaware limited liability company (“EIF”), VED NPI II, LLC, a Delaware limited liability company (“VED II”), VED NPI I, LLC, a Delaware limited liability company (“VED I”), WGL Midstream MP, LLC, a Delaware limited liability company (“WGLM”), and COG Holdings LLC, a Delaware limited liability company (“COG” and together with EIF, VED II, VED I and WGLM, “Sellers”), Buyer and Sellers have agreed to establish an escrow arrangement as Buyer’s recourse for payment of any adjustment payment due under Section 2.3(d)(i) of the Purchase Agreement;
WHEREAS, a condition to the consummation of the transactions contemplated by the Purchase Agreement is that the Interested Parties enter into this Agreement;
WHEREAS, pursuant to the Purchase Agreement, Sellers have authorized Sellers’ Representative to enter into this Agreement on their behalf; and
WHEREAS, the Interested Parties wish to appoint Citibank as Escrow Agent to receive, hold and invest the Escrow Deposit (as defined below) to satisfy a portion of the Sellers’ obligations under Section 2.3(d)(i) of the Purchase Agreement and to disburse said Escrow Deposit in accordance with the terms set forth herein, and Citibank is willing to accept such appointment and to so act as Escrow Agent, in each case upon the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, the parties hereto agree as follows:
1. Appointment.
Buyer and Sellers’ Representative hereby do appoint and designate Citibank as the Escrow Agent for the purposes set forth herein, and Citibank does hereby accept such appointment and

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agrees to hold, safeguard and disburse the Escrow Property under the terms and conditions set forth herein.
2. Establishment of Escrow Account.
On the Effective Date, pursuant to Section 2.2(d)(iii) and Section 2.5(a)(i) of the Purchase Agreement, Buyer is depositing with the Escrow Agent by wire transfer of immediately available funds the amount of $10,000,000 (the “Escrow Deposit”, and together with any investment income or proceeds received from the investment thereof from time to time pursuant to Section 4 below, collectively, the “Escrow Property”), and the Escrow Agent shall hold the Escrow Property in one separate and distinct account established with the Escrow Agent (the “Escrow Account”).
3. Claims and Payment; Release from Escrow.
The Escrow Property shall be distributed by the Escrow Agent solely in accordance with the following:
(a) Joint Directions. Upon receipt of a joint written instruction executed by an Authorized Person of each of Buyer and Sellers’ Representative (a “Joint Direction”) with respect to the Escrow Property, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt of a Joint Direction, disburse all or a portion of the Escrow Property strictly in accordance with such Joint Direction. Notwithstanding anything to the contrary herein, the Interested Parties agree, solely as between themselves, that each Interested Party shall execute and deliver Joint Directions to the Escrow Agent from time to time as required pursuant to the Purchase Agreement.
(b) Final Award. If at any time either of the Interested Parties receives a final, non-appealable decision, writ, order or decree rendered by a court or binding arbitrator to enforce an award (a “Final Award”) with respect to the Escrow Property, such Interested Party may concurrently or promptly thereafter deliver to the Escrow Agent and the other Interested Party a copy of such Final Award (certified by the delivering Interested Party as being a true and correct copy thereof), along with instructions from such Interested Party for payment in accordance with such Final Award (collectively, a “Final Award Direction”). Upon receipt by the Escrow Agent of a Final Award Direction from any Interested Party, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt by the Escrow Agent of the Final Award Direction, disburse all or a portion of the Escrow Property strictly in accordance with such Final Award Direction.
(c) No Obligation to Replenish. With respect to any distributions by the Escrow Agent to an Interested Party, such distributions shall reduce the amount of the Escrow Property, and no Interested Party shall be obligated to replenish such distributed amounts.

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4. Investment of Funds.
(a) Unless otherwise instructed in writing by the Parties, the Escrow Agent shall invest the Escrow Funds in an interest-bearing deposit obligation of Citibank N.A. insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Interested Parties acknowledge that the initial interest rate is subject to change from time to time and shall be reflected in the monthly statement provided to the Parties. The Escrow Funds shall at all times remain available for distribution in accordance with Section 3 above. The Escrow Agent shall invest the Escrow Deposit on the date of deposit, provided that it is received on or before 11:00 a.m. New York City time. Any Escrow Deposit received by the Escrow Agent after 11:00 a.m. New York City time shall be treated as if received on the following Business Day. For purposes of this Agreement, “Business Day” shall mean any day that the Escrow Agent is open for business.

(b) The Escrow Agent shall send an account statement to each of the Interested Parties on a monthly basis reflecting activity in the Escrow Account for the preceding month.
(c) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Agreement. The Escrow Agent shall have no responsibility or liability for any loss in the value of any investment made pursuant to this Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Property, except in the event of gross negligence, fraud or willful misconduct. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice.
(d) The Escrow Agent shall disburse all investment income on an annual basis to each Seller in accordance with the allocation set forth on Schedule D.
5. Tax Matters.
(a) The Interested Parties agree that any earnings or proceeds received on or distributions of earnings or proceeds from the Escrow Property during a calendar year period shall be treated as the income of each Seller in accordance with the allocation set forth on Schedule D and shall be reported on an annual basis by the Escrow Agent on the appropriate United States Internal Revenue Service (“IRS”) Form 1099 (or IRS Form 1042-S), as required pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. The Interested Parties and the Escrow Agent agree that the Escrow Agent will not be responsible for providing tax reporting and withholding for payments which are for compensation for services performed by an employee or independent contractor.
(b) If IRS imputed interest requirements apply, the Interested Parties are solely responsible to inform the Escrow Agent, provide the Escrow Agent with all imputed interest calculations, and the Escrow Agent shall rely solely on such provided calculations and information and shall have no responsibility for the accuracy or

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completeness of any such calculations or information or for the failure of the Interested Parties to provide such calculations or information.
(c) The Interested Parties shall each, upon the execution of this Agreement, provide the Escrow Agent with a duly completed and properly executed IRS Form W-9 or applicable IRS Form W-8, in the case of a non-U.S. person, for each payee and each Seller together with any other documentation and information reasonably requested by the Escrow Agent in connection with the Escrow Agent’s tax reporting obligations under the Code and the regulations thereunder. With respect to the Escrow Agent’s tax reporting obligations under the Code, the Foreign Account Tax Compliance Act and the Foreign Investment in Real Property Tax Act and any other applicable law or regulation, the Interested Parties understand that, in the event valid U.S. tax forms or other required supporting documentation are not provided to the Escrow Agent, the Escrow Agent may be required to withhold tax from the Escrow Property and report account information on any earnings, proceeds or distributions from the Escrow Property.
(d) Should the Escrow Agent become liable for the payment of taxes other than taxes imposed on or with respect to the income or profits of the Escrow Agent, including withholding taxes relating to any funds, including interest and penalties thereon, held by it pursuant to this Agreement or any payment made hereunder (any such taxes (“Indemnified Taxes”), the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Interested Parties agree, jointly and severally, to indemnify and hold the Escrow Agent harmless pursuant to Section 7(c) hereof from any liability or obligation on account of Indemnified Taxes that may be assessed or asserted against the Escrow Agent.
(e) The Escrow Agent’s rights under this Section 5 shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.
6. Concerning the Escrow Agent.
(a) Escrow Agent Duties. Each Interested Party acknowledges and agrees that (i) the duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth in this Agreement, each of which is administrative or ministerial (and shall not be construed to be fiduciary) in nature, and no duties, responsibilities or obligations shall be inferred or implied, (ii) the Escrow Agent shall not be responsible for any of the agreements referred to or described herein (including, without limitation, the Purchase Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, and (iii) the Escrow Agent shall not be required to expend or risk any of its own funds to satisfy payments from the Escrow Property hereunder.
(b) Liability of Escrow Agent. The Escrow Agent shall not be liable for any damage, loss or injury resulting from any action taken or omitted in the absence of gross negligence, fraud or willful misconduct (as finally adjudicated by a court of competent jurisdiction). In no event shall the Escrow Agent be liable for indirect, incidental, consequential, punitive or special losses or damages (including, but not limited to, lost profits), regardless of the form of action and whether or not any such losses or damages

B-1-4

were foreseeable or contemplated. The Escrow Agent shall be entitled to rely upon any instruction, notice, request or other instrument delivered to it and believed by the Escrow Agent, acting in good faith, to be genuine and what it purports to be without being required to investigate the authenticity or validity thereof, or the truth or accuracy of any information stated therein. The Escrow Agent may act in reliance upon any signature believed by it, acting in good faith, to be genuine and may assume that any person that is designated as an Authorized Person purporting to make any statement, execute any document, or send any instruction in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may consult with counsel satisfactory to it (provided that such counsel is selected with reasonable care), and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in good faith and in accordance with the opinion and advice of such counsel in the absence of gross negligence, bad faith, fraud or willful misconduct (as finally adjudicated by a court of competent jurisdiction). The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians and/or nominees. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its reasonable control (including, without limitation, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility); provided that the Escrow Agent shall use its best efforts to avoid and mitigate the adverse impacts of such occurrence and remedy the same as promptly as possible to resume performance.
(c) Reliance on Orders. The Escrow Agent is authorized to comply with Final Awards with respect to the Escrow Property, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Property is at any time attached, garnished or levied upon under any Final Award, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any Final Award, or in case any Final Award shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized to rely upon and comply with any such Final Award which it is advised is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such Final Award, it shall not be liable to any of the Interested Parties or to any other person or entity by reason of such compliance even though such Final Award may be subsequently reversed, modified, annulled, set aside or vacated.
(d) Inspection. All funds or other property held as part of the Escrow Property shall at all times be clearly identified as being held by the Escrow Agent hereunder.
(e) Accounting. The Escrow Agent shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions with respect to the Escrow Property. The Escrow Agent will send monthly statements to Buyer and Sellers’ Representative. Within fifteen (15) days following the close of each month and within five (5) Business Days after the removal or resignation of the Escrow Agent, the Escrow Agent shall deliver to Buyer and Sellers’ Representative a written account of its administration of the Escrow Account during such month or during the period from the

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close of the last preceding month to the date of such removal or resignation, setting forth all receipts, disbursements and other transactions with respect to the Escrow Property effected by it, and showing all cash, securities and other property held in the Escrow Account within the terms hereof at the end of such month or as of the date of such removal or resignation, as the case may be.
7. Compensation, Expense Reimbursement and Indemnification.
(a) Compensation. Each of the Interested Parties covenants and agrees to pay one half of the Escrow Agent’s compensation specified in Schedule A. Each of the Interested Parties covenants and agrees to pay to the Escrow Agent one half of all reasonable out-of-pocket expenses actually incurred by the Escrow Agent in the performance of its role under this Agreement (including, but not limited to, any reasonable attorney’s fees incurred in connection with the preparation and negotiation of this Agreement, which shall be due and payable upon the execution of this Agreement).
(b) Security and Offset. The Interested Parties hereby grant to the Escrow Agent a first lien upon, and right of offset against, the Escrow Property with respect to any fees or expenses due to the Escrow Agent hereunder (including any claim for indemnification hereunder). In the event that any fees or expenses, or any other obligations owed to the Escrow Agent (or its counsel) are not paid to the Escrow Agent within thirty (30) calendar days following the presentment of an invoice for the payment of such fees and expenses or the demand for such payment, then the Escrow Agent shall provide notice thereof to Sellers’ Representative and Buyer and if such invoice is not paid by the Interested Parties within ten (10) days after receipt of such notice, the Escrow Agent may, without further action or notice, pay such fees and expenses from the Escrow Property and may sell, convey or otherwise dispose of any Escrow Property for such purpose.
(c) Indemnification. Each of the Interested Parties covenants and agrees, jointly and severally, to indemnify the Escrow Agent and its employees, officers, directors, affiliates, and agents (each, an “Indemnified Party”) for, hold each Indemnified Party harmless from, and defend each Indemnified Party against, any and all claims, losses, actions, liabilities, costs, damages and expenses of any nature incurred by any Indemnified Party, arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to, reasonable attorney’s fees, costs and expenses, except to the extent such loss, liability, damage, cost or expense shall have been finally adjudicated by a court of competent jurisdiction to have resulted from the Indemnified Party's own gross negligence, fraud or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent. Although certain of the Interested Parties’ obligations pursuant to this Section 7(c) are joint and several, the Interested Parties agree that as between the Interested Parties, such obligations shall be apportioned pro-rata in accordance with their relative obligation in accordance with the following sentence. Notwithstanding anything to the contrary herein, the Interested Parties agree, solely as between themselves, that any obligation for indemnification under this Section 7(c) (or for Indemnified Taxes or reasonable fees and expenses of the Escrow Agent described in Section 8) shall be borne by the party or parties determined by a court of competent jurisdiction to be responsible for causing the loss, damage, liability, cost or

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expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one-half by Buyer and one-half by Sellers’ Representative. This Section 7(c) shall not apply to claims for indemnification in respect of taxes.
8. Dispute Resolution.
In the event of any disagreement among any of the Interested Parties to this Agreement, or between any of them and any other person, resulting in adverse claims or demands being made with respect to the subject matter of this Agreement, or in the event that the Escrow Agent, in good faith, is in doubt as to any action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands and refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be liable in any way or to any person for its failure or refusal to act (except to the extent of the Escrow Agent’s gross negligence, fraud or willful misconduct), and the Escrow Agent shall be entitled to continue to so refuse to act and refrain from acting until the Escrow Agent shall have received (a) a Final Award or (b) a written agreement executed by each of the Interested Parties involved in such disagreement, in which case the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such Final Award or fully executed agreement. The Escrow Agent shall be entitled to receive (from and at the expense of the presenting party) an opinion of counsel to the effect that any Final Award is final and not subject to appeal. The Escrow Agent shall have the option, after thirty (30) calendar days’ notice to the Interested Parties of its intention to do so, to petition (by means of filing an action in interpleader or any other appropriate method) any court of competent jurisdiction, for instructions with respect to any dispute or uncertainty, and to the extent required or permitted by law, pay into such court the Escrow Property for holding and disposition in accordance with the instructions of such court. The actual, out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be the joint and several obligation of, the Interested Parties.
9. Entire Agreement; Exclusive Benefit; Assignment.
This Agreement constitutes the entire agreement among the Interested Parties and the Escrow Agent and sets forth in its entirety the obligations and duties of the Escrow Agent with respect to the Escrow Property. As between Buyer and Sellers’ Representative, nothing in this Agreement shall override or amend any provision of the Purchase Agreement and, to the extent there is a conflict between the terms of this Agreement and the Purchase Agreement, the Purchase Agreement shall control. This Agreement is for the exclusive benefit of the parties to this Agreement and their respective permitted successors, and shall not be deemed to give, either expressly or implicitly, any legal or equitable right, remedy, or claim to any other entity or person whatsoever. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary herein, (i) the Sellers’ Representative may assign this Agreement and all of its rights and obligations hereunder to any successor Sellers’ Representative appointed in accordance with Section 11.15(c) of the Purchase Agreement, provided, however, that, such assignment shall be subject to completion by the Escrow Agent to its satisfaction of its “Know Your Customer” review of such assignee and (ii) the Buyer may transfer and assign its rights and obligations under this Agreement without the prior written consent of the Sellers’ Representative by way of collateral assignment to any bank,

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financing institution or other lender providing financing to Buyer now or in the future or to an affiliate of Buyer or to any successor to Buyer by merger, consolidation or reorganization, provided, that, such successor will own all or substantially all of the assets of Buyer, provided, further, however, that, such assignment shall be subject to (x) completion by the Escrow Agent to its satisfaction of its “Know Your Customer” review of such assignee and (y) the Escrow Agent’s satisfaction with the indemnity provided by such assignee to the Escrow Agent.

10.	Resignation and Removal.
(a) The Interested Parties may remove the Escrow Agent at any time by giving to the Escrow Agent thirty (30) calendar days’ prior written notice of removal signed by an Authorized Person of each of the Interested Parties. The Escrow Agent may resign at any time by giving to each of the Interested Parties thirty (30) calendar days’ prior written notice of resignation.
(b) Within thirty (30) calendar days after giving the foregoing notice of removal to the Escrow Agent or within thirty (30) calendar days after receiving the foregoing notice of resignation from the Escrow Agent, the Interested Parties shall appoint a successor escrow agent and give notice of such successor escrow agent to the Escrow Agent. If a successor escrow agent has not accepted such appointment by the end of such thirty (30)-day period, the Escrow Agent may either (i) safe keep the Escrow Property until a successor escrow agent is appointed, without any obligation to invest the same or continue to perform under this Agreement (other than the obligation to retain and safeguard the Escrow Property), or (ii) apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief.
(c) Upon receipt of notice of the identity of the successor escrow agent signed by an Authorized Person of each of the Interested Parties, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor escrow agent, less the Escrow Agent’s fees, costs and expenses, or hold such Escrow Property (or any portion thereof) pending distribution, until all such fees, costs and expenses are paid to it. Upon delivery of the Escrow Property to the successor escrow agent in accordance herewith, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.
11.    Security Procedure.
In the event Escrow Fund transfer instructions are given by or on behalf of an Interested Party, whether in writing, or otherwise, Escrow Agent shall seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule B or C hereto as applicable, and Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by Escrow Agent.

12.	Governing Law; Jurisdiction; Waivers.
This Agreement is governed by and shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the federal

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and state courts located in the Borough of Manhattan, City, County and State of New York, for any dispute arising from or related to this Agreement and/or any proceedings commenced regarding this Agreement. The parties irrevocably submit to the jurisdiction of such courts for the determination of all issues in such proceedings and irrevocably waive any objection to venue or inconvenient forum for any proceeding brought in any such court. The parties irrevocably and unconditionally waive any right to trial by jury with respect to any proceeding relating to this Agreement.

13.	Representations and Warranties.
Each of the parties represents and warrants that it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equity principles.

14.	Notices; Instructions.
(a) Any notice or instruction hereunder shall be in writing in English, and may be sent by (i) secure file transfer or (ii) electronic mail with a scanned attachment thereto of an executed notice or instruction, and shall be effective upon actual receipt by the Escrow Agent in accordance with the terms hereof. Any notice or instruction must be executed by an authorized person of an Interested Party (the person(s) so designated from time to time, the “Authorized Persons”). Each of the applicable persons designated on Schedule B and Schedule C attached hereto have been duly appointed to act as Authorized Persons hereunder and individually have full power and authority to execute any notices or instructions, to amend, modify or waive any provisions of this Agreement, and to take any and all other actions permitted under this Agreement, all without further consent or direction from, or notice to, it or any other party. Any notice or instruction must be originated from a corporate domain. Any change in designation of Authorized Persons shall be provided by written notice, signed by an Authorized Person, and actually received and acknowledged by the Escrow Agent. Any communication from the Escrow Agent that the Escrow Agent deems to contain confidential, proprietary, and/or sensitive information shall be encrypted in accordance with the Escrow Agent’s internal procedures. The Interested Parties agree that the above security procedures are commercially reasonable.
If to Buyer:
Meade Pipeline Investment, LLC
c/o NextEra Energy Partners GP, Inc.
700 Universe Boulevard
Juno Beach, FL 33408
Attention: Charles E. Sieving, General Counsel
Email: Charles.sieving@nexteraenergy.com

If to Sellers’ Representative:

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WGL Midstream MP, LLC
c/o WGL Midstream, Inc.
1000 Maine Ave, SW
Washington, D.C. 20024
Attention: Fred Dalena, Vice President
Email: Fred.Dalena@altagas.ca
If to the Escrow Agent:
Citibank, N.A.
Agency & Trust
388 Greenwich Street, 14th Floor
New York, NY 10013
Attn.: Albert Mari, Jr.
Telephone: (212) 816-1807
E-mail: cts.spag@citi.com/ albert.p.mari@citi.com
(b) Any funds to be paid by the Escrow Agent hereunder shall be sent by wire transfer as instructed by the Interested Party or Interested Parties in accordance with the applicable provisions of Section 3.
(c) Payments to the Escrow Agent shall be sent by wire transfer pursuant to the following instructions: CITIBANK, N.A., ABA: 0210-0008-9; Account Name: Escrow Concentration Account; A/C#.: 36855852; Ref: 12374700 – Meade/WGL Escrow A/C

15.	Amendment; Waiver.
Any amendment of this Agreement shall be binding only if evidenced by a writing signed by each of the parties to this Agreement. No waiver of any provision hereof shall be effective unless expressed in writing and signed by the party to be charged.

16.	Severability.
The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. If any provision of this Agreement is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

17.	Mergers and Conversions.
Any corporation or entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Escrow Agent will be a party, or any corporation or entity succeeding to the business of the Escrow Agent will be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party or any further act on the part of any of the parties except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

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18.	Termination.
This Agreement shall terminate and the Escrow Account shall be closed upon the distribution of all Escrow Property from the Escrow Account established hereunder in accordance with the terms of this Agreement, subject, however, to the survival of obligations specifically contemplated in this Agreement to so survive.

19.	Counterparts.
This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Scanned signatures on counterparts of this Agreement shall be deemed original signatures with all rights accruing thereto except in respect to any non-US entity, whereby originals are required.

20.	Headings.
The section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized representative as of the day and year first written above.
                        CITIBANK, N.A.,
                        as Escrow Agent

By:
Name:
Title:
Date:

MEADE PIPELINE INVESTMENT, LLC

By:
Name:
Title:
Date:

WGL MIDSTREAM MP, LLC

By:
Name:
Title:
Date:

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Exhibit B-2

Form of Indemnity Escrow Agreement

ESCROW AGREEMENT (INDEMNITY)
This ESCROW AGREEMENT (INDEMNITY) (this “Agreement”), dated as of [ ], 20[_] (the “Effective Date”), is entered into by and among Meade Pipeline Investment, LLC, a Delaware limited liability company (“Buyer”), WGL Midstream MP, LLC, a Delaware limited liability company (“Sellers’ Representative”), acting as representative of Sellers (as defined below), and Citibank, N.A., a national banking association organized and existing under the laws of the United States of America (“Citibank”). Citibank acting through its Agency and Trust Division, solely in its capacity as escrow agent under this Agreement, and any successors appointed pursuant to the terms hereof, is referred to herein as the “Escrow Agent”. Buyer and Sellers’ Representative are collectively referred to herein as the “Interested Parties”.
WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of September 29, 2019 (the “Purchase Agreement”), by and among Buyer, EIF Meade Holdings, LLC, a Delaware limited liability company (“EIF”), VED NPI II, LLC, a Delaware limited liability company (“VED II”), VED NPI I, LLC, a Delaware limited liability company (“VED I”), WGL Midstream MP, LLC, a Delaware limited liability company (“WGLM”), and COG Holdings LLC, a Delaware limited liability company (“COG” and together with EIF, VED II, VED I and WGLM, “Sellers”), Buyer and Sellers have agreed to establish an escrow arrangement as the sole recourse for payment of Sellers’ indemnification obligations under Section 9.2(a)(ii) and Section 9.2(a)(iii) of the Purchase Agreement;
WHEREAS, a condition to the consummation of the transactions contemplated by the Purchase Agreement is that the Interested Parties enter into this Agreement;
WHEREAS, pursuant to the Purchase Agreement, Sellers have authorized Sellers’ Representative to enter into this Agreement on their behalf; and
WHEREAS, the Interested Parties wish to appoint Citibank as Escrow Agent to receive, hold and invest the Escrow Deposit (as defined below) to satisfy Sellers’ indemnification obligations under Section 9.2(a)(ii) and Section 9.2(a)(iii) of the Purchase Agreement and to disburse said Escrow Deposit in accordance with the terms set forth herein, and Citibank is willing to accept such appointment and to so act as Escrow Agent, in each case upon the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, the parties hereto agree as follows:
1. Appointment.
Buyer and Sellers’ Representative hereby do appoint and designate Citibank as the Escrow Agent for the purposes set forth herein, and Citibank does hereby accept such appointment and

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agrees to hold, safeguard and disburse the Escrow Property under the terms and conditions set forth herein.
2. Establishment of Escrow Account.
On the Effective Date, pursuant to Section 2.2(d)(iii) and Section 2.5(a)(ii) of the Purchase Agreement, Buyer is depositing with the Escrow Agent by wire transfer of immediately available funds the amount of $[___] (the “Escrow Deposit”, and together with any investment income or proceeds received from the investment thereof from time to time pursuant to Section 4 below, collectively, the “Escrow Property”), and the Escrow Agent shall hold the Escrow Property in one separate and distinct account established with the Escrow Agent (the “Escrow Account”).
3. Claims and Payment; Release from Escrow.
The Escrow Property shall be distributed by the Escrow Agent solely in accordance with the following:
(a) Joint Directions. Upon receipt of a joint written instruction executed by an Authorized Person of each of Buyer and Sellers’ Representative (a “Joint Direction”) with respect to the Escrow Property, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt of a Joint Direction, disburse all or a portion of the Escrow Property strictly in accordance with such Joint Direction. Notwithstanding anything to the contrary herein, the Interested Parties agree, solely as between themselves, that each Interested Party shall execute and deliver Joint Directions to the Escrow Agent from time to time as required pursuant to the Purchase Agreement.
(b) Final Award. If at any time either of the Interested Parties receives a final, non-appealable decision, writ, order or decree rendered by a court or binding arbitrator to enforce an award (a “Final Award”) with respect to the Escrow Property, such Interested Party may concurrently or promptly thereafter deliver to the Escrow Agent and the other Interested Party a copy of such Final Award (certified by the delivering Interested Party as being a true and correct copy thereof), along with instructions from such Interested Party for payment in accordance with such Final Award (collectively, a “Final Award Direction”). Upon receipt by the Escrow Agent of a Final Award Direction from any Interested Party, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt by the Escrow Agent of the Final Award Direction, disburse all or a portion of the Escrow Property strictly in accordance with such Final Award Direction.
(c) Indemnification Claims.
(i) In the event of any claim for indemnification by any Buyer Indemnified Party (as defined in the Purchase Agreement) under Section 9.2(a)(ii) or Section 9.2(a)(iii) of the Purchase Agreement (an “Indemnification Claim”), Buyer shall

1 NTD: To be an amount equal to the Indemnity Escrow Amount as determined on the Closing Date.

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have the right to seek payment of any amount to which any Buyer Indemnified Party is entitled pursuant to the terms and provisions of the Purchase Agreement (an “Indemnification Amount”) out of the Escrow Property by delivering written notice containing the information set forth below to the Escrow Agent with a copy to Sellers’ Representative (the “Indemnification Notice”). Each Indemnification Notice must (A) state the actual or estimated dollar amount sought to be paid from the Escrow Property and include a certification that such amount represents Buyer’s good faith estimate of the amount to which the Buyer Indemnified Party would be entitled upon resolution of such Indemnification Claim and (B) have attached thereto a copy of the Claim Notice (as defined in the Purchase Agreement) or the notice delivered under Section 9.3(d) of the Purchase Agreement, as applicable, with respect to such Indemnification Claim. Prior to 5:00 p.m., Eastern Time on the thirtieth (30th) day after Sellers’ Representative’s receipt of the Indemnification Notice, Sellers’ Representative may deliver notice to Buyer and the Escrow Agent (a “Counter Indemnification Notice”) disputing such Indemnification Claim in whole or in part (any disputed amount, the “Contested Amount”). The Escrow Agent shall not inquire into or consider whether an Indemnification Claim complies with the requirements of the Purchase Agreement.
(ii) If, prior to 5:00 p.m., Eastern Time on the thirtieth (30th) day after Sellers’ Representative’s receipt of an Indemnification Notice, Sellers’ Representative does not deliver a Counter Indemnification Notice with respect to such Indemnification Notice to the Escrow Agent and Buyer, then Buyer may thereafter deliver a notice to the Escrow Agent with a copy to Sellers’ Representative (an “Uncontested Direction”) instructing the Escrow Agent to disburse the Indemnification Amount set forth in such Indemnification Notice from the Escrow Property to Buyer. Upon receipt by the Escrow Agent of such Uncontested Direction, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt of such Uncontested Direction, disburse all or a portion of the Escrow Property strictly in accordance with such Uncontested Direction.
(iii) If, prior to 5:00 p.m., Eastern Time on the thirtieth (30th) day after Sellers’ Representative’s receipt of an Indemnification Notice, Sellers’ Representative delivers a Counter Indemnification Notice with respect to such Indemnification Notice to the Escrow Agent and Buyer, then Buyer may thereafter deliver an Uncontested Direction to the Escrow Agent, with a copy to Sellers’ Representative, instructing the Escrow Agent to disburse an amount, if any, equal to the Indemnification Amount set forth in such Indemnification Notice minus the Contested Amount with respect to such Indemnification Notice from the Escrow Property to Buyer. Upon receipt by the Escrow Agent of such Uncontested Direction, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt of such Uncontested Direction, disburse all or a portion of the Escrow Property strictly in accordance with such Uncontested Direction. Thereafter, the Escrow Agent shall continue to hold and shall make disbursement of Escrow Property with respect to such Contested Amount only in accordance with (A) a Joint Direction or (B) a Final Award Direction (resolved as between Buyer and Sellers in accordance with the terms of the Purchase Agreement). Upon receipt of a Joint Direction or Final Award Direction as specified in the preceding sentence, the Escrow Agent shall disburse to Buyer the dollar amount specified in the Joint Direction or Final Award Direction, in accordance with Section 3(a) or Section 3(b), as applicable.

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(d) Notices. The Escrow Agent shall conclusively presume that any Indemnification Notice or Counter Indemnification Notice delivered to it was simultaneously delivered to Buyer or the Sellers’ Representative as provided above.
(e) Step-Down Release.
(i) On or after the Initial Indemnity Escrow Release Date or the Final Indemnity Escrow Release Date (each as defined below), as applicable, Sellers’ Representative shall have the right to seek payment of the amount to which Sellers are entitled under Section 9.5(b)(i) of the Purchase Agreement out of the Escrow Property by delivering notice containing the information set forth below to the Escrow Agent with a copy to Buyer (the “Release Notice”). Each Release Notice must (A) state the dollar amount sought to be paid from the Escrow Property and include a certification that such amount represents Sellers’ Representative’s good faith estimate of the amount to which the Sellers are entitled pursuant to Section 9.5(b)(i) of the Purchase Agreement (such amount, the “Released Amount”) and (B) include the Sellers’ Representative’s basis for calculating the Released Amount in accordance with Section 9.5(b)(i)(A), (B) or (C) of the Purchase Agreement, as applicable. Prior to 5:00 p.m. Central Time on the tenth (10th) Business Day after Buyer’s receipt of the Release Notice, Buyer may deliver notice to Sellers’ Representative and the Escrow Agent (a “Counter Release Notice”) disputing such Released Amount in whole or in part (any disputed amount, the “Contested Released Amount”). The Escrow Agent shall not inquire into or consider whether a Release Notice complies with the requirements of the Purchase Agreement. The “Initial Indemnity Escrow Release Date” means the date that is eighteen (18) months after the Effective Date. The “Final Indemnity Escrow Release Date” means the date that is twenty-four (24) months after the Effective Date.
(ii) If, prior to 5:00 p.m. Eastern Time on the tenth (10th) Business Day after Buyer’s receipt of a Release Notice, Buyer does not deliver a Counter Release Notice with respect to such Release Notice to the Escrow Agent and Sellers’ Representative, then Sellers’ Representative may thereafter deliver a notice to the Escrow Agent with a copy to Buyer (an “Uncontested Release Direction”) instructing the Escrow Agent to disburse the Released Amount set forth in such Release Notice from the Escrow Property to Sellers. Upon receipt by the Escrow Agent of such Uncontested Release Direction, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt of such Uncontested Release Direction, disburse all or a portion of the Escrow Property strictly in accordance with such Uncontested Release Direction.
(iii) If, prior to 5:00 p.m. Eastern Time on the tenth (10th) Business Day after Buyer’s receipt of a Release Notice, Buyer delivers a Counter Release Notice with respect to such Release Notice to the Escrow Agent and Sellers’ Representative, then Sellers’ Representative may thereafter deliver an Uncontested Release Direction to the Escrow Agent, with a copy to Buyer, instructing the Escrow Agent to disburse an amount, if any, equal to the Release Amount set forth in such Release Notice minus the Contested Release Amount with respect to such Release Notice from the Escrow Property to Sellers. Upon receipt by the Escrow Agent of such Uncontested Release Direction, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt of such Uncontested Release Direction, disburse all or a portion of the Escrow Property

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strictly in accordance with such Uncontested Release Direction. Thereafter, the Escrow Agent shall continue to hold and shall make disbursement of Escrow Property with respect to such Contested Release Amount only in accordance with (A) a Joint Direction or (B) a Final Award Direction (resolved as between Buyer and Sellers in accordance with the terms of the Purchase Agreement). Upon receipt of a Joint Direction or Final Award Direction as specified in the preceding sentence, the Escrow Agent shall disburse to Sellers the dollar amount specified in the Joint Direction or Final Award Direction, in accordance with Section 3(a) or Section 3 (b), as applicable.
(f) No Obligation to Replenish. With respect to any distributions by the Escrow Agent to an Interested Party, such distributions shall reduce the amount of the Escrow Property, and no Interested Party shall be obligated to replenish such distributed amounts.
4. Investment of Funds.
(a) Unless otherwise instructed in writing by the Parties, the Escrow Agent shall invest the Escrow Funds in an interest-bearing deposit obligation of Citibank N.A. insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Interested Parties acknowledge that the initial interest rate is subject to change from time to time and shall be reflected in the monthly statement provided to the Parties. The Escrow Funds shall at all times remain available for distribution in accordance with Section 3 above. The Escrow Agent shall invest the Escrow Deposit on the date of deposit, provided that it is received on or before 11:00 a.m. New York City time. Any Escrow Deposit received by the Escrow Agent after 11:00 a.m. New York City time shall be treated as if received on the following Business Day. For purposes of this Agreement, “Business Day” shall mean any day that the Escrow Agent is open for business.

(b) The Escrow Agent shall send an account statement to each of the Interested Parties on a monthly basis reflecting activity in the Escrow Account for the preceding month.
(c) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Agreement. The Escrow Agent shall have no responsibility or liability for any loss in the value of any investment made pursuant to this Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Property, except in the event of gross negligence, fraud or willful misconduct. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice.
(d) The Escrow Agent shall disburse all investment income on an annual basis to each Seller in accordance with the allocation set forth on Schedule D.
5. Tax Matters.
(a) The Interested Parties agree that any earnings or proceeds received on or distributions of earnings or proceeds from the Escrow Property during a calendar year

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period shall be treated as the income of each Seller in accordance with the allocation set forth on Schedule D and shall be reported on an annual basis by the Escrow Agent on the appropriate United States Internal Revenue Service (“IRS”) Form 1099 (or IRS Form 1042-S), as required pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. The Interested Parties and the Escrow Agent agree that the Escrow Agent will not be responsible for providing tax reporting and withholding for payments which are for compensation for services performed by an employee or independent contractor.
(b) If IRS imputed interest requirements apply, the Interested Parties are solely responsible to inform the Escrow Agent, provide the Escrow Agent with all imputed interest calculations, and the Escrow Agent shall rely solely on such provided calculations and information and shall have no responsibility for the accuracy or completeness of any such calculations or information or for the failure of the Interested Parties to provide such calculations or information.
(c) The Interested Parties shall each, upon the execution of this Agreement, provide the Escrow Agent with a duly completed and properly executed IRS Form W-9 or applicable IRS Form W-8, in the case of a non-U.S. person, for each payee and each Seller together with any other documentation and information reasonably requested by the Escrow Agent in connection with the Escrow Agent’s tax reporting obligations under the Code and the regulations thereunder. With respect to the Escrow Agent’s tax reporting obligations under the Code, the Foreign Account Tax Compliance Act and the Foreign Investment in Real Property Tax Act and any other applicable law or regulation, the Interested Parties understand that, in the event valid U.S. tax forms or other required supporting documentation are not provided to the Escrow Agent, the Escrow Agent may be required to withhold tax from the Escrow Property and report account information on any earnings, proceeds or distributions from the Escrow Property.
(d) Should the Escrow Agent become liable for the payment of taxes other than taxes imposed on or with respect to the income or profits of the Escrow Agent, including withholding taxes relating to any funds, including interest and penalties thereon, held by it pursuant to this Agreement or any payment made hereunder (any such taxes (“Indemnified Taxes”), the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Interested Parties agree, jointly and severally, to indemnify and hold the Escrow Agent harmless pursuant to Section 7(c) hereof from any liability or obligation on account of Indemnified Taxes that may be assessed or asserted against the Escrow Agent.
(e) The Escrow Agent’s rights under this Section 5 shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.
6. Concerning the Escrow Agent.
(a) Escrow Agent Duties. Each Interested Party acknowledges and agrees that (i) the duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth in this Agreement, each of which is administrative or ministerial (and shall not be construed to be fiduciary) in nature, and no duties, responsibilities or

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obligations shall be inferred or implied, (ii) the Escrow Agent shall not be responsible for any of the agreements referred to or described herein (including, without limitation, the Purchase Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, and (iii) the Escrow Agent shall not be required to expend or risk any of its own funds to satisfy payments from the Escrow Property hereunder.
(b) Liability of Escrow Agent. The Escrow Agent shall not be liable for any damage, loss or injury resulting from any action taken or omitted in the absence of gross negligence, fraud or willful misconduct (as finally adjudicated by a court of competent jurisdiction). In no event shall the Escrow Agent be liable for indirect, incidental, consequential, punitive or special losses or damages (including, but not limited to, lost profits), regardless of the form of action and whether or not any such losses or damages were foreseeable or contemplated. The Escrow Agent shall be entitled to rely upon any instruction, notice, request or other instrument delivered to it and believed by the Escrow Agent, acting in good faith, to be genuine and what it purports to be without being required to investigate the authenticity or validity thereof, or the truth or accuracy of any information stated therein. The Escrow Agent may act in reliance upon any signature believed by it, acting in good faith, to be genuine and may assume that any person that is designated as an Authorized Person purporting to make any statement, execute any document, or send any instruction in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may consult with counsel satisfactory to it (provided that such counsel is selected with reasonable care), and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in good faith and in accordance with the opinion and advice of such counsel in the absence of gross negligence, bad faith, fraud or willful misconduct (as finally adjudicated by a court of competent jurisdiction). The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians and/or nominees. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its reasonable control (including, without limitation, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility); provided that the Escrow Agent shall use its best efforts to avoid and mitigate the adverse impacts of such occurrence and remedy the same as promptly as possible to resume performance.
(c) Reliance on Orders. The Escrow Agent is authorized to comply with Final Awards with respect to the Escrow Property, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Property is at any time attached, garnished or levied upon under any Final Award, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any Final Award, or in case any Final Award shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized to rely upon and comply with any such Final Award which it is advised is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such Final Award, it shall not be liable to any of the Interested

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Parties or to any other person or entity by reason of such compliance even though such Final Award may be subsequently reversed, modified, annulled, set aside or vacated.
(d) Inspection. All funds or other property held as part of the Escrow Property shall at all times be clearly identified as being held by the Escrow Agent hereunder.
(e) Accounting. The Escrow Agent shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions with respect to the Escrow Property. The Escrow Agent will send monthly statements to Buyer and Sellers’ Representative. Within fifteen (15) days following the close of each month and within five (5) Business Days after the removal or resignation of the Escrow Agent, the Escrow Agent shall deliver to Buyer and Sellers’ Representative a written account of its administration of the Escrow Account during such month or during the period from the close of the last preceding month to the date of such removal or resignation, setting forth all receipts, disbursements and other transactions with respect to the Escrow Property effected by it, and showing all cash, securities and other property held in the Escrow Account within the terms hereof at the end of such month or as of the date of such removal or resignation, as the case may be.
7. Compensation, Expense Reimbursement and Indemnification.
(a) Compensation. Each of the Interested Parties covenants and agrees to pay one half of the Escrow Agent’s compensation specified in Schedule A. Each of the Interested Parties covenants and agrees to pay to the Escrow Agent one half of all reasonable out-of-pocket expenses actually incurred by the Escrow Agent in the performance of its role under this Agreement (including, but not limited to, any reasonable attorney’s fees incurred in connection with the preparation and negotiation of this Agreement, which shall be due and payable upon the execution of this Agreement).
(b) Security and Offset. The Interested Parties hereby grant to the Escrow Agent a first lien upon, and right of offset against, the Escrow Property with respect to any fees or expenses due to the Escrow Agent hereunder (including any claim for indemnification hereunder). In the event that any fees or expenses, or any other obligations owed to the Escrow Agent (or its counsel) are not paid to the Escrow Agent within thirty (30) calendar days following the presentment of an invoice for the payment of such fees and expenses or the demand for such payment, then the Escrow Agent shall provide notice thereof to Sellers’ Representative and Buyer and if such invoice is not paid by the Interested Parties within ten (10) days after receipt of such notice, the Escrow Agent may, without further action or notice, pay such fees and expenses from the Escrow Property and may sell, convey or otherwise dispose of any Escrow Property for such purpose.
(c) Indemnification. Each of the Interested Parties covenants and agrees, jointly and severally, to indemnify the Escrow Agent and its employees, officers, directors, affiliates, and agents (each, an “Indemnified Party”) for, hold each Indemnified Party harmless from, and defend each Indemnified Party against, any and all claims, losses, actions, liabilities, costs, damages and expenses of any nature incurred by any Indemnified Party, arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to, reasonable attorney’s fees, costs and

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expenses, except to the extent such loss, liability, damage, cost or expense shall have been finally adjudicated by a court of competent jurisdiction to have resulted from the Indemnified Party's own gross negligence, fraud or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent. Although certain of the Interested Parties’ obligations pursuant to this Section 7(c) are joint and several, the Interested Parties agree that as between the Interested Parties, such obligations shall be apportioned pro-rata in accordance with their relative obligation in accordance with the following sentence. Notwithstanding anything to the contrary herein, the Interested Parties agree, solely as between themselves, that any obligation for indemnification under this Section 7(c) (or for Indemnified Taxes or reasonable fees and expenses of the Escrow Agent described in Section 8) shall be borne by the party or parties determined by a court of competent jurisdiction to be responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one-half by Buyer and one-half by Sellers’ Representative. This Section 7(c) shall not apply to claims for indemnification in respect of taxes.
8. Dispute Resolution.
In the event of any disagreement among any of the Interested Parties to this Agreement, or between any of them and any other person, resulting in adverse claims or demands being made with respect to the subject matter of this Agreement, or in the event that the Escrow Agent, in good faith, is in doubt as to any action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands and refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be liable in any way or to any person for its failure or refusal to act (except to the extent of the Escrow Agent’s gross negligence, fraud or willful misconduct), and the Escrow Agent shall be entitled to continue to so refuse to act and refrain from acting until the Escrow Agent shall have received (a) a Final Award or (b) a written agreement executed by each of the Interested Parties involved in such disagreement, in which case the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such Final Award or fully executed agreement. The Escrow Agent shall be entitled to receive (from and at the expense of the presenting party) an opinion of counsel to the effect that any Final Award is final and not subject to appeal. The Escrow Agent shall have the option, after thirty (30) calendar days’ notice to the Interested Parties of its intention to do so, to petition (by means of filing an action in interpleader or any other appropriate method) any court of competent jurisdiction, for instructions with respect to any dispute or uncertainty, and to the extent required or permitted by law, pay into such court the Escrow Property for holding and disposition in accordance with the instructions of such court. The actual, out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be the joint and several obligation of, the Interested Parties.
9. Entire Agreement; Exclusive Benefit; Assignment.
This Agreement constitutes the entire agreement among the Interested Parties and the Escrow Agent and sets forth in its entirety the obligations and duties of the Escrow Agent with respect to the Escrow Property. As between Buyer and Sellers’ Representative, nothing in this Agreement shall override or amend any provision of the Purchase Agreement and, to the extent there is a

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conflict between the terms of this Agreement and the Purchase Agreement, the Purchase Agreement shall control. This Agreement is for the exclusive benefit of the parties to this Agreement and their respective permitted successors, and shall not be deemed to give, either expressly or implicitly, any legal or equitable right, remedy, or claim to any other entity or person whatsoever. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary herein, (i) the Sellers’ Representative may assign this Agreement and all of its rights and obligations hereunder to any successor Sellers’ Representative appointed in accordance with Section 11.15(c) of the Purchase Agreement, provided, however, that, such assignment shall be subject to completion by the Escrow Agent to its satisfaction of its “Know Your Customer” review of such assignee and (ii) the Buyer may transfer and assign its rights and obligations under this Agreement without the prior written consent of the Sellers’ Representative by way of collateral assignment to any bank, financing institution or other lender providing financing to Buyer now or in the future or to an affiliate of Buyer or to any successor to Buyer by merger, consolidation or reorganization, provided, that, such successor will own all or substantially all of the assets of Buyer, provided, further, however, that, such assignment shall be subject to (x) completion by the Escrow Agent to its satisfaction of its “Know Your Customer” review of such assignee and (y) the Escrow Agent’s satisfaction with the indemnity provided by such assignee to the Escrow Agent.

10.	Resignation and Removal.
(a) The Interested Parties may remove the Escrow Agent at any time by giving to the Escrow Agent thirty (30) calendar days’ prior written notice of removal signed by an Authorized Person of each of the Interested Parties. The Escrow Agent may resign at any time by giving to each of the Interested Parties thirty (30) calendar days’ prior written notice of resignation.
(b) Within thirty (30) calendar days after giving the foregoing notice of removal to the Escrow Agent or within thirty (30) calendar days after receiving the foregoing notice of resignation from the Escrow Agent, the Interested Parties shall appoint a successor escrow agent and give notice of such successor escrow agent to the Escrow Agent. If a successor escrow agent has not accepted such appointment by the end of such thirty (30)-day period, the Escrow Agent may either (i) safe keep the Escrow Property until a successor escrow agent is appointed, without any obligation to invest the same or continue to perform under this Agreement (other than the obligation to retain and safeguard the Escrow Property), or (ii) apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief.
(c) Upon receipt of notice of the identity of the successor escrow agent signed by an Authorized Person of each of the Interested Parties, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor escrow agent, less the Escrow Agent’s fees, costs and expenses, or hold such Escrow Property (or any portion thereof) pending distribution, until all such fees, costs and expenses are paid to it. Upon delivery of the Escrow Property to the successor escrow agent in accordance herewith, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

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11.    Security Procedure.
In the event Escrow Fund transfer instructions are given by or on behalf of an Interested Party, whether in writing, or otherwise, Escrow Agent shall seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule B or C hereto as applicable, and Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by Escrow Agent.

12.	Governing Law; Jurisdiction; Waivers.
This Agreement is governed by and shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, City, County and State of New York, for any dispute arising from or related to this Agreement and/or any proceedings commenced regarding this Agreement. The parties irrevocably submit to the jurisdiction of such courts for the determination of all issues in such proceedings and irrevocably waive any objection to venue or inconvenient forum for any proceeding brought in any such court. The parties irrevocably and unconditionally waive any right to trial by jury with respect to any proceeding relating to this Agreement.

13.	Representations and Warranties.
Each of the parties represents and warrants that it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equity principles.

14.	Notices; Instructions.
(a) Any notice or instruction hereunder shall be in writing in English, and may be sent by (i) secure file transfer or (ii) electronic mail with a scanned attachment thereto of an executed notice or instruction, and shall be effective upon actual receipt by the Escrow Agent in accordance with the terms hereof. Any notice or instruction must be executed by an authorized person of an Interested Party (the person(s) so designated from time to time, the “Authorized Persons”). Each of the applicable persons designated on Schedule B and Schedule C attached hereto have been duly appointed to act as Authorized Persons hereunder and individually have full power and authority to execute any notices or instructions, to amend, modify or waive any provisions of this Agreement, and to take any and all other actions permitted under this Agreement, all without further consent or direction from, or notice to, it or any other party. Any notice or instruction must be originated from a corporate domain. Any change in designation of Authorized Persons shall be provided by written notice, signed by an Authorized Person, and actually received and acknowledged by the Escrow Agent. Any communication from the Escrow Agent that the Escrow Agent deems to contain confidential, proprietary, and/or sensitive

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information shall be encrypted in accordance with the Escrow Agent’s internal procedures. The Interested Parties agree that the above security procedures are commercially reasonable.
If to Buyer:
Meade Pipeline Investment, LLC
c/o NextEra Energy Partners GP, Inc.
700 Universe Boulevard
Juno Beach, FL 33408
Attention: Charles E. Sieving, General Counsel
Email: Charles.sieving@nexteraenergy.com

If to Sellers’ Representative:
WGL Midstream MP, LLC
c/o WGL Midstream, Inc.
1000 Maine Ave, SW
Washington, D.C. 20024
Attention: Fred Dalena, Vice President
Email: Fred.Dalena@altagas.ca
If to the Escrow Agent:
Citibank, N.A.
Agency & Trust
388 Greenwich Street, 14th Floor
New York, NY 10013
Attn.: Albert Mari, Jr.
Telephone: (212) 816-1807
E-mail: cts.spag@citi.com/ albert.p.mari@citi.com
(b) Any funds to be paid by the Escrow Agent hereunder shall be sent by wire transfer as instructed by the Interested Party or Interested Parties in accordance with the applicable provisions of Section 3.
(c) Payments to the Escrow Agent shall be sent by wire transfer pursuant to the following instructions: CITIBANK, N.A., ABA: 0210-0008-9; Account Name: Escrow Concentration Account; A/C#.: 36855852; Ref: 12374700 – Meade/WGL Escrow A/C

15.	Amendment; Waiver.
Any amendment of this Agreement shall be binding only if evidenced by a writing signed by each of the parties to this Agreement. No waiver of any provision hereof shall be effective unless expressed in writing and signed by the party to be charged.

16.	Severability.
The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. If any provision of this

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Agreement is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

17.	Mergers and Conversions.
Any corporation or entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Escrow Agent will be a party, or any corporation or entity succeeding to the business of the Escrow Agent will be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party or any further act on the part of any of the parties except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

18.	Termination.
This Agreement shall terminate and the Escrow Account shall be closed upon the distribution of all Escrow Property from the Escrow Account established hereunder in accordance with the terms of this Agreement, subject, however, to the survival of obligations specifically contemplated in this Agreement to so survive.

19.	Counterparts.
This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Scanned signatures on counterparts of this Agreement shall be deemed original signatures with all rights accruing thereto except in respect to any non-US entity, whereby originals are required.

20.	Headings.
The section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized representative as of the day and year first written above.
                        CITIBANK, N.A.,
                        as Escrow Agent

By:
Name:
Title:
Date:

MEADE PIPELINE INVESTMENT, LLC

By:
Name:
Title:
Date:

WGL MIDSTREAM MP, LLC

By:
Name:
Title:
Date:

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Exhibit B-3

Form of Transfer Tax Escrow Agreement

ESCROW AGREEMENT (TRANSFER TAX)
This ESCROW AGREEMENT (TRANSFER TAX) (this “Agreement”), dated as of [ ], 20[_] (the “Effective Date”), is entered into by and among Meade Pipeline Investment, LLC, a Delaware limited liability company (“Buyer”), WGL Midstream MP, LLC, a Delaware limited liability company (“Sellers’ Representative”), acting as representative of Sellers (as defined below), and Citibank, N.A., a national banking association organized and existing under the laws of the United States of America (“Citibank”). Citibank acting through its Agency and Trust Division, solely in its capacity as escrow agent under this Agreement, and any successors appointed pursuant to the terms hereof, is referred to herein as the “Escrow Agent”. Buyer and Sellers’ Representative are collectively referred to herein as the “Interested Parties”.
WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of September 29, 2019 (the “Purchase Agreement”), by and among Buyer, EIF Meade Holdings, LLC, a Delaware limited liability company (“EIF”), VED NPI II, LLC, a Delaware limited liability company (“VED II”), VED NPI I, LLC, a Delaware limited liability company (“VED I”), WGL Midstream MP, LLC, a Delaware limited liability company (“WGLM”), and COG Holdings LLC, a Delaware limited liability company (“COG” and together with EIF, VED II, VED I and WGLM, “Sellers”), Buyer and Sellers have agreed to establish an escrow arrangement as the sole recourse for payment of Sellers’ indemnification obligations under Section 9.2(a)(i) of the Purchase Agreement;
WHEREAS, a condition to the consummation of the transactions contemplated by the Purchase Agreement is that the Interested Parties enter into this Agreement;
WHEREAS, pursuant to the Purchase Agreement, Sellers have authorized Sellers’ Representative to enter into this Agreement on their behalf; and
WHEREAS, the Interested Parties wish to appoint Citibank as Escrow Agent to receive, hold and invest the Escrow Deposit (as defined below) to satisfy Sellers’ indemnification obligations under Section 9.2(a)(i) of the Purchase Agreement and to disburse said Escrow Deposit in accordance with the terms set forth herein, and Citibank is willing to accept such appointment and to so act as Escrow Agent, in each case upon the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, the parties hereto agree as follows:
1. Appointment.
Buyer and Sellers’ Representative hereby do appoint and designate Citibank as the Escrow Agent for the purposes set forth herein, and Citibank does hereby accept such appointment and

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agrees to hold, safeguard and disburse the Escrow Property under the terms and conditions set forth herein.
2. Establishment of Escrow Account.
On the Effective Date, pursuant to Section 2.2(d)(iii) and Section 2.5(a)(iii) of the Purchase Agreement, Buyer is depositing with the Escrow Agent by wire transfer of immediately available funds the amount of $[25,600,000] (the “Escrow Deposit”, and together with any investment income or proceeds received from the investment thereof from time to time pursuant to Section 4 below, collectively, the “Escrow Property”), and the Escrow Agent shall hold the Escrow Property in one separate and distinct account established with the Escrow Agent (the “Escrow Account”).
3. Claims and Payment; Release from Escrow.
The Escrow Property shall be distributed by the Escrow Agent solely in accordance with the following:
(a) Joint Directions. Upon receipt of a joint written instruction executed by an Authorized Person of each of Buyer and Sellers’ Representative (a “Joint Direction”) with respect to the Escrow Property, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt of a Joint Direction, disburse all or a portion of the Escrow Property strictly in accordance with such Joint Direction. Notwithstanding anything to the contrary herein, the Interested Parties agree, solely as between themselves, that each Interested Party shall execute and deliver Joint Directions to the Escrow Agent from time to time as required pursuant to the Purchase Agreement.
(b) Final Award. If at any time either of the Interested Parties receives a final, non-appealable decision, writ, order or decree rendered by a court or binding arbitrator to enforce an award (a “Final Award”) with respect to the Escrow Property, such Interested Party may concurrently or promptly thereafter deliver to the Escrow Agent and the other Interested Party a copy of such Final Award (certified by the delivering Interested Party as being a true and correct copy thereof), along with instructions from such Interested Party for payment in accordance with such Final Award (collectively, a “Final Award Direction”). Upon receipt by the Escrow Agent of a Final Award Direction from any Interested Party, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt by the Escrow Agent of the Final Award Direction, disburse all or a portion of the Escrow Property strictly in accordance with such Final Award Direction.
(c) Transfer Tax Claims.
(i) In the event of any claim for indemnification by any Buyer Indemnified Party (as defined in the Purchase Agreement) under Section 9.2(a)(i) of the Purchase

2 NTD: To be an amount equal to the Transfer Tax Escrow Amount as determined on the Closing Date.

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Agreement (a “Transfer Tax Claim”), Buyer shall have the right to seek payment of any amount to which any Buyer Indemnified Party is entitled pursuant to the terms and provisions of the Purchase Agreement (a “Transfer Tax Indemnification Amount”) out of the Escrow Property by delivering written notice containing the information set forth below to the Escrow Agent with a copy to Sellers’ Representative (the “Transfer Tax Indemnification Notice”). Each Transfer Tax Indemnification Notice must (A) state the actual or estimated dollar amount sought to be paid from the Escrow Property and include a certification that such amount represents Buyer’s good faith estimate of the amount to which the Buyer Indemnified Party would be entitled upon resolution of such Transfer Tax Claim and (B) have attached thereto a copy of the Claim Notice (as defined in the Purchase Agreement) or the notice delivered under Section 9.3(d) of the Purchase Agreement, as applicable, with respect to such Transfer Tax Claim. Prior to 5:00 p.m., Eastern Time on the thirtieth (30th) day after Sellers’ Representative’s receipt of the Transfer Tax Indemnification Notice, Sellers’ Representative may deliver notice to Buyer and the Escrow Agent (a “Counter Indemnification Notice”) disputing such Transfer Tax Claim in whole or in part (any disputed amount, the “Contested Amount”). The Escrow Agent shall not inquire into or consider whether a Transfer Tax Claim complies with the requirements of the Purchase Agreement.
(ii) If, prior to 5:00 p.m., Eastern Time on the thirtieth (30th) day after Sellers’ Representative’s receipt of a Transfer Tax Indemnification Notice, Sellers’ Representative does not deliver a Counter Indemnification Notice with respect to such Transfer Tax Indemnification Notice to the Escrow Agent and Buyer, then Buyer may thereafter deliver a notice to the Escrow Agent with a copy to Sellers’ Representative (an “Uncontested Direction”) instructing the Escrow Agent to disburse the Transfer Tax Indemnification Amount set forth in such Transfer Tax Indemnification Notice from the Escrow Property to Buyer. Upon receipt by the Escrow Agent of such Uncontested Direction, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt of such Uncontested Direction, disburse all or a portion of the Escrow Property strictly in accordance with such Uncontested Direction.
(iii) If, prior to 5:00 p.m., Eastern Time on the thirtieth (30th) day after Sellers’ Representative’s receipt of a Transfer Tax Indemnification Notice, Sellers’ Representative delivers a Counter Indemnification Notice with respect to such Transfer Tax Indemnification Notice to the Escrow Agent and Buyer, then Buyer may thereafter deliver an Uncontested Direction to the Escrow Agent, with a copy to Sellers’ Representative, instructing the Escrow Agent to disburse an amount, if any, equal to the Transfer Tax Indemnification Amount set forth in such Transfer Tax Indemnification Notice minus the Contested Amount with respect to such Transfer Tax Indemnification Notice from the Escrow Property to Buyer. Upon receipt by the Escrow Agent of such Uncontested Direction, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt of such Uncontested Direction, disburse all or a portion of the Escrow Property strictly in accordance with such Uncontested Direction. Thereafter, the Escrow Agent shall continue to hold and shall make disbursement of Escrow Property with respect to such Contested Amount only in accordance with (A) a Joint Direction or (B) a Final Award Direction (resolved as between Buyer and Sellers in accordance with the terms of the Purchase Agreement). Upon receipt of a Joint Direction or Final Award Direction as specified in the preceding sentence, the Escrow Agent shall disburse to Buyer the dollar amount specified in the Joint Direction or Final Award

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Direction, in accordance with Section 3(a) or Section 3(b), as applicable.
(d) Notices. The Escrow Agent shall conclusively presume that any Transfer Tax Indemnification Notice or Counter Indemnification Notice delivered to it was simultaneously delivered to Buyer or the Sellers’ Representative as provided above.
(e) Step-Down Release.
(i) In accordance with Section 7.3(f) of the Purchase Agreement or, on or after the Transfer Tax Escrow Release Date (as defined below), Sellers’ Representative shall have the right to seek payment of the amount to which Sellers are entitled under Section 7.3(f) or Section 9.5(b)(ii) of the Purchase Agreement, as applicable, out of the Escrow Property by delivering notice containing the information set forth below to the Escrow Agent with a copy to Buyer (the “Release Notice”). Each Release Notice must (A) state the dollar amount sought to be paid from the Escrow Property and include a certification that such amount represents Sellers’ Representative’s good faith estimate of the amount to which the Sellers are entitled pursuant to Section 7.3(f) or Section 9.5(b)(ii) of the Purchase Agreement, as applicable, (such amount, the “Released Amount”) and (B) include the Sellers’ Representative’s basis for calculating the Released Amount in accordance with Section 9.5(b)(ii) of the Purchase Agreement, as applicable. Prior to 5:00 p.m. Central Time on the tenth (10th) Business Day after Buyer’s receipt of the Release Notice, Buyer may deliver notice to Sellers’ Representative and the Escrow Agent (a “Counter Release Notice”) disputing such Released Amount in whole or in part (any disputed amount, the “Contested Released Amount”). The Escrow Agent shall not inquire into or consider whether a Release Notice complies with the requirements of the Purchase Agreement. The “Transfer Tax Escrow Release Date” means the date that is forty-eight (48) months after the Effective Date.
(ii) If, prior to 5:00 p.m. Eastern Time on the tenth (10th) Business Day after Buyer’s receipt of a Release Notice, Buyer does not deliver a Counter Release Notice with respect to such Release Notice to the Escrow Agent and Sellers’ Representative, then Sellers’ Representative may thereafter deliver a notice to the Escrow Agent with a copy to Buyer (an “Uncontested Release Direction”) instructing the Escrow Agent to disburse the Released Amount set forth in such Release Notice from the Escrow Property to Sellers. Upon receipt by the Escrow Agent of such Uncontested Release Direction, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt of such Uncontested Release Direction, disburse all or a portion of the Escrow Property strictly in accordance with such Uncontested Release Direction.
(iii) If, prior to 5:00 p.m. Eastern Time on the tenth (10th) Business Day after Buyer’s receipt of a Release Notice, Buyer delivers a Counter Release Notice with respect to such Release Notice to the Escrow Agent and Sellers’ Representative, then Sellers’ Representative may thereafter deliver an Uncontested Release Direction to the Escrow Agent, with a copy to Buyer, instructing the Escrow Agent to disburse an amount, if any, equal to the Release Amount set forth in such Release Notice minus the Contested Release Amount with respect to such Release Notice from the Escrow Property

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to Sellers. Upon receipt by the Escrow Agent of such Uncontested Release Direction, the Escrow Agent shall promptly, and in any event within two (2) Business Days after receipt of such Uncontested Release Direction, disburse all or a portion of the Escrow Property strictly in accordance with such Uncontested Release Direction. Thereafter, the Escrow Agent shall continue to hold and shall make disbursement of Escrow Property with respect to such Contested Release Amount only in accordance with (A) a Joint Direction or (B) a Final Award Direction (resolved as between Buyer and Sellers in accordance with the terms of the Purchase Agreement). Upon receipt of a Joint Direction or Final Award Direction as specified in the preceding sentence, the Escrow Agent shall disburse to Sellers the dollar amount specified in the Joint Direction or Final Award Direction, in accordance with Section 3(a) or Section 3 (b), as applicable.
(f) No Obligation to Replenish. With respect to any distributions by the Escrow Agent to an Interested Party, such distributions shall reduce the amount of the Escrow Property, and no Interested Party shall be obligated to replenish such distributed amounts.
4. Investment of Funds.
(a) Unless otherwise instructed in writing by the Parties, the Escrow Agent shall invest the Escrow Funds in an interest-bearing deposit obligation of Citibank N.A. insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Interested Parties acknowledge that the initial interest rate is subject to change from time to time and shall be reflected in the monthly statement provided to the Parties. The Escrow Funds shall at all times remain available for distribution in accordance with Section 3 above. The Escrow Agent shall invest the Escrow Deposit on the date of deposit, provided that it is received on or before 11:00 a.m. New York City time. Any Escrow Deposit received by the Escrow Agent after 11:00 a.m. New York City time shall be treated as if received on the following Business Day. For purposes of this Agreement, “Business Day” shall mean any day that the Escrow Agent is open for business.

(b) The Escrow Agent shall send an account statement to each of the Interested Parties on a monthly basis reflecting activity in the Escrow Account for the preceding month.
(c) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Agreement. The Escrow Agent shall have no responsibility or liability for any loss in the value of any investment made pursuant to this Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Property, except in the event of gross negligence, fraud or willful misconduct. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice.
(d) The Escrow Agent shall disburse all investment income on an annual basis to each Seller in accordance with the allocation set forth on Schedule D.

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5. Tax Matters.
(a) The Interested Parties agree that any earnings or proceeds received on or distributions of earnings or proceeds from the Escrow Property during a calendar year period shall be treated as the income of each Seller in accordance with the allocation set forth on Schedule D and shall be reported on an annual basis by the Escrow Agent on the appropriate United States Internal Revenue Service (“IRS”) Form 1099 (or IRS Form 1042-S), as required pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. The Interested Parties and the Escrow Agent agree that the Escrow Agent will not be responsible for providing tax reporting and withholding for payments which are for compensation for services performed by an employee or independent contractor.
(b) If IRS imputed interest requirements apply, the Interested Parties are solely responsible to inform the Escrow Agent, provide the Escrow Agent with all imputed interest calculations, and the Escrow Agent shall rely solely on such provided calculations and information and shall have no responsibility for the accuracy or completeness of any such calculations or information or for the failure of the Interested Parties to provide such calculations or information.
(c) The Interested Parties shall each, upon the execution of this Agreement, provide the Escrow Agent with a duly completed and properly executed IRS Form W-9 or applicable IRS Form W-8, in the case of a non-U.S. person, for each payee and each Seller together with any other documentation and information reasonably requested by the Escrow Agent in connection with the Escrow Agent’s tax reporting obligations under the Code and the regulations thereunder. With respect to the Escrow Agent’s tax reporting obligations under the Code, the Foreign Account Tax Compliance Act and the Foreign Investment in Real Property Tax Act and any other applicable law or regulation, the Interested Parties understand that, in the event valid U.S. tax forms or other required supporting documentation are not provided to the Escrow Agent, the Escrow Agent may be required to withhold tax from the Escrow Property and report account information on any earnings, proceeds or distributions from the Escrow Property.
(d) Should the Escrow Agent become liable for the payment of taxes other than taxes imposed on or with respect to the income or profits of the Escrow Agent, including withholding taxes relating to any funds, including interest and penalties thereon, held by it pursuant to this Agreement or any payment made hereunder (any such taxes (“Indemnified Taxes”), the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Interested Parties agree, jointly and severally, to indemnify and hold the Escrow Agent harmless pursuant to Section 7(c) hereof from any liability or obligation on account of Indemnified Taxes that may be assessed or asserted against the Escrow Agent.
(e) The Escrow Agent’s rights under this Section 5 shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

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6. Concerning the Escrow Agent.
(a) Escrow Agent Duties. Each Interested Party acknowledges and agrees that (i) the duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth in this Agreement, each of which is administrative or ministerial (and shall not be construed to be fiduciary) in nature, and no duties, responsibilities or obligations shall be inferred or implied, (ii) the Escrow Agent shall not be responsible for any of the agreements referred to or described herein (including, without limitation, the Purchase Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, and (iii) the Escrow Agent shall not be required to expend or risk any of its own funds to satisfy payments from the Escrow Property hereunder.
(b) Liability of Escrow Agent. The Escrow Agent shall not be liable for any damage, loss or injury resulting from any action taken or omitted in the absence of gross negligence, fraud or willful misconduct (as finally adjudicated by a court of competent jurisdiction). In no event shall the Escrow Agent be liable for indirect, incidental, consequential, punitive or special losses or damages (including, but not limited to, lost profits), regardless of the form of action and whether or not any such losses or damages were foreseeable or contemplated. The Escrow Agent shall be entitled to rely upon any instruction, notice, request or other instrument delivered to it and believed by the Escrow Agent, acting in good faith, to be genuine and what it purports to be without being required to investigate the authenticity or validity thereof, or the truth or accuracy of any information stated therein. The Escrow Agent may act in reliance upon any signature believed by it, acting in good faith, to be genuine and may assume that any person that is designated as an Authorized Person purporting to make any statement, execute any document, or send any instruction in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may consult with counsel satisfactory to it (provided that such counsel is selected with reasonable care), and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in good faith and in accordance with the opinion and advice of such counsel in the absence of gross negligence, bad faith, fraud or willful misconduct (as finally adjudicated by a court of competent jurisdiction). The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians and/or nominees. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its reasonable control (including, without limitation, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility); provided that the Escrow Agent shall use its best efforts to avoid and mitigate the adverse impacts of such occurrence and remedy the same as promptly as possible to resume performance.
(c) Reliance on Orders. The Escrow Agent is authorized to comply with Final Awards with respect to the Escrow Property, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Property is at any time attached, garnished or levied upon under any Final Award, or in case the payment,

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assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any Final Award, or in case any Final Award shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized to rely upon and comply with any such Final Award which it is advised is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such Final Award, it shall not be liable to any of the Interested Parties or to any other person or entity by reason of such compliance even though such Final Award may be subsequently reversed, modified, annulled, set aside or vacated.
(d) Inspection. All funds or other property held as part of the Escrow Property shall at all times be clearly identified as being held by the Escrow Agent hereunder.
(e) Accounting. The Escrow Agent shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions with respect to the Escrow Property. The Escrow Agent will send monthly statements to Buyer and Sellers’ Representative. Within fifteen (15) days following the close of each month and within five (5) Business Days after the removal or resignation of the Escrow Agent, the Escrow Agent shall deliver to Buyer and Sellers’ Representative a written account of its administration of the Escrow Account during such month or during the period from the close of the last preceding month to the date of such removal or resignation, setting forth all receipts, disbursements and other transactions with respect to the Escrow Property effected by it, and showing all cash, securities and other property held in the Escrow Account within the terms hereof at the end of such month or as of the date of such removal or resignation, as the case may be.
7. Compensation, Expense Reimbursement and Indemnification.
(a) Compensation. Each of the Interested Parties covenants and agrees to pay one half of the Escrow Agent’s compensation specified in Schedule A. Each of the Interested Parties covenants and agrees to pay to the Escrow Agent one half of all reasonable out-of-pocket expenses actually incurred by the Escrow Agent in the performance of its role under this Agreement (including, but not limited to, any reasonable attorney’s fees incurred in connection with the preparation and negotiation of this Agreement, which shall be due and payable upon the execution of this Agreement).
(b) Security and Offset. The Interested Parties hereby grant to the Escrow Agent a first lien upon, and right of offset against, the Escrow Property with respect to any fees or expenses due to the Escrow Agent hereunder (including any claim for indemnification hereunder). In the event that any fees or expenses, or any other obligations owed to the Escrow Agent (or its counsel) are not paid to the Escrow Agent within thirty (30) calendar days following the presentment of an invoice for the payment of such fees and expenses or the demand for such payment, then the Escrow Agent shall provide notice thereof to Sellers’ Representative and Buyer and if such invoice is not paid by the Interested Parties within ten (10) days after receipt of such notice, the Escrow Agent may, without further action or notice, pay such fees and expenses from the Escrow Property and may sell, convey or otherwise dispose of any Escrow Property for such purpose.

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(c) Indemnification. Each of the Interested Parties covenants and agrees, jointly and severally, to indemnify the Escrow Agent and its employees, officers, directors, affiliates, and agents (each, an “Indemnified Party”) for, hold each Indemnified Party harmless from, and defend each Indemnified Party against, any and all claims, losses, actions, liabilities, costs, damages and expenses of any nature incurred by any Indemnified Party, arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to, reasonable attorney’s fees, costs and expenses, except to the extent such loss, liability, damage, cost or expense shall have been finally adjudicated by a court of competent jurisdiction to have resulted from the Indemnified Party's own gross negligence, fraud or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent. Although certain of the Interested Parties’ obligations pursuant to this Section 7(c) are joint and several, the Interested Parties agree that as between the Interested Parties, such obligations shall be apportioned pro-rata in accordance with their relative obligation in accordance with the following sentence. Notwithstanding anything to the contrary herein, the Interested Parties agree, solely as between themselves, that any obligation for indemnification under this Section 7(c) (or for Indemnified Taxes or reasonable fees and expenses of the Escrow Agent described in Section 8) shall be borne by the party or parties determined by a court of competent jurisdiction to be responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one-half by Buyer and one-half by Sellers’ Representative. This Section 7(c) shall not apply to claims for indemnification in respect of taxes.
8. Dispute Resolution.
In the event of any disagreement among any of the Interested Parties to this Agreement, or between any of them and any other person, resulting in adverse claims or demands being made with respect to the subject matter of this Agreement, or in the event that the Escrow Agent, in good faith, is in doubt as to any action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands and refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be liable in any way or to any person for its failure or refusal to act (except to the extent of the Escrow Agent’s gross negligence, fraud or willful misconduct), and the Escrow Agent shall be entitled to continue to so refuse to act and refrain from acting until the Escrow Agent shall have received (a) a Final Award or (b) a written agreement executed by each of the Interested Parties involved in such disagreement, in which case the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such Final Award or fully executed agreement. The Escrow Agent shall be entitled to receive (from and at the expense of the presenting party) an opinion of counsel to the effect that any Final Award is final and not subject to appeal. The Escrow Agent shall have the option, after thirty (30) calendar days’ notice to the Interested Parties of its intention to do so, to petition (by means of filing an action in interpleader or any other appropriate method) any court of competent jurisdiction, for instructions with respect to any dispute or uncertainty, and to the extent required or permitted by law, pay into such court the Escrow Property for holding and disposition in accordance with the instructions of such court. The actual, out-of-pocket costs and expenses (including reasonable

B-3-9

attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be the joint and several obligation of, the Interested Parties.
9. Entire Agreement; Exclusive Benefit; Assignment.
This Agreement constitutes the entire agreement among the Interested Parties and the Escrow Agent and sets forth in its entirety the obligations and duties of the Escrow Agent with respect to the Escrow Property. As between Buyer and Sellers’ Representative, nothing in this Agreement shall override or amend any provision of the Purchase Agreement and, to the extent there is a conflict between the terms of this Agreement and the Purchase Agreement, the Purchase Agreement shall control. This Agreement is for the exclusive benefit of the parties to this Agreement and their respective permitted successors, and shall not be deemed to give, either expressly or implicitly, any legal or equitable right, remedy, or claim to any other entity or person whatsoever. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary herein, (i) the Sellers’ Representative may assign this Agreement and all of its rights and obligations hereunder to any successor Sellers’ Representative appointed in accordance with Section 11.15(c) of the Purchase Agreement, provided, however, that, such assignment shall be subject to completion by the Escrow Agent to its satisfaction of its “Know Your Customer” review of such assignee and (ii) the Buyer may transfer and assign its rights and obligations under this Agreement without the prior written consent of the Sellers’ Representative by way of collateral assignment to any bank, financing institution or other lender providing financing to Buyer now or in the future or to an affiliate of Buyer or to any successor to Buyer by merger, consolidation or reorganization, provided, that, such successor will own all or substantially all of the assets of Buyer, provided, further, however, that, such assignment shall be subject to (x) completion by the Escrow Agent to its satisfaction of its “Know Your Customer” review of such assignee and (y) the Escrow Agent’s satisfaction with the indemnity provided by such assignee to the Escrow Agent.

10.	Resignation and Removal.
(a) The Interested Parties may remove the Escrow Agent at any time by giving to the Escrow Agent thirty (30) calendar days’ prior written notice of removal signed by an Authorized Person of each of the Interested Parties. The Escrow Agent may resign at any time by giving to each of the Interested Parties thirty (30) calendar days’ prior written notice of resignation.
(b) Within thirty (30) calendar days after giving the foregoing notice of removal to the Escrow Agent or within thirty (30) calendar days after receiving the foregoing notice of resignation from the Escrow Agent, the Interested Parties shall appoint a successor escrow agent and give notice of such successor escrow agent to the Escrow Agent. If a successor escrow agent has not accepted such appointment by the end of such thirty (30)-day period, the Escrow Agent may either (i) safe keep the Escrow Property until a successor escrow agent is appointed, without any obligation to invest the same or continue to perform under this Agreement (other than the obligation to retain and safeguard the Escrow Property), or (ii) apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief.

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(c) Upon receipt of notice of the identity of the successor escrow agent signed by an Authorized Person of each of the Interested Parties, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor escrow agent, less the Escrow Agent’s fees, costs and expenses, or hold such Escrow Property (or any portion thereof) pending distribution, until all such fees, costs and expenses are paid to it. Upon delivery of the Escrow Property to the successor escrow agent in accordance herewith, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.
11.    Security Procedure.
In the event Escrow Fund transfer instructions are given by or on behalf of an Interested Party, whether in writing, or otherwise, Escrow Agent shall seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule B or C hereto as applicable, and Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by Escrow Agent.

12.	Governing Law; Jurisdiction; Waivers.
This Agreement is governed by and shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, City, County and State of New York, for any dispute arising from or related to this Agreement and/or any proceedings commenced regarding this Agreement. The parties irrevocably submit to the jurisdiction of such courts for the determination of all issues in such proceedings and irrevocably waive any objection to venue or inconvenient forum for any proceeding brought in any such court. The parties irrevocably and unconditionally waive any right to trial by jury with respect to any proceeding relating to this Agreement.

13.	Representations and Warranties.
Each of the parties represents and warrants that it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equity principles.

14.	Notices; Instructions.
(a) Any notice or instruction hereunder shall be in writing in English, and may be sent by (i) secure file transfer or (ii) electronic mail with a scanned attachment thereto of an executed notice or instruction, and shall be effective upon actual receipt by the Escrow Agent in accordance with the terms hereof. Any notice or instruction must be executed by an authorized person of an Interested Party (the person(s) so designated from time to time, the “Authorized Persons”). Each of the applicable persons designated on Schedule B and Schedule C attached hereto have been duly appointed to act as Authorized Persons

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hereunder and individually have full power and authority to execute any notices or instructions, to amend, modify or waive any provisions of this Agreement, and to take any and all other actions permitted under this Agreement, all without further consent or direction from, or notice to, it or any other party. Any notice or instruction must be originated from a corporate domain. Any change in designation of Authorized Persons shall be provided by written notice, signed by an Authorized Person, and actually received and acknowledged by the Escrow Agent. Any communication from the Escrow Agent that the Escrow Agent deems to contain confidential, proprietary, and/or sensitive information shall be encrypted in accordance with the Escrow Agent’s internal procedures. The Interested Parties agree that the above security procedures are commercially reasonable.
If to Buyer:
Meade Pipeline Investment, LLC
c/o NextEra Energy Partners GP, Inc.
700 Universe Boulevard
Juno Beach, FL 33408
Attention: Charles E. Sieving, General Counsel
Email: Charles.sieving@nexteraenergy.com

If to Sellers’ Representative:
WGL Midstream MP, LLC
c/o WGL Midstream, Inc.
1000 Maine Ave, SW
Washington, D.C. 20024
Attention: Fred Dalena, Vice President
Email: Fred.Dalena@altagas.ca
If to the Escrow Agent:
Citibank, N.A.
Agency & Trust
388 Greenwich Street, 14th Floor
New York, NY 10013
Attn.: Albert Mari, Jr.
Telephone: (212) 816-1807
E-mail: cts.spag@citi.com/ albert.p.mari@citi.com
(b) Any funds to be paid by the Escrow Agent hereunder shall be sent by wire transfer as instructed by the Interested Party or Interested Parties in accordance with the applicable provisions of Section 3.
(c) Payments to the Escrow Agent shall be sent by wire transfer pursuant to the following instructions: CITIBANK, N.A., ABA: 0210-0008-9; Account Name: Escrow Concentration Account; A/C#.: 36855852; Ref: 12374700 – Meade/WGL Escrow A/C

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15.	Amendment; Waiver.
Any amendment of this Agreement shall be binding only if evidenced by a writing signed by each of the parties to this Agreement. No waiver of any provision hereof shall be effective unless expressed in writing and signed by the party to be charged.

16.	Severability.
The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. If any provision of this Agreement is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

17.	Mergers and Conversions.
Any corporation or entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Escrow Agent will be a party, or any corporation or entity succeeding to the business of the Escrow Agent will be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party or any further act on the part of any of the parties except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

18.	Termination.
This Agreement shall terminate and the Escrow Account shall be closed upon the distribution of all Escrow Property from the Escrow Account established hereunder in accordance with the terms of this Agreement, subject, however, to the survival of obligations specifically contemplated in this Agreement to so survive.

19.	Counterparts.
This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Scanned signatures on counterparts of this Agreement shall be deemed original signatures with all rights accruing thereto except in respect to any non-US entity, whereby originals are required.

20.	Headings.
The section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.
[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized representative as of the day and year first written above.
                        CITIBANK, N.A.,
                        as Escrow Agent

By:
Name:
Title:
Date:

MEADE PIPELINE INVESTMENT, LLC

By:
Name:
Title:
Date:

WGL MIDSTREAM MP, LLC

By:
Name:
Title:
Date:

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Exhibit C

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of September 29, 2019 (the “Effective Date”), is made by NEXTERA ENERGY PARTNERS, LP, a Delaware limited partnership (“Guarantor”), in favor of EIF MEADE HOLDINGS, LLC, a Delaware limited liability company (“EIF”), VED NPI II, LLC, a Delaware limited liability company (“VED II”), COG HOLDINGS LLC, a Delaware limited liability company (“COG”), WGL MIDSTREAM MP, LLC, a Delaware limited liability company (“WGLM”), and VED NPI I, LLC, a Delaware limited liability company (“VED I”, and together with EIF, VED II, COG and WGLM each a “Counterparty” and collectively, the “Counterparties”).
RECITALS:

A.WHEREAS, Counterparties and Guarantor’s affiliate, Meade Pipeline Investment, LLC, a Delaware limited liability company (“Obligor”), concurrently with the execution hereof, are entering into that certain Purchase and Sale Agreement, dated as of the Effective Date, by and among Obligor and the Counterparties (the “Agreement”); and

B.	WHEREAS, Guarantor will directly or indirectly benefit from the Agreement between Obligor and Counterparties.

NOW THEREFORE, in consideration of the foregoing premises and as an inducement for Counterparties’ execution, delivery and performance of the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees for the benefit of Counterparties as follows:

* * *

1.    GUARANTY. Subject to the terms and provisions hereof, Guarantor, as primary obligor and not merely as surety, hereby absolutely and irrevocably guarantees the timely payment when due of all obligations owing by Obligor to Counterparties arising pursuant to the Agreement on or after the Effective Date (the “Obligations”). This Guaranty shall constitute a guarantee of payment and not of collection. The liability of Guarantor under this Guaranty shall be subject to the following limitations:

(a)    Notwithstanding anything herein or in the Agreement to the contrary, the maximum aggregate obligation and liability of Guarantor under this Guaranty, and the maximum recovery from Guarantor under this Guaranty, shall in no event exceed ONE BILLION TWO HUNDRED EIGHTY MILLION
U.S. DOLLARS (U.S. $1,280,000,000) (the “Maximum Recovery Amount”).

(b)    The obligation and liability of Guarantor under this Guaranty is specifically limited to payments expressly required to be made or otherwise owed under the Agreement, as well as costs of collection and enforcement of this Guaranty (including, without limitation, attorney’s fees) to the extent reasonably and actually incurred by the Counterparties. In no event, however, shall Guarantor be liable for or obligated to pay any Non-Reimbursable Damages (as defined in the Agreement) unless and except to the extent that such damages are required to be paid by Obligor to a Counterparty pursuant to the Agreement.

2. DEMANDS AND PAYMENT.

(a)
If Obligor fails to pay any Obligation to Counterparties when such Obligation is due and owing under the Agreement (an “Overdue Obligation”), Counterparties may present a written demand to Guarantor calling for Guarantor’s payment of such Overdue Obligation pursuant to this Guaranty (a “Payment Demand”).

(b)
Guarantor’s obligation hereunder to pay any particular Overdue Obligation(s) to Counterparties is conditioned upon Guarantor’s receipt of a Payment Demand from Counterparties satisfying the following requirements: (i) such Payment Demand must identify the specific Overdue Obligation(s) covered by such demand, the specific date(s) upon which such Overdue Obligation(s) became due and owing under the Agreement, and the specific provision(s) of the Agreement pursuant to which such Overdue Obligation(s) became due and owing; (ii) such Payment Demand must be delivered to Guarantor in accordance with Section 9 below; and (iii) the specific Overdue Obligation(s) addressed by such Payment Demand must remain due and unpaid at the time of such delivery to Guarantor.

(c)
After issuing a Payment Demand in accordance with the requirements specified in Section 2(b) above, Counterparties shall not be required to issue any further notices or make any further demands with respect to the Overdue Obligation(s) specified in that Payment Demand, and Guarantor shall be required to make payment with respect to the Overdue Obligation(s) specified in that Payment Demand within five (5) Business Days after Guarantor receives such demand. As used herein, the term “Business Day” shall mean all weekdays (i.e., Monday through Friday) other than any weekdays during which commercial banks or financial institutions are authorized to be closed to the public in the State of Florida or the State of New York.

(d)
All payments made hereunder shall be made in U.S. Dollars and be made free, without set-off, and clear of, and without deduction for or on account of any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter applicable by payment to the account of a Counterparty or as such Counterparty may direct. All amounts due under this Guaranty shall bear interest from the date that such amount first became due and payable under the terms of this Guaranty until the date that it is paid at a rate equal to LIBOR plus two percent (2%).

3.    REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that:

(a)
it is a limited partnership duly organized and validly existing under the laws of the State of Delaware and has the requisite limited partnership power and authority to execute, deliver and carry out the terms and provisions of the Guaranty;

(b)
no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty; and

(c)
this Guaranty constitutes a valid and legally binding agreement of Guarantor, enforceable against Guarantor in accordance with the terms hereof, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

4.    RESERVATION OF CERTAIN DEFENSES. Without limiting Guarantor’s own defenses and rights hereunder, Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which Obligor is or may be entitled arising from or out of the Agreement, except for defenses (if any) based upon the bankruptcy, insolvency, dissolution or liquidation of Obligor or any lack of power or authority of Obligor to enter into and/or perform the Agreement.

5.    AMENDMENT OF GUARANTY. No term or provision of this Guaranty shall be amended, modified, altered, waived or supplemented except in a writing signed by Guarantor and Counterparties.

2

6. WAIVERS AND CONSENTS. Subject to and in accordance with the terms and provisions of this Guaranty:

(a)
Except as required in Section 2 above, Guarantor hereby waives (i) notice of acceptance of this Guaranty; (ii) presentment and demand concerning the liabilities of Guarantor; (iii) any right to require that any action or proceeding be brought against Obligor or any other person, or to require that Counterparties seek enforcement of any performance against Obligor or any other person, prior to any action against Guarantor under the terms hereof; or (iv) any requirement that Counterparties protect, secure or perfect any security interest.

(b)
No delay by Counterparties in the exercise of (or failure by Counterparties to exercise) any rights hereunder or under the Agreement shall operate as a waiver of such rights, a waiver of any other rights or a release of Guarantor from its obligations hereunder (with the understanding, however, that the foregoing shall not be deemed to constitute a waiver by Guarantor of any rights or defenses which Guarantor may at any time have pursuant to or in connection with any applicable statutes of limitation). No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default.

(c)
Without notice to or the consent of Guarantor, and without impairing or releasing Guarantor’s obligations under this Guaranty, Counterparties may: (i) change the manner, time, place or terms for payment of all or any of the Obligations (including, without limitation, renewals, extensions or other alterations of the Obligations); (ii) release any person (other than Obligor or Guarantor) from liability for payment of all or any of the Obligations; (iii) amend or modify the Agreement; or (iv) receive, substitute, surrender, exchange or release any collateral or other security for any or all of the Obligations.

(d)
Guarantor hereby irrevocably and absolutely waives any and all right of subrogation, contribution, indemnification, reimbursement or similar rights against Obligor with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law, it being the intention of Guarantor and the Counterparties that Guarantor shall not be deemed to be a “creditor” (as defined in Section 101 of the U.S. Bankruptcy Code or any other applicable law) of Obligor by reason of the existence of this Guaranty in the event that Obligor becomes a debtor in any proceeding under the U.S. Bankruptcy Code or any other applicable law. In addition, Guarantor shall not exercise any rights which it may acquire by way of subrogation under this Guaranty by any payment made hereunder or otherwise, until all of the liabilities of Obligor to Counterparties under the Agreement have been paid in full. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all such liabilities and obligations have not been indefeasible paid in full, such amount shall be held in trust for the benefit of the Counterparties and shall forthwith be paid to the Counterparties and applied to such liabilities and obligations, whether matured or unmatured.

7.    REINSTATEMENT. Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if all or any part of any payment made hereunder is at any time avoided or rescinded or must otherwise be restored or repaid by Counterparties as a result of the bankruptcy or insolvency of Obligor, all as though such payments had not been made.

8.    TERMINATION. Subject to Section 7 above, this Guaranty and the Guarantor’s obligations hereunder will terminate automatically and immediately upon the earlier of (i) the termination of the Agreement, unless the Agreement is terminated as a result of Obligor’s intentional and material breach of the Agreement, or (ii) immediately after the Closing (as such term is defined in the Agreement); provided,

3

however, that no such termination shall affect Guarantor's liability with respect to any Obligation incurred prior to the time the termination is effective, which Obligation shall remain subject to this Guaranty.

9.    NOTICE. Any Payment Demand, notice, request, instruction, correspondence or other document to be given hereunder (herein collectively called “Notice”) by Counterparties to Guarantor, or by Guarantor to Counterparties, as applicable, shall be in writing and may be delivered either by (i) U.S. certified mail with postage prepaid and return receipt requested, or (ii) recognized nationwide courier service with delivery receipt requested, in either case to be delivered to the following address (or to such other U.S. address as may be specified via Notice provided by Guarantor or Counterparties, as applicable, to the other in accordance with the requirements of this Section 9):

TO GUARANTOR: *	TO COUNTERPARTIES:
NEXTERA ENERGY PARTNERS, LP 700 Universe Blvd. Juno Beach, Florida 33408 Attn: Treasurer	WGL Midstream MP, LLC, as representative of the Counterparties c/o WGL Midstream, Inc. 1000 Maine Ave, SW Washington, D.C. 20024 Attention: Fred Dalena, Vice President Email: Fred.Dalena@altagas.ca
[Tel: (561) 694-6204 -- for use in connection with courier deliveries]	[Tel: (412) 973-7507 -- for use in connection with courier deliveries]

*
(NOTE: Copies of any Notices to Guarantor under this Guaranty shall also be sent via facsimile to ATTN: Contracts Group, Legal, Fax No. (561) 625-7504 and ATTN: Credit Department, Fax No. (561) 625-7642. However, such facsimile transmissions shall not be deemed effective for delivery purposes under this Guaranty.)

Any Notice given in accordance with this Section 9 will (i) if delivered during the recipient's normal business hours on any given Business Day, be deemed received by the designated recipient on such date, and (ii) if not delivered during the recipient's normal business hours on any given Business Day, be deemed received by the designated recipient at the start of the recipient's normal business hours on the next Business Day after such delivery.

10.    MISCELLANEOUS.

(a)
This Guaranty shall in all respects be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws thereunder (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(b)
This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and inure to the benefit of and be enforceable by Counterparties and their respective successors and permitted assigns. Guarantor may not assign this Guaranty in part or in whole without the prior written consent of Counterparties. Counterparties may not assign their rights or benefits under this Guaranty in part or in whole without the prior written consent of Guarantor.

4

(c)	This Guaranty embodies the entire agreement and understanding between Guarantor and Counterparties and supersedes all prior agreements and understandings relating to the subject matter hereof.

(d)
The headings in this Guaranty are for purposes of reference only, and shall not affect the meaning hereof. Words importing the singular number hereunder shall include the plural number and vice versa, and any pronouns used herein shall be deemed to cover all genders. The term "person" as used herein means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated association, or government (or any agency or political subdivision thereof).

(e)
Wherever possible, any provision in this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)
Counterparties (by their acceptance of this Guaranty) and Guarantor each hereby irrevocably: (i) consents and submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or if that court does not have subject matter jurisdiction, to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) for the purposes of any suit, action or other proceeding arising out of this Guaranty or the subject matter hereof or any of the transactions contemplated hereby brought by Counterparties, Guarantor or their respective successors or assigns; and (ii) waives (to the fullest extent permitted by applicable law) and agrees not to assert any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Guaranty or the subject matter hereof may not be enforced in or by such court.

(g)
COUNTERPARTIES (BY THEIR ACCEPTANCE OF THIS GUARANTY) AND GUARANTOR EACH HEREBY IRREVOCABLY, INTENTIONALLY AND VOLUNTARILY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS GUARANTY OR THE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY.

(h)
This Guaranty may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Guaranty shall become effective when each party hereto shall have received counterparts thereof signed and delivered (by facsimile, e-mail of a .pdf attachment or otherwise) by all of the other parties.

* * *

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty, effective as of the Effective Date.

5

NEXTERA ENERGY PARTNERS, LP

By: JOHN W. KETCHUM

Name: John W. Ketchum

Title: President

6

Exhibit D

R&W Conditional Binder

[See attached.]

7

Euclid Transactional, LLC

The Right Angle For Risk

BINDER AGREEMENT

Buyer-Side Representations and Warranties Insurance Policy

Master Policy # ET111-001-480

THIS INSURANCE IS ISSUED PURSUANT TO THE FLORIDA SURPLUS LINES LAW. PERSONS INSURED BY SURPLUS LINES CARRIERS DO NOT HAVE THE PROTECTION OF THE FLORIDA INSURANCE GUARANTY ACT TO THE EXTENT OF ANY RIGHT OF RECOVERY FOR THE OBLIGATION OF AN INSOLVENT UNLICENSED INSURER.

THE INSURERS NAMED HEREIN ARE NOT LICENSED BY THE STATE OF NEW YORK, NOT SUBJECT TO ITS SUPERVISION, AND IN THE EVENT OF THE INSOLVENCY OF THE INSURERS, NOT PROTECTED BY THE NEW YORK STATE SECURITY FUNDS. THE POLICY MAY NOT BE SUBJECT TO ALL OF THE REGULATIONS OF THE DEPARTMENT OF FINANCIAL SERVICES PERTAINING TO POLICY FORMS.

All capitalized terms used but not defined in this Binder Agreement (along with all Exhibits hereto, this “Agreement”) shall have the respective meanings assigned thereto in the Draft Policy (as defined below).

1. Date:
September 29, 2019

2. Insureds:

a. Named Insured:
Meade Pipeline Investment, LLC
c/o NextEra Energy Partners GP, Inc.
700 Universe Boulevard
Juno Beach, FL 33408
Attention: Charles E. Sieving, General Counsel
Email: Charles.sieving@nexteraenergy.com

b. Additional Insureds:
The Named Insured’s Representatives, and the Named Insured’s Affiliates and Subsidiaries and each of their Representatives.

Collectively, the Named Insured, the Additional Insureds and each of their respective successors and permitted assigns are referred to herein as the “Insureds,” and “Insured” means any one of them.

3. Coverage:
Buyer-side representations and warranties insurance coverage for Loss in excess of the Retention in accordance with and subject to the terms and conditions of the policy attached hereto as Exhibit A (the “Draft Policy”).

Any changes to the Draft Policy shall be mutually agreed upon by the Underwriting Representative and the Named Insured.

4. Policy Term:
From September 29, 2019 (“Inception”) until the 36-month anniversary of the Closing (the “Expiration Date”); provided that the Expiration Date with respect to the Extended Representations and Pre-Closing Taxes shall be the 72-month anniversary of the Closing.

5. Limit of Liability:
$30,000,000, in the aggregate

6. Retention:
The initial Retention means an amount equal to $9,600,000, in the aggregate (the “Initial Retention”).

Subject to Section IV.B(ii) of this Policy, to the extent that the then-remaining Retention (as eroded from time to time pursuant to the terms of this Policy) is greater than $6,400,000 on the 12-month anniversary of the Closing (the “Retention Dropdown Date”), the then-remaining Retention shall be reduced to $6,400,000, in the aggregate, on such date (such amount the “Dropdown Retention”).

7. Premium:
Non-Terrorism Portion: $825,000
Terrorism Portion: $     0

Total Premium: $825,000

8. Brokerage Commission and
Taxes:

The premium is inclusive of a 15% brokerage commission. The premium is exclusive of any applicable surplus lines, self- procurement or premium tax and any other applicable excise or other tax, fee or surcharge. It is the Insureds’ responsibility to pay any such applicable amount. For the avoidance of doubt, the Insureds are not responsible for the payment of any withholding taxes or other taxes or other amounts that are imposed on or determined by reference to income of the Insurers or the Insurance Broker or are imposed in lieu of an income tax.

9. Insurance Broker:
McGriff, Seibels & Williams, Inc. 3400 Overton Park Drive, Suite 300 Atlanta, GA 30339

10. Acquisition Agreement:
Purchase and Sale Agreement, dated as of September 29, 2019 by and among EIF Meade Holdings, LLC, VED NPI II, LLC, COG Holdings LLC, WGL Midstream MP, LLC, and VED NPI I, LLC,

This Agreement provides only a summary of conditional coverage. Please refer to the Policy for the actual terms, conditions and exclusions of coverage.

Meade Pipeline Investment, LLC, and separately, WGL Midstream MP, LLC as Sellers’ Representative.

11. Insurers and Quota Share
Percentages:

Insurer	Policy Number	Quota Share Percentage of Loss	Quota Share Limit of Liability	Premium
North American Capacity Insurance Company	BRP0001147-00	50.000%	$15,000,000.00	$412,500.00
Interstate Fire & Casualty Company	MPX1801762	31.250%	$9,375,000.00	$257,812.50
Aspen Specialty Insurance Company	ET00358-19	12.500%	$3,750,000.00	$103,125.00
General Security Indemnity Company of Arizona	34980-000358-19	6.250%	$1,875,000.00	$51,562.50

The obligations of each Insurer in this Item 11 of these Declarations are limited to the extent of its Quota Share Percentage of Loss up to its Quota Share Limit of Liability. No Insurer shall be liable for the Quota Share Percentage of Loss of any other Insurer or otherwise responsible for the liability of any other Insurer, including as a result of the receivership, insolvency, inability, refusal or failure for any other reason of any other Insurer to pay any Loss.

12. Underwriting Representative:

Euclid Transactional, LLC, as duly authorized agent of the
Insurers.

The Underwriting Representative shall, as the agent of each of the Insurers, investigate and adjust any claim under this Policy, including the determination of whether a claim is covered and the amount of Loss covered hereunder. Each of the Insurers shall be bound by any such determination of the Underwriting Representative. The Insureds may rely upon any communications made to or received from the Underwriting Representative, as the agent of and claim representative for all of the Insurers, for any claim reported under this Policy.

13. Conditions:

Issuance of the final, executed buyer-side representations and warranties insurance policy contemplated by this Agreement and the Draft Policy (the “Policy”), and coverage for any Loss thereunder, shall be subject to the satisfaction of the following conditions:

(a) On or prior to October 9, 2019, the Underwriting Representative shall have received a deposit (the “Deposit”) equal to 10% of the Premium in accordance

This Agreement provides only a summary of conditional coverage. Please refer to the Policy for the actual terms, conditions and exclusions of coverage.

with wire transfer instructions provided by the Underwriting Representative to the Insurance Broker.

(b) On or prior to 30 days following the Closing, the Underwriting Representative shall have received the full amount of the Premium;

(c) On or prior to October 9, 2019, the Underwriting Representative shall have received the underwriting fee of $40,000, plus $5,000 for each excess market, by wire transfer in accordance with the wire transfer instructions provided by the Underwriting Representative to the Named Insured.

(d) The closing of the transactions contemplated by the Acquisition Agreement (the “Closing”) shall have occurred in accordance with the terms and conditions of the Acquisition Agreement.

(e) Neither the Insureds nor any of their respective Affiliates shall have (i) amended, supplemented or rescinded the Acquisition Agreement (or entered into any agreement or arrangement which would have such an effect), (ii) given any consent or waiver thereunder, or (iii) granted any authority to take any of the actions in clauses (i) or (ii) above, in each case, without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of the Insurers if such amendment, supplement, rescission, agreement, arrangement, consent, waiver or grant would reasonably be expected to actually prejudice the Insurers or their rights or liabilities under this Agreement or the Draft Policy.

(f) On the date hereof, the Underwriting Representative shall have received an Inception No Claims Declaration, executed by an authorized representative of the Named Insured as of Inception, in the form attached as Exhibit D-1 to the Draft Policy.

(g) On the Closing Date, the Underwriting Representative shall have received a Closing No Claims Declaration, executed by an authorized representative of the Named Insured as of Closing, in the form attached as Exhibit D-2 to the Draft Policy on the Closing Date.

(h) Prior to the Closing, the Insureds shall have provided the Underwriting Representative with satisfactory

This Agreement provides only a summary of conditional coverage. Please refer to the Policy for the actual terms, conditions and exclusions of coverage.

access to the Deal Team Members to allow the Underwriting Representative to complete its “bring down” due diligence investigation.

(i) Prior to the Closing, the Named Insured shall have provided the Underwriting Representative with any notice of Breach provided by the Company and the Sellers.

(j) The Closing has occurred on or before March 27, 2020.

(k) On or prior to 60 days following the Closing, the Underwriting Representative shall have received copies of (i) the final, executed Acquisition Agreement (and any amendments thereto), (ii) closing deliveries exchanged pursuant to the Acquisition Agreement, and (iii) a USB, CD or DVD-ROM containing a complete copy of the data room created by or on behalf of Seller in connection with the transactions contemplated by the Acquisition Agreement.

(l) On or prior to 10 days following the Closing, the Underwriting Representative shall have received a copy of the applicable surplus lines completion forms.

Issuance of the Policy shall be deemed to be confirmation by the Underwriting Representative that the foregoing conditions have been satisfied or waived. Following such issuance, the Policy (and not this Agreement) shall be the exclusive document for determining coverage of Losses thereunder.

14. Failure of Conditions:
If any condition set forth in Section 13 above has failed to be satisfied, then the Underwriting Representative shall be entitled to terminate this Agreement by providing ten (10) day’s prior written notice to the Named Insured (but only if such failure has not been cured within such 10-day cure period or any extension of such cure period agreed to by the parties).

If (x) this Agreement is so terminated or (y) the Acquisition Agreement is terminated pursuant to the terms thereof (a “Termination Event”), then this Agreement shall be void ab initio and have no force or effect and the Underwriting Representative shall have no obligation or liability hereunder or in connection herewith.

In consideration of its willingness to enter into this Agreement, the Underwriting Representative shall be entitled to the Deposit whether or not a Termination Event occurs. If a

This Agreement provides only a summary of conditional coverage. Please refer to the Policy for the actual terms, conditions and exclusions of coverage.

Termination Event occurs and the Deposit has not been paid, the Named Insured shall pay the Deposit within five days of the Termination Event by wire transfer in accordance with the wire transfer instructions provided by the Underwriting Representative to the Insurance Broker.

15. Authorization:
As set forth, mutatis mutandis, in Section X of the Draft Policy.

16. Governing Law; Arbitration:
As set forth, mutatis mutandis, in Section XI of the Draft Policy.

17. Assignment:
As set forth, mutatis mutandis, in Section XII(E) of the Draft Policy.

18. Amendments:
This Agreement may not be amended, altered or modified except by a written consent of the parties hereto.

19. Entire Agreement:
This Agreement constitutes the entire agreement and understanding concerning the subject matter of this Agreement and supersedes the terms and conditions of any prior oral or written discussions, agreements or communications among the Underwriting Representative, the Insurers and the Insureds and their respective affiliates concerning the subject matter of this Agreement.

20. Counterparts:
This Agreement may be executed and delivered by the parties hereto (including by facsimile transmission or other electronic transmission) in counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

21. Effectiveness of Agreement:
Notwithstanding anything to the contrary herein, including without limitation the Underwriting Representative’s signature below, if this Agreement is not signed by the Named Insured and returned to the Underwriting Representative on the date hereof, then the offer provided in this Agreement shall automatically terminate and expire, whereupon this Agreement shall be void ab initio and have no force or effect, and neither the Underwriting Representative, any Insurer, nor any Insured shall have any obligation or liability hereunder or in connection herewith.

[Signature Page Follows]

This Agreement provides only a summary of conditional coverage. Please refer to the Policy for the actual terms, conditions and exclusions of coverage.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first mentioned above.

Euclid Transactional, LLC

By: ALBERT SONG
Name: Albert Song
Title: Principal

Meade Pipeline Investment, LLC

By: MARK HICKSON
Name: Mark Hickson
Title: EVP

This Agreement provides only a summary of conditional coverage. Please refer to the Policy for the actual terms, conditions and exclusions of coverage.

EUCLID TRANSACTIONAL, LLC
THE RIGHT ANGLE FOR RISK

Buyer-Side Representations and Warranties Insurance Policy

Master Policy # ET111-001-480
THIS INSURANCE IS ISSUED PURSUANT TO THE FLORIDA SURPLUS LINES LAW. PERSONS INSURED BY SURPLUS LINES CARRIERS DO NOT HAVE THE PROTECTION OF THE FLORIDA INSURANCE GUARANTY ACT TO THE EXTENT OF ANY RIGHT OF RECOVERY FOR THE OBLIGATION OF AN INSOLVENT UNLICENSED INSURER.

THE INSURERS NAMED HEREIN ARE NOT LICENSED BY THE STATE OF NEW YORK, NOT SUBJECT TO ITS SUPERVISION, AND IN THE EVENT OF THE INSOLVENCY OF THE INSURERS, NOT PROTECTED BY THE NEW YORK STATE SECURITY FUNDS. THE POLICY MAY NOT BE SUBJECT TO ALL OF THE REGULATIONS OF THE DEPARTMENT OF FINANCIAL SERVICES PERTAINING TO POLICY FORMS.

Words and phrases that are capitalized have the special meanings provided in Section II. Definitions.
Declarations

Item 1) Insureds:
a. Named Insured:         Meade Pipeline Investment, LLC
c/o NextEra Energy Partners GP, Inc.
700 Universe Boulevard
Juno Beach, FL 33408
Attention: Charles E. Sieving, General Counsel
Email: Charles.sieving@nexteraenergy.com

b. Additional Insureds:     The Named Insured’s Representatives, and the Named
Insured’s Affiliates and Subsidiaries and each of their Representatives.

Collectively, the Named Insured, the Additional Insureds and each of their respective successors and permitted assigns are referred to herein as the “Insureds,” and “Insured” means any one of them.

Item 2) Policy Term:         From September 29, 2019 (“Inception”) until [_ ]1 (the
“Expiration Date”); provided that the Expiration Date with respect to the Extended Representations and Pre-Closing Taxes shall be [ ]2.

1 36-month anniversary of the Closing
2 72-month anniversary of the Closing

Item 3) Limit of Liability:
$30,000,000, in the aggregate

Item 4) Retention:
The initial Retention means an amount equal to $9,600,000, in the aggregate (the “Initial Retention”).

Subject to Section IV.B(ii) of this Policy, to the extent that the then-remaining Retention (as eroded from time to time pursuant to the terms of this Policy) is greater than $6,400,000 on the 12-month anniversary of the Closing (the “Retention Dropdown Date”), the then-remaining Retention shall be reduced to $6,400,000, in the aggregate, on such date (such amount the “Dropdown Retention”).

Item 5) Premium:
Non-Terrorism Portion: $825,000
Terrorism Portion: $     0

Premium: $825,000

The premium is inclusive of a 15% brokerage commission. The premium is exclusive of any applicable surplus lines, self- procurement or premium tax and any other applicable excise or other tax, fee or surcharge. It is the Insureds’ responsibility to pay any such applicable amount. For the avoidance of doubt, the Insureds are not responsible for the payment of any withholding taxes or other taxes or other amounts that are imposed on or determined by reference to income of the Insurers or the Insurance Broker or are imposed in lieu of an income tax.

Item 6) Insurance Broker:
McGriff, Seibels & Williams, Inc.
3400 Overton Park Drive, Suite 300
Atlanta, GA 30339

Item 7) Acquisition Agreement:
Purchase and Sale Agreement, dated as of September 29, 2019
by and among EIF Meade Holdings, LLC, VED NPI II, LLC, COG Holdings LLC, WGL Midstream MP, LLC, and VED NPI I, LLC, Meade Pipeline Investment, LLC, and separately, WGL Midstream MP, LLC as Sellers’ Representative.

Item 8) Insurers and Quota Share
Percentages:

Insurer	Policy Number	Quota Share Percentage of Loss	Quota Share Limit of Liability	Premium
North American Capacity Insurance Company	BRP0001147-00	50.000%	$15,000,000.00	$412,500.00

ii

Interstate Fire & Casualty Company	MPX1801762	31.250%	$9,375,000.00	$257,812.50
Aspen Specialty Insurance Company	ET00358-19	12.500%	$3,750,000.00	$103,125.00
General Security Indemnity Company of Arizona	34980-000358-19	6.250%	$1,875,000.00	$51,562.50

The obligations of each Insurer in this Item 8 of these Declarations are limited to the extent of its Quota Share Percentage of Loss up to its Quota Share Limit of Liability.

Item 9) Underwriting
Representative:
Euclid Transactional, LLC, as duly authorized agent of the Insurers.

The Underwriting Representative shall, as the agent of each of the Insurers, investigate and adjust any claim under this Policy, including the determination of whether a claim is covered and the amount of Loss covered hereunder. Each of the Insurers shall be bound by any such determination of the Underwriting Representative. The Insureds may rely upon any communications made to or received from the Underwriting Representative, as the agent of and claim representative for all of the Insurers, for any claim reported under this Policy.

Item 10) Endorsements and
Exhibits Forming Part of
Policy at Issuance:

Exhibit A - Acquisition Agreement
Exhibit B - Ancillary Documents
Exhibit C - Deal Team Members
Exhibit D - No Claims Declarations

iii

EUCLID TRANSACTIONAL, LLC

THE RIGHT ANGLE FOR RISK

THIS IS A CLAIMS MADE AND REPORTED POLICY. SUBJECT TO THE TERMS AND CONDITIONS OF THIS POLICY, COVERAGE IS LIMITED TO CLAIMS THAT THE NAMED INSURED REPORTS TO THE INSURER PURSUANT TO REPORTING REQUIREMENTS OF THE POLICY. DEFENSE COSTS AND PROSECUTION COSTS COVERED BY THIS POLICY REDUCE AND EXHAUST THE APPLICABLE LIMITS OF LIABILITY AND APPLY TO THE RETENTION. THIS POLICY DOES NOT PROVIDE FOR ANY DUTY BY THE INSURERS TO DEFEND ANY INSURED IN ANY THIRD PARTY CLAIM. PLEASE READ THIS ENTIRE POLICY CAREFULLY.

Buyer-Side Representations and Warranties Insurance Policy

In consideration of the payment of the Premium, the several Insurers and the Insureds each agree as follows:

I.    INSURING AGREEMENT

Subject to the terms and conditions of this Policy, the Insurers shall indemnify the Insureds for, or pay on their behalf, any Loss covered under this Policy that the Insureds report to the Underwriting Representative in accordance with Section V hereof.

II.    DEFINITIONS

All capitalized terms used but not defined in this Policy (including the Declarations) shall have the meaning assigned to such term in the Acquisition Agreement. As used in this Policy, the following terms have the meanings set forth below:

A. “Acquisition Agreement” means the Acquisition Agreement set forth in Item 7 of the Declarations, including the disclosure schedules and any related exhibits, schedules, other attachments or side letters thereto (as such agreement may be amended from time to time in accordance with the terms and conditions of this Policy). An executed copy of the Acquisition Agreement is attached hereto as Exhibit A.

B. “Actual Knowledge” means, (i) with respect to a particular fact, event or condition, that the relevant person has an actual conscious awareness of such fact, event or condition, and (ii) with respect to a Breach, that the relevant person has an actual conscious awareness of a fact, event or condition constituting a Breach and that such fact, event or condition actually constitutes a Breach. Actual Knowledge does not include: (a) any constructive or imputed knowledge of a person; (b) any duty or obligation of inquiry or investigation; or (c) any actual, constructive or imputed knowledge of any outside advisor (including any attorneys, accountants, brokers, consultants, experts and other professionals) or other agent, representative, affiliate or employee of such person. For the avoidance of doubt, the Underwriting Representative shall bear the burden of proving that any person had Actual Knowledge of any fact, event or condition and that any fact, event or condition constitutes a Breach.

C. “Additional Insureds” means the persons or entities set forth in Item 1 of the Declarations.

D. “Ancillary Documents” means any certificate, instrument, document or agreement that is set forth on Exhibit B attached hereto and delivered on or prior to the Closing Date.

E. “Breach” means:

(i) any breach of, or inaccuracy in, any of the representations and warranties set forth in Articles III and IV of the Acquisition Agreement as of the date of the Acquisition Agreement or as of the Closing Date;

(ii) any breach of, or inaccuracy in, any of the representations and warranties or certifications set forth in any Ancillary Documents; or

(iii) any liability of an Insured for Pre-Closing Taxes.

Breach shall be determined without regard or giving effect to the survival limitations set forth in Section 9.1 of the Acquisition Agreement or, other than with respect to clause (b) of Section 4.8 of the Acquisition Agreement, any Materiality Qualifiers.

For purposes of this Policy, with respect to the Acquisition Agreement: (i) the words “which affects” in Section 4.6 (Litigation) shall be deemed replaced by “against”; and (ii) we would only cover clause (b) of Section 4.15 (Records).

F. “Claim Notice” has the meaning set forth in Section V.A of this Policy.

G. “Covered Environmental Claims” means claims in connection with Loss arising out of or resulting from any environmental spills or environmental contamination, but solely to the extent such Loss would be covered under an Environmental Policy but for the exhaustion of the aggregate limits of liability of such Environmental Policy.

H. “Deal Team Members” means those individuals set forth in Exhibit C attached hereto.

I. “Defense Costs” means any reasonable fees, costs, charges, expenses, payments, disbursements and any other amounts (including the reasonable fees, costs, charges and expenses of any attorneys, accountants, brokers, consultants, experts and other professionals) paid or incurred by or on behalf of the Insureds in the investigation, adjustment, defense, settlement, mitigation, litigation or appeal of any (i) Third Party Claim or (ii) potential Third Party Claim (including the investigation of the underlying facts and circumstances thereof) but only in the event such potential Third Party Claim is thereafter made and reported to the Underwriting Representative in accordance with the terms hereof. It is understood and agreed that (i) representation of the Insureds by Locke Lord LLP or Morgan, Lewis & Bockius LLP is reasonable and (ii) once the Insureds have provided reasonable support for their Defense Costs, the burden shall be on the Underwriting Representative to demonstrate that such Defense Costs are unreasonable. Defense Costs shall include premiums for any appeal, attachment or other litigation or similar bonds, provided that the Underwriting Representative and the Insurers shall have no obligation to apply for or furnish any such bonds. Defense Costs do not include any salaries, benefits or other compensation of any employee, officer, director, member or partner of the Insureds (other than part time employees, consultants and independent contractors retained in connection with the matters described in this definition).

J. “Environmental Policy” means any of (i) Section 8.1 of the O&M Agreement, and (ii) a renewal, replacement or amendment of the foregoing with substantially similar terms that do not adversely affect the Insurers.

K. “Expiration Date” means the applicable date stated in Item 2 of the Declarations.

L. “Extended Representations” means the representations and warranties set forth in Section 3.1 (“Organization”), Section 3.2 (“Authorization; Enforceability”), Section 3.3(a) and (d) (“No Conflict”), Section 3.5 (“Broker’s Fees”), Section 3.6 (“Ownership of Acquired Interests”), Section 4.1 (“Organization”), Section 4.2(a) (“No Conflict”), Section 4.3 (“Capitalization; Subsidiaries”), Section 4.5 (“Ownership of Property”), and Section 4.7 (“Taxes”) of the Acquisition Agreement.

M. “Inception” has the meaning set forth in Item 2 of the Declarations.

N. “Insurance Broker” has the meaning set forth in Item 6 of the Declarations.

O. “Insureds” has the meaning set forth in Item 1 of the Declarations.

P. “Insurers” mean the Persons set forth in Item 8 of the Declarations.

Q. “Interim Breach” means any Breach with respect to which (i) the facts, events or conditions that caused such Breach first occurred during the Interim Period and (ii) any Deal Team Member obtained Actual Knowledge of such Breach during the Interim Period.

R. “Interim Period” means the period beginning immediately following the execution of the Acquisition Agreement and ending immediately prior to the Closing.

S. “Limit of Liability” has the meaning set forth in Item 3 of the Declarations.

T. “Loss” means (i) all losses, payments, liabilities, claims, demands, judgments, settlements, awards, assessments, damages, Taxes, fines, suits, actions, costs and expenses, obligations, deficiencies, as well as any interest and penalties, arising out of or resulting from a Breach, (ii) any Defense Costs, and (iii) any Prosecution Costs, in each case, determined without regard or giving effect to the survival limitations set forth in Section 9.1 of the Acquisition Agreement of or any Materiality Qualifiers.

Loss does not include

that portion of any Loss that constitutes punitive or exemplary damages or any fines or penalties, except to the extent (a) insurable under the applicable law of any Most Favorable Jurisdiction and (b) awarded or assessed against the Insureds in connection with a Third Party Claim pursuant to (1) a final settlement consented to in writing by the Underwriting Representative (such consent not to be unreasonably withheld, conditioned or delayed) or (2) a final (x) order of a government, self-regulatory agency, or regulatory agency, (y) judgment of a court of competent jurisdiction or (z) award of an arbitrator, arbitration panel or similar adjudicative body. For the avoidance of doubt, however, Defense Costs and Prosecution Costs relating to any of the foregoing shall be Loss hereunder.

U. “Materiality Qualifiers” means any phrase, word, term or clause in any representation or warranty contained in Article III or Article IV of the Acquisition Agreement or in any Ancillary Document containing the words “materiality” or “Material Adverse Effect” or words of similar import. For the avoidance of doubt, the word “Material” in defined terms such as “Material Contracts” shall not be considered a Materiality Qualifier.

V. “Most Favorable Jurisdiction” means any jurisdiction where (i) the act, error or omission giving rise to the Breach or the Loss took place, (ii) the Third Party Claim was made, (iii) any relief was awarded, (iv) any Insured is incorporated or has its principal place of business or (v) any of the Insurers is incorporated or has its principal place of business. Notwithstanding the foregoing, this Most Favored Jurisdiction definition may not be applied to any Insurer or the Underwriting Representative in a manner which would require any Insurer or the Underwriting Representative to violate any law that applies to this Policy; provided, the Insurers and the Underwriting Representative shall use commercially reasonable efforts to take actions necessary to apply this definition in a manner that would give effect to the definition and the intention of the parties without violating any such law.

W. “Named Insured” has the meaning set forth in Item 1 of the Declarations.

X. “No Claims Declarations” means (i) the signed Inception No Claims Declaration dated as of the date of Inception, an executed copy of which is attached hereto as Exhibit D-1, and (ii) the signed Closing No Claims Declaration dated as of the Closing Date, an executed copy of which is attached hereto as Exhibit D-2.

Y. “Pre-Closing Taxes” means all Taxes (or the nonpayment thereof) imposed on the Acquired Companies or any of their Subsidiaries for all Pre-Closing Tax Periods and for the portion of any Straddle Period ending on the Closing Date, except with respect to (a) Transfer Taxes; (b) matters disclosed in the Disclosure Schedules; or (c) Taxes accrued or reserved on the books and records of the Acquired Companies as of Closing, provided, however, that the exclusion to pre-Closing Taxes within this sub-paragraph (c) shall not apply to amounts that are subsequently payable by the Acquired Companies (or any Subsidiary thereof) in excess of such amounts accrued or reserved on the books and records of the Acquired Companies as of Closing).

Z. “Policy Term” has the meaning set forth in Item 2 of the Declarations.

AA. “Premium” has the meaning set forth in Item 5 of the Declarations.

BB. “Prosecution Costs” means any reasonable fees, costs, charges, payments, and expenses (including the reasonable fees, costs, charges and expenses of attorneys, accountants, brokers, consultants, experts, and others) paid by or on behalf of or incurred by or on behalf of the Insureds in connection with (i) the Insureds’ mitigation or investigation of any Breach, and (ii) the prosecution of any counterclaims related to the mitigation or reduction of Loss that are authorized by the Underwriting Representative in connection with the defense of a Third Party Claim or potential Third Party Claim (such consent not to be unreasonably withheld, conditioned or delayed). It is understood and agreed that (i) representation of the Insureds by Locke Lord LLP or Morgan, Lewis & Bockius LLP is reasonable and (ii) once the Insureds have provided reasonable support for their Prosecution Costs, the burden shall be on the Underwriting Representative to demonstrate that such Prosecution Costs are unreasonable.

Prosecution Costs shall include premiums for any appeal, attachment or similar bonds, without any obligation to apply for or furnish any such bonds. Prosecution Costs do not include any salaries, benefits or other compensation of any employee, officer, director, member or partner of the Insureds (other than part time employees, independent contractors and consultants retained in connection with the matters described in this definition).

CC. "Purchase Price Adjustment Provision" means the purchase price or similar adjustment provision set forth in Section 2.3 of the Acquisition Agreement.

DD. “Quota Share Percentages” has the meaning set forth in Item 8 of the Declarations.

EE. “Recovered Amounts” means, in relation to any Loss, the net amount (after reduction for any increase in premiums and reasonable costs and expenses incurred in connection with such recovery) of any offsetting recoveries directly related to such Loss (including from other insurance policies or third party indemnities) that have been actually received by the Insureds from an unaffiliated third party.

FF. “Retention” has the meaning set forth in Item 4 of the Declarations.

GG. “Retention Dropdown Date” has the meaning set forth in Item 4 of the Declarations.

HH. “Seller” means, collectively, the persons or entities designated as “Sellers” in the Acquisition Agreement.

II. “Specified Person” means (i) the chief executive officer, chief financial officer, general counsel or any person who holds a functionally equivalent position at any Insured and (ii) any Deal Team Member (to the extent such person is employed by the Named Insured or any affiliate thereof at the applicable time). Notwithstanding the foregoing, Specified Person shall not include the chief executive officer, chief financial officer, general counsel or any person who holds a functionally equivalent position of any of the Acquired Companies or any of their Subsidiaries as of immediately prior to the Closing, unless such person both (x) is the chief executive officer, chief financial officer, general counsel or, if no such person exists, the person who holds a functionally equivalent position at any Insured at the applicable time of determination, and (y) intentionally and willfully withholds or conceals from another Specified Person any information first obtained after the Closing that would reasonably be expected to give rise to Actual Knowledge of a Breach by another Specified Person. The burden of proving that a Specified Person intentionally and willfully withholds or conceals information, and that such information was first obtained after Closing, shall be on the Underwriting Representative.

JJ. “Third Party Claim” means any claim, notice, complaint, demand, arbitration, mediation, investigation, suit, proceeding, legal action or similar action or proceeding made or brought against, or the initiation of a tax audit or examination of, any Insured by any person or entity (unless made or brought by (i) an affiliate of such Insured at the time of such action, (ii) any other Insured (excluding any officer, director, manager, employee, agent or representative of any Insured who was an officer, director, manager, employee, agent or representative of the Insured at or prior to the Closing) or (iii) the Insurers acting in connection with this Policy) which, if successful, would result in Loss (other than Defense Costs or Prosecution Costs).

KK. “Underwriting Representative” has the meaning set forth in Item 9 of the Declarations.

III. EXCLUSIONS

No Insurer shall be liable to make any payment for that portion of Loss:

A.
proximately related to the substantive content of a material inaccuracy in a No Claims Declaration (but only to the extent the Insurers are actually prejudiced by such material inaccuracy, with for the avoidance of doubt the Insurers bearing the burden of proving such prejudice);

B.	arising out of or resulting from any (x) Breach of which any of the Deal Team Members had Actual Knowledge prior to Inception or (y) Interim Breach;

C.	arising out of or resulting from asbestos or Polychlorinated Biphenyls;

D.
constituting the monetary amount by which any unfunded or underfunded defined benefit pension, retiree medical or multiemployer plan maintained, sponsored, contributed to, or required to be contributed to by the Acquired Companies, any Subsidiary of the Acquired Companies, or any Seller is unfunded or underfunded;

E.	arising out of or resulting from any environmental spills or environmental contamination, other than any Covered Environmental Claims;

F.	arising out of or resulting from cost overruns, delays or failure to obtain or sustain after court challenge regulatory approvals with respect to the Leidy South expansion;

G.	arising out of or resulting from Transfer Taxes;

H.
arising out of or resulting from the recharacterization of the Main Facilities Lease, dated as of February 14, 2014, between Transcontinental Gas Pipe Line Company, LLC and Meade Pipeline Co LLC as an installment sale for tax purposes;

I.	arising out of or resulting from the matters described in Section 9.2(a)(iii) of the Acquisition Agreement;

J.	arising out of or resulting from any breach of, or inaccuracy in, the representations and warranties set forth in Section 4.9(c) of the Acquisition Agreement; or

K.
to the extent actually taken into account pursuant to the Purchase Price Adjustment Provision (with the intent of this exclusion merely to be to avoid “double counting” and not to limit any right to recover for Loss that arises out of or results from any Breach in excess of the amount of such Loss taken into account under the Purchase Price Adjustment Provision).

Subject to all of the other terms and conditions of this Policy, if only part of a Loss is excluded under this Section III, the Insurer shall remain liable for that part of the total Loss that is not so excluded.

IV. LIABILITY UNDER THIS POLICY; RETENTION; CALCULATION OF LOSS

A.    Liability under this Policy.

(i) The Limit of Liability set forth in Item 3 of the Declarations is the maximum aggregate liability of the Insurers under this Policy. Defense Costs and Prosecution Costs are part of, and not in addition to, the Limit of Liability. Loss incurred within the Retention shall not erode the Limit of Liability.

(ii) The liability of each Insurer is several and not joint with any other Insurer. The obligations of each Insurer are limited to the extent of its Quota Share Percentage of Loss up to its Quota Share Limit of Liability set forth in Item 8 of the Declarations. No Insurer shall be liable for the Quota Share Percentage of Loss of any other Insurer or otherwise responsible for the liability of any other Insurer, including as a result of the receivership, insolvency, liquidation, rehabilitation, bankruptcy, inability, refusal or failure for any other reason of any other Insurer to pay any Loss.

B.    Retention.

(i)
The Insurers shall only be liable for Loss (or the aggregate of all individual Losses) covered hereunder in excess of the Retention set forth in Item 4 of the Declarations. Such Retention is an aggregate one and shall only be eroded by Loss (or the aggregate of all individual Losses) for which the Insurers would be liable under this Policy but for the Retention (“Retained Losses”).

(ii)
If on or prior to the Retention Dropdown Date the Underwriting Representative has been notified by the Named Insured pursuant to this Policy of, or any Specified Person has Actual Knowledge of, any (a) Breach or matter under active investigation by any Specified Person that would reasonably be expected to give rise to a Breach, (b) Third Party Claim and/or (c) Loss, then the Retention shall not be reduced pursuant to the second paragraph of Item 4 of the Declarations solely with respect to any such Loss or any Loss that arises out of, relates to or results from such Breach, matter or Third Party Claim.

(iii)
Any Retained Losses recovered by the Insureds from the Seller pursuant to the Acquisition Agreement for amounts up to and including the amount of the Retention shall erode the Retention and shall not reduce the amount of Loss in excess of the Retention or be subject to reimbursement for purposes of this Policy.

(iv)
Loss (or the aggregate of all individual Losses) shall erode the Retention and/or be recoverable as Loss under this Policy, as applicable, prior to and not conditioned upon obtaining recovery from or taking any action against the Seller with respect to any Loss.

C.
Recovered Amounts. Loss shall be reduced by any Recovered Amounts. For the avoidance of doubt, to the extent any Recovered Amount is received or realized after payment by the Insurer hereunder, such Recovered Amount shall be applied in the following order: first, to reimburse the Insureds for any Loss borne by them in excess of the Limit of Liability; second, to reduce any Loss incurred by the Insureds which is covered by this Policy; and third, to reimburse the Insureds in respect of any Retained Loss.

V. REPORTING

A. The Named Insured shall deliver a notice (a “Claim Notice”) to the Underwriting Representative as soon as reasonably practicable after any Specified Person acquires Actual Knowledge of any Breach, Third Party Claim or Loss, or any matter under investigation by any Specified Person that would reasonably be expected to give rise to a Breach, Third Party Claim or Loss. The Claim Notice shall reference this Policy and shall include, in reasonable detail (in light of the information then reasonably available) and to the extent a Specified Person has Actual Knowledge, a description of the facts, matters or circumstances leading up to the delivery of the Claim Notice, including a specific reference to the implicated representations and/or warranties at issue. The Insureds shall have the right to amend and supplement the Claim Notice, including when additional facts and information become available, pursuant to the other terms and conditions of this Section V.

B. The information provided in or pursuant to any Claim Notice shall be provided solely for the purpose of making a claim under this Policy. In disclosing such information, the Insureds expressly do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine or other privilege with respect to any of the matters disclosed or discussed therein. No information contained in any Claim Notice shall be deemed to be an admission by any Insured to any third party of any matter whatsoever (including any violation of law or breach of contract).

C. In no event may a Claim Notice be delivered to the Underwriting Representative later than 45 days after the Policy Term. If a Claim Notice is provided to the Underwriting Representative during the Policy Term or the 45-day period immediately following the Policy Term, then any subsequent Loss arising out of or resulting from the Breach, Third Party Claim, Loss, or matter under investigation by any Specified Person that would reasonably be expected to give rise to a Breach, Third Party Claim or Loss identified in the Claim Notice shall be deemed reported at the time such Claim Notice was received by the Underwriting Representative.

D. As soon as reasonably practicable after the Underwriting Representative receives a Claim Notice (and in any event within 60 days of receipt), the Underwriting Representative shall respond with the coverage position of the Insurers (including reasons if the Insurers dispute coverage for the claimed Loss or dispute that the claimed Loss erodes the Retention). If the Underwriting Representative is not in a position to determine the coverage position based on the information provided in the Claim Notice, then the Underwriting Representative’s response shall state why it is unable to do so and request such additional information as it may reasonably require from the Insureds in order to make a coverage determination, and following receipt of which the 60 day time limitation set forth in this Section V.D shall apply. The Underwriting Representative shall use commercially reasonable efforts to respond to any Claim Notice in a manner which provides the Insureds sufficient time to satisfy any litigation deadlines or similar deadlines of which the Underwriting Representative is made aware that relate to the subject matter of the Claim Notice.

E. The Insureds shall not be required to notify the Insurers directly of any Claim or any matters pertaining to any Claim so long as the Insureds have delivered to the Underwriting Representative a Claim Notice with respect to such Claim. No Insurer shall be released from its obligations under the Policy based upon its failure to receive notice of the Underwriting Representative’s receipt of a Claim Notice.

VI. CORRESPONDENCE; COOPERATION; MAINTENANCE OF RECORDS

A.
Correspondence. The Insureds shall, at the written request of the Underwriting Representative and to the extent reasonably practicable, provide to the Underwriting Representative copies of any formal and written correspondence, pleadings or other material documents relating to such Claim Notice that are delivered or filed by or on behalf of the Insureds, their representatives or any other or entity, in each case, to the extent in the Insureds’ possession or reasonably available to the Insureds.

B.
Cooperation. The Insureds shall use commercially reasonable efforts, at the Insurers’ sole cost, to provide the Underwriting Representative with any information, assistance and cooperation reasonably requested in writing by the Underwriting Representative in connection with a Claim Notice or other matter relating to this Policy. Such cooperation shall include, at the Insurers’ sole cost (which shall not reduce the Limit of Liability hereunder) and to the extent reasonably practicable:

(i)
permitting the Underwriting Representative and its representatives to examine, photocopy and take extracts from the books, data, files, records and information of the Insureds to the extent reasonably related to any Claim Notice and only during normal business hours, at reasonable locations, in a manner that is not disruptive to the business of the Insureds and upon reasonable prior written notice to the Insureds; and

(ii)
access to the Insureds’ representatives for interviews and depositions during normal business hours, at reasonable locations, in a manner that is not disruptive to the business of the Insureds’ representatives, and only upon reasonable advance notice to the Insureds.

The provision of such information shall be subject to existing confidentiality agreements by and between the Insureds and the Underwriting Representative.

C. Maintenance of Records. Until the later of 45 days after the expiration of the Policy Term or the final resolution of all claims or disputes relating to this Policy, the Insureds shall, to the extent within their control and in accordance with their respective record retention policies, use commercially reasonable efforts to maintain any documentation in their possession relating to the negotiation of the Acquisition Agreement and due diligence conducted in connection with the transactions contemplated thereby; provided that the Insureds may destroy documents in the ordinary course of the Insureds’ business consistent with any past practices and their document retention guidelines so long as such destruction is not done with the intent to harm the Insurers.

D. Privilege; Fifth Amendment Protection. With respect to any documents or information referenced in this Section VI that are protected by attorney-client privilege, work product doctrine or other privileges, the Insurers shall cooperate in good faith with the Insureds and use commercially reasonable efforts to preserve the privileged status of any such document or information (including by entering into a joint defense or similar agreement acceptable to the Underwriting Representative and the Named Insured). Nothing in this Policy shall be construed to require the waiver of any Fifth Amendment or similar protection or require the Insureds to take any action that would result in the loss of the protections of the attorney- client privilege, work-product doctrine or any similar privileges or protections.

VII. DEFENSE; SETTLEMENT; PAYMENT OF LOSS

A.
Third Party Claim and Claims Participation. The Underwriting Representative and the Insurers do not assume any duty to defend the Insureds with respect to any Third Party Claim. The Insureds shall defend and contest any Third Party Claim with counsel consented to by the Underwriting Representative in writing (such consent not to be unreasonably withheld, conditioned or delayed); provided that such consent shall not be required for any representation of the Insureds by Locke Lord LLP or Morgan, Lewis & Bockius LLP. With respect to any Third Party Claim, the Insureds shall not knowingly take any action or omit to take any action that, at the time of such action or omission, would reasonably be expected to actually prejudice the Insurers’ position or its potential or actual rights of recovery. The Underwriting Representative shall have the right, at its sole cost and expense (which shall not reduce the Limit of Liability hereunder), to effectively associate in the investigation, defense and settlement of any Third Party Claim or other matter reasonably likely to be covered under this Policy; provided that, subject to the consent rights expressly given to the Insurers in this Section VII.A and Section VII.B of this Policy, the Insureds shall control all decisions with respect to the investigation, defense, prosecution, negotiation and settlement of any Third Party Claim.

B.
Settlements and Judgments. With respect to any settlements of or stipulated judgments in a Third Party Claim, only Loss (other than Defense Costs or Prosecution Costs) resulting from settlements or stipulated judgments consented to by the Underwriting Representative in writing (such consent not to be unreasonably withheld, conditioned or delayed) or resulting from a final judgment by a court of competent jurisdiction or arbitral panel shall erode the Retention or be recoverable as Loss; provided that with respect to any settlement or stipulated judgment that is solely within the Retention, the consent of the Underwriting Representative shall not be required until (x) the amount of such settlement or stipulated judgment, (y) the aggregate amount of any Losses reasonably anticipated in respect of any pending claims, and (z) any paid or incurred Defense Costs and Prosecution Costs relating to such settlement or stipulated judgment exceed 40% of the then-remaining Retention; and provided further the Insurer shall not use as the sole basis for denying its consent to such settlement or stipulated judgment the granting by the Insureds of an irrevocable and unconditional full and complete waiver and release to any person.

C.
Defense Costs and Prosecution Costs. With respect to Defense Costs and Prosecution Costs covered hereunder, the Insurers shall reimburse the Insureds on a quarterly basis following the Underwriting Representative’s receipt of an invoice for such Defense Costs or Prosecution Costs. The Insureds shall provide such information as reasonably requested by the

Underwriting Representative to determine the applicability of coverage of such Defense Costs or Prosecution Costs under this Policy in accordance with the time limitation set forth in Section V.D., provided that once the Insureds have provided reasonable support for their Defense Costs or Prosecution Costs, the burden shall be on the Underwriting Representative to demonstrate that such costs are not covered hereunder. The Underwriting Representative and the Insurers agree that Locke Lord LLP or Morgan, Lewis & Bockius LLP may represent the Insureds in matters related to this Policy and acknowledge that the then prevailing hourly billing rates of Locke Lord LLP and Morgan, Lewis & Bockius LLP to the Insureds are deemed reasonable.

D. Payment of Loss. Payment of any covered Loss by the Insurers shall be made to the Named Insured as representative of all of the Insureds or to such person or entity as the Named Insured instructs the Underwriting Representative pursuant to Section IX of this Policy.

E. Territory. This Policy extends to Breaches and Losses taking place or being incurred, as applicable, anywhere in the world.

VIII. MITIGATION; SUBROGATION; REIMBURSEMENT; OTHER INSURANCE

A. Mitigation.

(i)
To the extent required by applicable law, the Insureds shall use commercially reasonable efforts to mitigate any Loss or potential Loss after any Specified Person has Actual Knowledge of any matter that would reasonably be expected to give rise to any Loss; provided that the failure of any Insured to so mitigate shall only reduce the rights of the Insureds to recover for Loss under this Policy to the extent of the Loss that would have been avoided by such mitigation, and the burden of proving such amount shall be on the Insurers and shall not otherwise diminish or delay coverage or payment hereunder. If the Insurers believe the Insureds should take any additional actions in order to comply with their obligations pursuant to this paragraph, they shall request such actions promptly in writing.

(ii)
In connection with the determination of the Final Purchase Price, the Insureds shall use good faith efforts to take into account, and to recover any amounts in respect of, Loss in accordance with the Purchase Price Adjustment Provision.

(iii)
Notwithstanding Section VIII.A(i), the Insureds shall not be obligated to pursue any rights of recovery against any third party with respect to which any Insured has a business relationship (each such third party a “Commercial Counterparty”) until the aggregate amount of all such Losses for which recovery against such Commercial Counterparty is sought exceeds $500,000. If both (i) Losses related to any Insureds’ rights of recovery against any Commercial Counterparty exceed $500,000 and (ii) the Underwriting Representative requests in writing actions against such Commercial Counterparty, then the Underwriting Representative shall discuss in good faith with the Insureds any potential adverse impact that such action may have on any Insured and such impact shall be considered in determining whether the Underwriting Representative shall require that the Insureds pursue such action.

B. Subrogation.

(i) The Insureds shall use commercially reasonable efforts to preserve (a) any indemnification or other rights against any other person or entity with respect to any Loss, which rights would offset the Insurers’ obligations hereunder, and (b) the Insurers’ subrogation rights with respect thereto.

(ii) In the event of any payment of Loss under this Policy, the Underwriting Representative (on behalf of the Insurers) shall be subrogated to the extent of such payment to, and the Insureds shall assign to the Underwriting Representative, all of the Insureds’ rights of recovery with respect to such Loss; provided that the Underwriting Representative and the Insurers hereby waive and release any right of subrogation and shall not be entitled to subrogate against (x) any Insured or any, direct or indirect, parent, Subsidiary, affiliate, shareholder, member, director, officer, employee or partner (or the functional equivalent of any such position) of any of the foregoing (except if associated with the acquired business prior to Closing (but without limiting clause (y)), (y) the Acquired Companies or the acquired business and (z) each of the Sellers pursuant to rights under the Acquisition Agreement except in cases of Fraud. At the sole cost and expense of the Insurers (which shall not reduce the Limit of Liability hereunder) and to the extent consistent with the subrogation permitted hereunder, the Insureds shall use commercially reasonable efforts to execute all papers reasonably required and take all steps reasonably requested by the Insurer to secure and further such subrogation. In no event shall the Insureds knowingly and intentionally waive any rights in a manner that would reasonably be expected to actually prejudice any such subrogation or assignment right.

(iii) With respect to subrogation claims against customers, clients or suppliers of any person or entity described in clauses (x) - (z) of Section VIII.B(ii) above, the Insurers shall not be entitled to subrogate without the prior written consent of the Named Insured (such consent not to be unreasonably withheld, conditioned or delayed) until the aggregate amount of all such Losses for which recovery would be available against any such customer, client or supplier exceeds $500,000 (the “Subrogation Threshold”). After such Losses exceed the Subrogation Threshold, the Insurers may subrogate against such customers, clients and suppliers without the consent of the Named Insured, and the Insurers shall only be required to provide advance written notice to the Named Insured of their intent to institute such subrogation claim. Upon the request of the Named Insured, the Insurer shall provide reasonable updates with respect to the status of and circumstances relating to such claim.

(iv) The Insurers shall bear all costs incurred in connection with any subrogation or assignment efforts or actions taken by or on behalf of the Insurers or the Underwriting Representative (including any defense costs or liability of the Insured related to any counterclaim or third party demand asserted in connection with any such subrogation or assignment efforts to the extent arising out of, resulting from or related to the same or similar facts, circumstances, matters or allegations out of which such subrogation or assignment efforts arose) and shall promptly reimburse the Insureds for any reasonable costs and expenses incurred in connection with any subrogation or assignment efforts in connection with Section VIII.B of this Policy, which shall not reduce the Limit of Liability hereunder.

(v) Any amounts recovered by the Insurers or Underwriting Representative through subrogation or assignment of rights or recoupment hereunder shall be applied in the following order: (a) first, to reimburse the Underwriting Representative, the Insurers and the Insureds for any reasonable costs and expenses incurred in connection with such recovery (allocated pro rata based on the total amount of such costs and expenses incurred by the Underwriting Representative, the Insurers and the Insureds); (b) second, to reimburse the Insureds for any Loss borne in excess of the Limit of Liability (only to the extent of such excess); (c) third, to reimburse the Insurers in respect of any Loss paid under this Policy and for which subrogation rights were assigned hereunder; and (d) fourth, to reimburse the Insureds in respect of any Loss which the Insureds have retained by reason of the Retention. Any amounts recovered by the Insurers pursuant to clause (c) shall serve to replenish the Limit of Liability.

C. Reimbursement. Until the later of (x) the one year anniversary of the Expiration Date and (y) the final resolution of all claims or disputes relating to this Policy:

(i) The Insureds shall reimburse the Underwriting Representative (on behalf of the Insurers) for any amount paid by the Insurers under this Policy if it is determined pursuant to the procedures set forth in Section XI of this Policy that such paid amount did not constitute Loss covered hereunder.

(ii) If any Recovered Amounts are actually received or realized by the Insureds after the Insurers have made a payment to the Insureds with respect to Loss covered hereunder, the Insureds shall:

(a) notify the Underwriting Representative in writing within 60 days of such recovery; and

(b) to the extent such Recovered Amounts would reduce any Loss incurred by the Insureds which is covered by this Policy pursuant to the second clause of Section IV.C, reimburse the Underwriting Representative (on behalf of the Insurers) to the extent of such amount.

Any reimbursement under this Section VIII.C. shall be made within 60 days after such determination or recovery. Without duplication of any amounts taken into account in the definition of Recovered Amounts, the amount of such reimbursement shall be net of any increase in premiums and reasonable costs and expenses incurred by the Insureds in connection with obtaining any such amount. The Limit of Liability shall be reinstated immediately by an amount equal to any such reimbursement received or otherwise recovered by the Insurers or the Underwriting Representative pursuant to this Section VIII.C.

D. Other Insurance.

(i) The coverage provided under this Policy shall be excess to any other valid and collectible insurance coverage. The Named Insured shall (i) at the Underwriting Representative’s reasonable request, discuss with the Underwriting Representative whether any preexisting bond, indemnity or other insurance policy is applicable or available with respect to the matters described in any Claim Notice and (ii) if any such bond, indemnity or other insurance policy is applicable and available, utilize good faith efforts to collect thereunder; provided that any dispute as to the applicability of, or delay in obtaining, such coverage shall not be a basis for delay or refusal of payment hereunder; provided further, that it is understood that the foregoing shall not limit the Insurers’ rights of subrogation against other insurance policies, other sources or recovery or the Seller to the extent provided for in Section VIII of this Policy. The Insureds shall not be obligated to first pursue claims for any Breach or Loss against any other insurance policy or any other source of recovery referred to in this Section VIII.D prior to being eligible for any payment under this Policy and if there is a dispute as to whether the coverage under this Policy shall be excess of other coverage or if other coverage shall be excess of the coverage under this Policy, the Insureds shall be entitled to recover under this Policy and the Insurers shall be subrogated to the extent provided in Section VIII of this Policy to the Insureds’ rights to such other coverage. For the avoidance of doubt, to the extent any deductible borne or paid by the Insureds under any other insurance policy would constitute Loss under this Policy, such deductible borne or paid shall apply to erode the Retention, subject to the terms and conditions of this Policy.

(ii) Section VIII(D)(i) of this Policy shall not apply with respect to the Environmental Policy. It is understood and agreed that the coverage provided under this Policy for Covered Environmental Claims shall be specifically excess of coverage provided under the Environmental Policy. No coverage will be available under this Policy for Covered Environmental Claims (and the Retention shall not be eroded hereunder) unless and until the following conditions have been met: (a) the retention of the Environmental Policy has been fully eroded pursuant to the terms and conditions of the Environmental Policy and (b) the limit of liability of the Environmental Policy shall have been completely exhausted through the payment of Loss by the insurer thereunder or by or on behalf of the Insured, or by any other source. If the Environmental Policy has (i) ceased to be in full force and effect due to any act or omission of any Insured (including any failure to renew such policy, unless replaced with a policy in accordance with the definition of Environmental Policy) or (ii) been modified or amended in a manner that does not satisfy clause (ii) of the definition of Environmental Policy, in each case, such that the Insurers are adversely affected thereby with respect to Covered Environmental Claims, then this Policy shall continue to cover Covered Environmental Claims, but the Insureds, or an insurer providing replacement coverage (if such replacement coverage is obtained), shall be liable for the amount of the underlying limits of liability and retentions of such ceased, modified or amended (as applicable) Environmental Policy, and the Insurers shall be liable for Covered Environmental Claims only to the extent that it would have been liable had the Environmental Policy not ceased or been modified or amended.

IX. NOTICE

A. All notices to the Underwriting Representative or the Insurers under this Policy (including any Claim Notice) shall be given in writing (emailed notice being sufficient) to the Underwriting Representative at the address below:

Euclid Transactional, LLC
One Park Avenue, 18th Floor
New York, NY 10016
Attn: Jay Rittberg, Phil Casper, Albert Song and Chief Claims Officer
Email: claims@euclidtransactional.com

The Underwriting Representative is authorized and directed to accept service of process on behalf of each Insurer.

B. All notices to the Insureds under this Policy shall be given in writing to the Named Insured to the address set forth in Item 1 of the Declarations, with a copy to:

Locke Lord LLP
600 Travis Street, Suite 2800
Houston, TX 77002
Attention: H. William Swanstrom
Email: bswanstrom@lockelord.com

For purposes of convenience only and not as a condition precedent to any rights under this Policy, a copy of any such notice or other communication shall be sent simultaneously to the Insurance Broker at its mailing address set forth in Item 6 of the Declarations.

C. Any notices under this Policy shall be in writing, shall be given by email, mail, hand delivery or prepaid express courier and shall be effective on the date of receipt.

X. AUTHORIZATION

A. Authorization of Named Insured. By accepting this Policy, the Named Insured acknowledges and agrees that the Underwriting Representative and the Insurers shall be entitled to rely exclusively upon any written notice given by the Named Insured and that the Underwriting Representative and the Insurers shall not be liable in any manner for any action taken or not taken in reliance upon any notice given by the Named Insured.

B. Authorization of Underwriting Representative. The Underwriting Representative is authorized to act on behalf of the Insurers with respect to all matters relating to this Policy, including the negotiation and acceptance of any terms and conditions of this Policy (including any Endorsements hereunder), the giving and receipt of any notices and consents to or from the Insureds as provided for in Section IX of this Policy and the management of any matters that are subject to a Claim Notice. Each Insurer shall be bound by the communications made by the Underwriting Representative to the Insureds. The Insureds may rely on communications made by the Underwriting Representative as the authorized representative for all Insurers for any claim reported under this Policy. Notwithstanding the foregoing in this Section X.B, and for the avoidance of doubt, all duties and obligations of the Insureds in this Policy are owed to the Insurers and the Insurers shall derive all rights under this Policy including, without limitation, those related to such duties and obligations and under Section VIII of this Policy. An Insurer may revoke the authorization set forth in this Section X.B only with written notice to the Named Insured.

C. The Underwriting Representative is not an Insurer and shall not be liable for any Loss or claim whatsoever.

XI. GOVERNING LAW; ARBITRATION

A. Choice of Law. Except to the extent the law of any Most Favorable Jurisdiction other than the State of New York may apply to coverage for that portion of any Loss that constitutes punitive or exemplary damages, fines or penalties, the construction, validity and performance of this Policy shall be interpreted under the laws of the State of New York, without reference to conflict-of-law and choice-of-law principles that would require or allow the application of the law of any other jurisdiction. For the purposes of this Policy, the Acquisition Agreement shall be interpreted under the laws of the jurisdiction chosen therein, and where no jurisdiction is chosen, the Acquisition Agreement shall be interpreted by the laws of the State of New York, without reference to conflict-of-law principles that would require or allow the application of the law of any other jurisdiction.

B. Dispute Resolution. All disputes or disagreements with respect to this Policy (including with regard to whether this Policy is void or voidable), whether arising before or after the termination of this Policy, and whether arising in connection with this Policy or the interpretation thereof shall be submitted to arbitration in accordance with Section XI.C of this Policy.

C. Arbitration. In the event arbitration is elected, such arbitration shall be submitted before a panel of three arbitrators consisting of two party nominated arbitrators and a third arbitrator (hereinafter “umpire”) as the sole and exclusive remedy in accordance with the procedures set forth in this Section XI.C. The party desiring arbitration of a dispute shall serve on the other party a demand for arbitration, which demand shall include the name, address and occupation of the arbitrator nominated by the demanding party. The other party shall, within 30 days following receipt of the demand, notify in writing the demanding party of the name, address and occupation of the arbitrator nominated by it. The two arbitrators so selected shall, within 30 days of the appointment of the second arbitrator, select an umpire. If the arbitrators are unable to agree upon an umpire, the selection of the umpire shall be made by the Judicial Arbitration and Mediation Services (“JAMS”) in accordance with Rule 15 (as may be amended from time to time) of the JAMS Comprehensive Arbitration Rules and Procedures for the selection of a tripartite panel. Except as otherwise provided herein, the arbitration shall be conducted pursuant to the American Arbitration Association’s (“AAA”) Commercial Arbitration Rules and Mediation Procedures, but the arbitration shall be administered by JAMS and not by the AAA. The decision of at least two of the three panel members shall be binding and final and not subject to appeal except that neither party waives its rights to seek vacatur of the award pursuant to any applicable state or federal statute. The party whose proposed settlement offer amount is awarded by the arbitrators shall be considered the “prevailing party” under the arbitration. The fees and expenses of the arbitration panel shall be allocated to the Insureds and the Insurers as determined by the arbitration panel based upon the relative success (in terms of percentages) of each party’s claims. For example, if the final determination reflects a 60-40 compromise of the parties’ claims, the arbitration panel would allocate expenses 40% to the party whose claims were determined to be 60% successful and 60% to the party whose claims were determined to be 40% successful. A judgment may be entered on the award by any court of competent jurisdiction and the parties hereby consent to the jurisdiction of any state or federal court in the county of New York, state of New York and irrevocably waive any challenge to the jurisdiction or appropriateness of the venue of such a court including any challenge based on convenience of the forum.

D. Cap on Fees and Costs of Counsel, Expert Witnesses and Any Arbitration Panel. In any arbitration arising out of or related to this Policy, the arbitration panel shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the arbitration and the enforcement of its rights under this Policy. If the arbitration panel determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the arbitration panel may award the prevailing party an appropriate percentage of the costs and attorneys’ fees and expenses reasonably incurred by the prevailing party in connection with the arbitration and the enforcement of its rights under this Policy. Notwithstanding anything to the contrary in this Section XI(D), in no event shall either party be required to pay any fees and expenses pursuant to this Section XI(D) in excess of the lesser of (a) $1,000,000 and (b) an amount equal to the remaining Limit of Liability as of the date of such arbitral determination less the amount of any Loss that the Insureds have alleged in any pending claims are payable by the Insurers pursuant to any claims that are outstanding and have not been fully resolved as of such date (including the claim that was the subject of such arbitration).

E. Other Dispute Resolution Rules. The Named Insured or its assign shall act on behalf of each and every Insured under this Section XI.

XII. MISCELLANEOUS

A.
Entire Agreement. This Policy constitutes the entire agreement among the Underwriting Representative, the Insurers and the Insureds concerning the subject matter of this Policy. This Policy supersedes any prior oral or written discussions, agreements or communications among the Underwriting Representative, the Insurers and the Insureds and their respective affiliates concerning the subject matter of this Policy.

B.
Construction. This Policy has been negotiated among, and agreed to by, informed and knowledgeable parties, at arm’s-length and represented by legal counsel. This Policy shall be construed in the manner most consistent with the relevant terms and conditions of this Policy without regard to authorship of language and without any presumption in favor of either the Insurers or the Underwriting Representative, on the one hand, or the Insureds, on the other hand.

C.	Headings. The descriptions and headings and sub-headings of this Policy are solely for convenience and form no part of the terms and conditions of coverage.

D.	Amendment. This Policy may not be amended, altered or modified except by a written consent of the Named Insured and the Underwriting Representative (on behalf of the Insurers).

E.
Assignment. This Policy and any rights and obligations hereunder may not be assigned or transferred by the Insureds without the prior written consent of the Underwriting Representative (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the immediately preceding sentence, without the consent of the Underwriting Representative, this Policy may be assigned by the Insureds to (i) an affiliate of the Insureds, (ii) a subsequent purchaser, assignee, transferee or successor-in-interest of the Insureds or the business or any of the assets acquired pursuant to the Acquisition Agreement (whether by merger, consolidation, acquisition, reorganization or sale of all or substantially all assets) or (iii) any lender to the Insureds as collateral security to the extent provided in Section XII.F; provided that no assignment shall be effective if (a) it would create multiple claims or multiple payees for the same claim or (b) the Named Insured would be a person or entity organized or formed outside of the United States.

F.
Loss Payee. Upon written notice to the Underwriting Representative, the Named Insured may assign the Insureds’ rights to receive proceeds payable under this Policy to any lender providing financing in connection with the transactions contemplated by the Acquisition Agreement (a “Loss Payee”). Except for the right of a Loss Payee to receive any such proceeds payable under this Policy, no Loss Payee shall have any rights or obligations under this Policy or be deemed to be an Insured under this Policy, and the Underwriting Representative and the Insurers shall owe no duties to any such Loss Payee in connection with this Policy.

G.
Benefit. This Policy shall inure only to the benefit of the Underwriting Representative, Insurers and Insureds and the respective successors and assigns of the foregoing, and no other person or entity shall have any legal or equitable right, remedy or claim under or in respect of this Policy (except as set forth in Section VIII of this Policy with respect to the Insurers’ subrogation rights against the Seller).

XIII. ACQUISITION AGREEMENT

The Insureds shall not (x) amend, supplement or rescind the Acquisition Agreement, (y) give any consent or waiver under the Acquisition Agreement or (z) grant any authority to do any of the foregoing, in each case, without the prior written consent of the Underwriting Representative (such consent not to be unreasonably withheld, conditioned or delayed), if such amendment, supplement, rescission, consent or waiver would reasonably be expected to actually prejudice the Insurers’ rights or liabilities under this Policy (with the Insurers bearing the burden of proving such prejudice). The foregoing shall not restrict the Insureds from controlling their defense to the extent permitted by Section VII of this Policy or agreeing to settlements and judgments to the extent permitted by Section VII(B) of this Policy.

XIV. FAILURE TO COMPLY

Any failure of the Insureds to comply with any of the provisions of Sections V through VIII of this Policy shall not relieve the Insurers of their obligations under this Policy except to the extent the Insurers are actually prejudiced thereby (with the Insurers having the burden of proving such prejudice); provided, however, that (x) the Insureds’ obligations under Section VII.B of this Policy shall not be affected by the foregoing and (y) in no event may a Claim Notice be delivered to the Underwriting Representative later than the 45th day following the Policy Term.

XV. TRADE SANCTIONS

This insurance coverage does not apply to the extent that trade or economic sanctions of any country prohibit the Insurers or any member of any respective Insurer’s group (including any parent company or controlling entity) from providing insurance coverage hereunder. Whenever coverage provided by this Policy would be in violation of any U.S. economic or trade sanctions such as, but not limited to, those sanctions administered and enforced by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"), such coverage shall be null and void.

XVI. PREMIUM REFUNDS AND CANCELLATION

This Policy is non-cancelable and non-renewable, and the Premium hereunder is earned fully on the
Closing Date.

EUCLID TRANSACTIONAL, LLC

THE RIGHT ANGLE FOR RISK

BINDER AGREEMENT

Excess Buyer-Side Representations and Warranties Insurance Policy

Master Policy #ET111-001-481

THIS INSURANCE IS ISSUED PURSUANT TO THE FLORIDA SURPLUS LINES LAW. PERSONS INSURED BY SURPLUS LINES CARRIERS DO NOT HAVE THE PROTECTION OF THE FLORIDA INSURANCE GUARANTY ACT TO THE EXTENT OF ANY RIGHT OF RECOVERY FOR THE OBLIGATION OF AN INSOLVENT UNLICENSED INSURER.

THE INSURERS NAMED HEREIN ARE NOT LICENSED BY THE STATE OF NEW YORK, NOT SUBJECT TO ITS SUPERVISION, AND IN THE EVENT OF THE INSOLVENCY OF THE INSURERS, NOT PROTECTED BY THE NEW YORK STATE SECURITY FUNDS. THE POLICY MAY NOT BE SUBJECT TO ALL OF THE REGULATIONS OF THE DEPARTMENT OF FINANCIAL SERVICES PERTAINING TO POLICY FORMS.

All capitalized terms used but not defined in this Binder Agreement (along with all Exhibits hereto, this “Agreement”) shall have the respective meanings assigned thereto in the Draft Policy (as defined below).

1. Date:	September 29, 2019

2. Insureds:

a. Named Insured:	Meade Pipeline Investment, LLC
c/o NextEra Energy Partners GP, Inc.
700 Universe Boulevard
Juno Beach, FL 33408
Attention: Charles E. Sieving, General Counsel
Email: Charles.sieving@nexteraenergy.com

b. Additional Insureds:	The Named Insured’s Representatives, and the Named Insured’s
Affiliates and Subsidiaries and each of their Representatives.

Collectively, the Named Insured, the Additional Insureds and each of their respective successors and permitted assigns are referred to herein as the “Insureds”, and “Insured” means any one of them.

3. Coverage:	Excess buyer-side representations and warranties insurance coverage for Loss in excess of the Retention Amount under and as defined in the Followed Policy and the limits of liability of Underlying Insurance in accordance with and subject to the terms and conditions of the policy attached hereto as Exhibit A (the “Draft Policy”).

Any changes to the Draft Policy shall be mutually agreed upon by the
Underwriting Representative and the Named Insured in writing.

4. Policy Term:	From September 29, 2019 (“Inception”) until the 36-month
anniversary of the Closing (the “Expiration Date”); provided that the
Expiration Date with respect to the Extended Representations and
Pre-Closing Taxes shall be the 72-month anniversary of the Closing.

5. Limit of Liability:	$10,000,000, in the aggregate, part of a $40,000,000 quota share layer, excess of $90,000,000 in limits of liability of Underlying
Insurance.

6. Underlying Insurance:

	Underlying Insurers	Policy Number	Limit of Liability	Underlying Limits of Liability
Primary Policy*	Euclid Transactional, LLC	ET111-001-480	$30,000,000	-
First Excess	Illinois Union Insurance Company	TNX G46882878 001	$30,000,000	$30,000,000
Second Excess	Gemini Insurance Company	8044573	$30,000,000	$60,000,000

* Followed Policy

7. Quota Share Layer:

Other Quota Share Insurer	Policy Number	Limit of Liability	Quota Share Layer Participation Percentage	Premium
Houston Casualty Company	F19L3110A001	$30,000,000	75%	$375,000

8. Retentions Under Followed Policy:

This Agreement provides only a summary of conditional coverage. Please refer to the Policy for the actual terms, conditions and exclusions of coverage.

The Retention Amount under and as defined in Followed Policy
(including any dropdown and/or erosion provisions specified in the Followed Policy).

9. Premium:	Non-Terrorism Portion: $125,000
Terrorism Portion: $0
Premium: $125,000

11. Insurance Broker:	McGriff, Seibels & Williams, Inc.
3400 Overton Park Drive, Suite 300
Atlanta, GA 30339

12. ET Insurers and Quota Share
Percentages:

ET Insurer	Policy Number	Quota Share Percentage of Loss	Quota Share Limit of Liability	Premium
North American Capacity	BRX0000296-00	50.000%	$5,000,000.00	$62,500.00
Interstate Fire and Casualty	MPX1801763	31.250%	$3,125,000.00	$39,062.50
Aspen Specialty Insurance	ET00360-19	12.500%	$1,250,000.00	$15,625.00
General Security Indemnity	34980-000360- 19	6.250%	$625,000.00	$7,812.50

The obligations of each ET Insurer in this Item 12 are limited to the extent of its Quota Share Percentage of Loss up to its Quota Share Limit of Liability.

13. Underwriting Representative:	Euclid Transactional, LLC, as duly authorized agent of the ET
Insurers.

The Underwriting Representative shall, as the agent of each of the
ET Insurers, investigate and adjust any claim under this Policy, including the determination of whether a claim is covered and the

This Agreement provides only a summary of conditional coverage. Please refer to the Policy for the actual terms, conditions and exclusions of coverage.

amount of Loss covered hereunder. Each of the ET Insurers shall be bound by any such determination of the Underwriting
Representative. The Insureds may rely upon any communications made to or received from the Underwriting Representative, as the agent of and claim representative for all of the ET Insurers, for any claim reported under this Policy.

14. Conditions:	Issuance of the final, executed excess buyer-side representations and warranties insurance policy contemplated by this Agreement and the Draft Policy (the “Policy”), and coverage for any Loss thereunder, shall be subject to the satisfaction of the following conditions:
(a)
On or prior to October 9, 2019, the Underwriting
Representative shall have received a deposit (the
“Deposit”) equal to 10% of the Premium in accordance
with wire transfer instructions provided by the
Underwriting Representative to the Insurance Broker.

(b)	On or prior to 30 days following the Closing, the Underwriting Representative shall have received the full amount of the Premium;
(c)	The closing of the transactions contemplated by the Acquisition Agreement (the “Closing”) shall have occurred in accordance with the terms and conditions of the Acquisition Agreement.
(c)	The closing of the transactions contemplated by the Acquisition Agreement (the “Closing”) shall have occurred in accordance with the terms and conditions of the Acquisition Agreement.
(d)
On or prior to 60 days following the Closing, the
Underwriting Representative shall have received copies
of (i) the final, executed Acquisition Agreement (and any
amendments thereto) and (ii) closing deliveries
exchanged pursuant to the Acquisition Agreement.

(e)
On or prior to 60 days following the Closing, the
Underwriting Representative shall have received copies
of (i) the final, executed Acquisition Agreement (and any
amendments thereto), (ii) closing deliveries exchanged
pursuant to the Acquisition Agreement, and (iii) a USB,
CD or DVD-ROM containing a complete copy of the data
room created by or on behalf of Seller in connection
with the transactions contemplated by the Acquisition
Agreement.

(f)	On or prior to 10 days following the Closing, the Underwriting Representative shall have received a copy of the applicable surplus lines completion forms.

This Agreement provides only a summary of conditional coverage. Please refer to the Policy for the actual terms, conditions and exclusions of coverage.

(g)
The Underlying Insurance has been issued without any
amendment or waiver to any provision, term, condition,
exclusion or endorsement thereto that would reasonably
be expected to actually prejudice the ET Insurers’ rights
or liabilities under this Agreement or the Draft Policy and
for which the Underwriting Representative has not
provided its prior written consent, and copies of such
issued policies have been provided to the Underwriting
Representative.

15. Failure of Conditions:
If any condition set forth in Section 14 above has failed to be satisfied, then the Underwriting Representative shall be entitled to terminate this Agreement by providing ten (10) day’s prior written notice to the Named Insured (but only if such failure has not been cured within such 10-day cure period or any extension of such cure period agreed to by the parties).

If (x) this Agreement is so terminated or (y) the Acquisition
Agreement is terminated pursuant to the terms thereof (a
“Termination Event”), then this Agreement shall be void ab initio and have no force or effect and the Underwriting Representative shall have no obligation or liability hereunder or in connection herewith.

In consideration of its willingness to enter into this Agreement, the Underwriting Representative shall be entitled to the Deposit whether or not a Termination Event occurs. If a Termination
Event occurs and the Deposit has not been paid, the Named
Insured shall pay the Deposit within five days of the Termination
Event by wire transfer in accordance with the wire transfer
instructions provided by the Underwriting Representative to the
Insurance Broker.

16. Authorization:	As set forth, mutatis mutandis, in Section VI of the Draft Policy.

17. Governing Law; Arbitration:	As set forth, mutatis mutandis, in Section VII of the Draft Policy.

18. Assignment:	As set forth, mutatis mutandis, in Section XV of the Followed Policy
19. Amendments:	This Agreement may not be amended, altered or modified except by a written consent of the parties hereto.
20. Entire Agreement:
This Agreement constitutes the entire agreement and
understanding concerning the subject matter of this Agreement and supersedes the terms and conditions of any prior oral or written discussions, agreements or communications among the
Underwriting Representative, the ET Insurers and the Insureds

This Agreement provides only a summary of conditional coverage. Please refer to the Policy for the actual terms, conditions and exclusions of coverage.

and their respective affiliates concerning the subject matter of this Agreement.
21. Counterparts:
This Agreement may be executed and delivered by the parties
hereto (including by facsimile transmission or other electronic transmission) in counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken
together, shall constitute one and the same agreement.

22. Effectiveness of Agreement:
Notwithstanding anything to the contrary herein, including
without limitation the Underwriting Representative’s signature below, if this Agreement is not signed by the Named Insured and returned to the Underwriting Representative on the date hereof, then the offer provided in this Agreement shall automatically terminate and expire, whereupon this Agreement shall be void ab initio and have no force or effect, and neither the Underwriting
Representative, any ET Insurer, nor any Insured shall have any obligation or liability hereunder or in connection herewith.

[Signature Page Follows]
This Agreement provides only a summary of conditional coverage. Please refer to the Policy for the actual terms, conditions and exclusions of coverage.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first mentioned above.

Euclid Transactional, LLC
By:	ALBERT SONG
Name: Albert Song
Title: Principal

Meade Pipeline Investment, LLC
By:	MARK HICKSON
Name: Mark Hickson
Title: EVP

[Signature Page to Euclid 3XS Binder]

This Agreement provides only a summary of conditional coverage. Please refer to the Policy for the actual terms, conditions and exclusions of coverage.

Exhibit E

Payment of Purchase Price

Allocation	EIF	COG	WGLM	VED I	VED II	Total
Base Purchase Price Allocation	$286,118,400	$256,000,000	$657,043,200	$46,956,800	$33,881,600	$1,280,000,000
Share of Adjustment Escrow Amount	22.353%	20.00%	51.3315%	3.6685%	2.647%	100%
Share of Indemnity Escrow Amount	22.353%	20.00%	51.3315%	3.6685%	2.647%	100%
Share of Transfer Tax Escrow Amount	22.353%	20.00%	51.3315%	3.6685%	2.647%	100%
Share of Closing Transfer Tax Amount	22.353%	20.00%	51.3315%	3.6685%	2.647%	100%
Expansion Facilities Adjustment Amount Pro Rata Share	25.00%	20.00%	55.00%	0.00%	0.00%	100%
Main Facilities Adjustment Amount Pro Rata Share	23.75%	20.00%	55.00%	0.00%	1.25%	100%
Interim Period Distribution Amount Pro Rata Share	22.353%	20.00%	51.3315%	3.6685%	2.647%	100%
Company Working Capital Surplus Pro Rata Share	22.353%	20.00%	51.3315%	3.6685%	2.647%	100%

Company Working Capital Deficit Pro Rata Share	22.353%	20.00%	51.3315%	3.6685%	2.647%	100%
EIF Meade Working Capital Surplus Pro Rata Share	100%	0%	0%	0%	0%	100%
EIF Meade Working Capital Deficit Pro Rata Share	100%	0%	0%	0%	0%	100%
EIF Vega Working Capital Surplus Pro Rata Share	90.00%	0%	0%	0%	10.00%	100%
EIF Vega Working Capital Deficit Pro Rata Share	90.00%	0%	0%	0%	10.00%	100%
Main Facilities Capex Adjustment Amount Pro Rata Share	22.353%	20.00%	51.3315%	3.6685%	2.647%	100%
Closing Indebtedness Pro Rata Share to the extent relating to Indebtedness of the Company	22.353%	20.00%	51.3315%	3.6685%	2.647%	100%
Closing Indebtedness Pro Rata Share to the extent relating to Indebtedness of EIF Meade	100%	0%	0%	0%	0%	100%

Closing Indebtedness Pro Rata Share to the extent relating to Indebtedness of EIF Vega, River Road or Vega Midstream	90.00%	0%	0%	0%	10.00%	100%

Exhibit F

Wire Instructions

Seller	Wire Instructions
EIF
TO: CITIBANK, N.A.
ROUTING & TRANSIT (ABA): 021000089
FOR CREDIT OF: EIF UNITED STATES POWER FUND IV, L.P.
CREDIT ACCOUNT #: 9983226895
BY ORDER OF: [NAME OF SENDER]
REF: PLEASE NOTIFY CAM REESE AT
(781) 292-7022 UPON EXECUTION OF WIRE

COG	Bank Name: JP Morgan Chase Bank Bank ABA: 02-000-021 Bank Acct: 636462608 Acct Name: Cabot Oil & Gas Corporation
WGLM
Beneficiary:
WGL Midstream MP, LLC
1000 Maine Avenue, SW
Washington, DC USA
20024
Bank:
Wells Fargo Bank, N.A.
1 Montgomery Street
San Francisco, CA, USA
94104
SWIFT/BIC Code: WFBIUS6S
Routing number: 121000248
Acct No.: 4122596307

VED I	Account name: VED NPI I, LLC Account number: 5501365877 Bank name: Veritex Community Bank 5049 W Park Blvd Plano, TX 75093 Bank ABA: 113024164
VED II	Account name: VED NPI II, LLC Account number: 5501365919 Bank name: Veritex Community Bank 5049 W Park Blvd Plano, TX 75093 Bank ABA: 113024164

F-1

To: Philip A. Theodore	From: Todd Sandahl
Company: McGriff, Seibels, & Williams	Date: September 29, 2019
Tel: 404.497.7594	Tel: 212.703.7163
e-mail: PTheodore@mcgriff.com	e-mail: tsandahl@chubb.com
Re: Binder	TNX G46882878 001
Account: Meade Pipeline Investment, LLC	Principal Address: c/o NextEra Energy Partners GP, Inc. 700 Universe Boulevard Juno Beach, FL 33408 Attention: Charles E. Sieving, General Counsel Email: charles.sieving@nexteraenergy.com
Line of Coverage:	Buyer-Side Representations and Warranties Excess Liability Insurance Policy
Covered Transaction:
Purchase and Sale Agreement, dated as of September 29, 2019 by and among EIF Meade Holdings, LLC, VED NPI II, LLC, COG Holdings LLC, WGL Midstream MP, LLC, and VED NPI I, LLC, Meade Pipeline Investment, LLC, and separately, WGL Midstream MP, LLC as Sellers’ Representative.

Insuring Company:	Illinois Union Insurance Company
Policy Period:
From September 29, 2019 (“Inception”) until [____][1] (the “Expiry Date”); provided that the Expiry Date with respect to the Extended Representations and Pre-Closing Taxes (as defined in the Followed Policy) shall be [ ][2]  each as of 11:59 P.M. (Local time at the address shown in Item 1)

Policy Number:	TNX G46882878 001

1 The date that is the 36 month anniversary of the Closing Date
2 The date that is the 72 month anniversary of the Closing Date

Exhibit G

Sample Closing Statement

Presented on a pro forma basis assuming a Sept 15, 2019 Closing		TOTAL	EIF	COG	WGLM	VED I	VED II	TOTAL
Base Purchase Price
+ Expansion Facilities Adjustment Amount
+ Main Facilities Adjustment Amount
- Interim Period Distribution Amount
+/- Company Working Capital Surplus (Deficit)
+/- EIF Meade Working Capital Surplus (Deficit)
+/- EIF Vega Working Capital Surplus (Deficit)
+/- Main Facilities CapEx Adjustment Amount
- EIF Meade Closing Indebtedness
- EIF Vega Closing Indebtedness
- Company Closing Indebtedness
Annex 5 Annex 6 Annex 7 Annex 8	Note 5 Note 5 Note 5 Note 1 Note 2 Note 2 Note 5	$1,280,000,000 $5,698,322 $2,244,875 ($15,829,816) ($31,879) $9,445,181 ($4,573) (6,260,712) $0 $0 $0	$286,118,400 $1,424,581 $533,158 ($3,538,439) ($7,126) $9,445,181 ($4,116) ($1,399,457) $0 $0 $0	$256,000,000 $1,139,664 $448,975 ($3,165,963) ($6,376) $0 $0 ($1,252,142) $0 $0 $0	$657,043,200 $3,134,077 $1,234,681 ($8,125,682) ($16,364) $0 $0 ($3,213,717) $0 $0 $0	$46,956,800 $0 $0 ($580,717) ($1,169) $0 $0 ($229,674) $0 $0 $0	$33,881,600 $0 $28,061 ($419,015) ($844) $0 ($457) ($165,721) $0 $0 $0	$1,280,000,000 $5,698,322 $2,244,875 ($15,829,816) ($31,789) $9,445,181 $4,573) ($6,260,712) $0 $0 $0
ESTIMATED PURCHASE PRICE (AS DEFINED IN THE PSA)		$1,275,261,398	$292,572,182	$253,164,158	$650,056,195	$46,145,239	$33,323,624	$1,275,261,398

- Company Closing Indebtedness payment (Payoff Documentation)
- EIF Vega Closing Indebtedness payment (Payoff Documentation)
- EIF Meade Closing Indebtedness payment (Payoff Documentation)
- Closing Transfer Tax Amount
- Adjustment Escrow Amount
- Indemnity Escrow Amount
- A6Transfer Tax Escrow Amount
	Note 2 Note 4a Note 3 Note 4b	$0 $0 ($140,808,121) ($1,500,000) ($10,000,0009) ($31,246,821) ($24,100,000)	$0 $0 ($140,808,121) ($335,295) ($2,235,300) ($6,984,602) ($5,387,073)	$0 $0 $0 ($300,000) ($2,000,000) ($6,249,364) ($4,820,000)	$0 $0 $0 ($769,973) ($5,133,150) ($16,039.462) ($12,370,892)	$0 $0 $0 ($55,027) ($366,850) ($1,146,290) ($884,108)	$0 $0 $0 ($39,705) ($264,700) ($827,103) ($637,927)	$0 $0 ($140,808,121) ($1,500,000) ($10,000,000) ($31,246,821) ($24,100,000)
CASH PURCHASE PRICE (AS DEFINED IN THE PSA)		$1,067,606,456	$136,821,791	$239,794,794	$615,742,719	$43,692,964	$31,554,188	$1,067,606,456
CASH ON HAND AT CLOSING (PER PSA SECTION 2.3(a)) Company $7,992,335 Note 1 EIF Vega $13 Note 2 EIF Meade $9,476,520 Note 2

Note 1: August 31, 2019 figures have been reflected above for illustrative purposes. Actual figures as of the Closing Date will be used in the final calculation.
Note 2: July 31, 2019 figures have been reflected above for illustrative purposes. Actual figures as of the Closing Date will be used in the final calculation.
Note 3: Equals $38.4mm less $7.15mm in Capital Contributions made to pay for Other Contractor Claims (see 2.2(a)(iii) adjustment section below)
Note 4a: For illustrative purposes, the Closing Transfer Tax Amount is assumed to be $1.5mm.
Note 4b: Equal to $25.6mm, less an assumed $1.5mm for the Closing Transfer Tax Amount (per note 4a). The actual Transfer Tax Escrow Amount will change to the extent the Closing Transfer Tax Amount in note 4a is different.

G-1

Note 5: DETAILED SUPPORT
2.2(a)(ii)
Expansion Facilities Adjustment Amount
June Capital Call                        $1,920,488
July Capital Call                        $147,981
August Capital Call                        $3,629,852
Total                                $5,698,322

2.2(a)(iii)
Main Facilities Adjustment Amount
June Capital Call                        $4,417,020
July Capital Call                        $4,028,729
August Capital Call                        $6,664,211
Less: Amount per definition                    ($5,711,906)
Less: Paid relating to Other Contractor Claims         ($7,153,179)
Total                                 $2,244,875

2.2(a)(iv)
Interim Period Distribution Amount
June Distribution                         Excluded
July Distribution                         Excluded
Aug Distribution                         $7,964,908
Sept Distribution (#10)                     $7,864,908
Total                                 $15,829,816

2.2(a)(viii)
Main Facilities Capex Adjustment Amount
Amount per definition and Annex 8                 $6,260,712
Less: Capital Contributions with respect to the Main
Facilities >$16,016,301 during the Interim Period             $0
Main Facilities Capex Adjustment Amount         $6,260,712

G-2

WAIVER OF RIGHT OF FIRST OFFER
AND CONSENT TO TRANSFER OF COMPANY INTEREST

This WAIVER OF RIGHT OF FIRST OFFER AND CONSENT TO TRANSFER OF COMPANY INTEREST (this “Waiver and Consent”) is made and entered into effective as of September 29, 2019, by and among Meade Pipeline Co LLC, a Delaware limited liability company (the “Company”), and each of the members of the Company listed on the signature pages attached hereto (the “Members”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in that certain Limited Liability Company Agreement of the Company, dated as of February 14, 2014 (the “Company LLC Agreement”).

RECITALS:

WHEREAS, pursuant to Section 5.3 of the Company LLC Agreement, if, at any time, subject to certain exceptions set forth in Section 5.3, a Member desires to Transfer all or any portion of its Company Interest (the “Offered Interest”), it shall provide written notice of its intention to make such a Transfer to the other Members and shall make an irrevocable and unconditional offer (“ROFO Offer”) to sell the Offered Interest at the price and on the terms set forth in the ROFO Offer and any of the Non-Selling Members may, in their sole discretion, accept the ROFO Offer by delivering a ROFO Acceptance Notice to the Selling Member and the other Non-Selling Members in accordance with the terms and provisions of the Company LLC Agreement;

WHEREAS, certain of the Members are entering into that certain Purchase and Sale Agreement, by and among EIF Meade Holdings, LLC, VED NPI II, LLC, COG Holdings LLC, WGL Midstream MP, LLC, and VED NPI I, LLC (collectively, the “Sellers”), and Meade Pipeline Investment, LLC (the “Buyer”), pursuant to which, the Buyer shall directly and indirectly acquire 100% of the Company Interest from the Sellers (the “Purchase Agreement”); and

WHEREAS, each of the undersigned Members desires to waive any and all requirements and rights of first offer and other restrictions under the terms and provisions of the Company LLC Agreement in connection with the transactions contemplated by the terms and provisions of the Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises, the receipt and adequacy of which are acknowledged, the parties hereto hereby agree as follows:

1.    Recitals. The parties agree that the Recitals are true and correct, and are hereby incorporated into this Waiver and Consent.

2.    Description of Sale. The Members hereby acknowledge their receipt and review of the Purchase Agreement and their knowledge and understanding of the terms and conditionsof the transactions contemplated therein.

3.    Consent to Transfer and Waiver of Right of First Offer. Subject to Section 5, the Members hereby (a) absolutely and unconditionally waive any and all rights of first offer provided for under Section 5.3 of the Company LLC Agreement, including all notice, waiting period and other requirements therein and elsewhere in the Company LLC Agreement, and any and all other preemptive rights, rights of first offer, rights of first refusal, transfer restrictions and/or any other similar restrictions or rights that may otherwise be applicable to the transactions contemplated by the Purchase Agreement, and (b) consent to the consummation of the transactions pursuant to the terms and conditions of the Purchase Agreement.

4.    Reliance. This Waiver and Consent is delivered to and given for the benefit of the Company and the Buyer and may be relied upon by the Company and the Buyer for all purposes.

5.    Termination. This Waiver and Consent shall terminate and be of no further force and effect from and after any termination of the Purchase Agreement.

6.    Binding Effect. This Waiver and Consent shall be binding upon the parties, and their legal representatives, heirs, successors, and assigns.

7.    Counterparts. This Waiver and Consent may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which collectively shall constitute one and the same instrument. Counterparts of this document may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

8.    Miscellaneous. Sections 11.2, 11.5, 11.10, 11.11 and 11.12 of the Company LLC Agreement are hereby incorporated by reference into this Waiver and Consent and shall apply to this Waiver and Consent and be binding upon the parties hereto, mutatis mutandis, as though included in their entirety herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Waiver and Consent as of the date first above written.

COMPANY:

MEADE PIPELINE, CO LLC

By: FREDRICK DALENA
Name: Fredrick Dalena
Title: President

MEMBERS:

WGL MIDSTREAM MP LLC

By: FREDRICK DALENA
Name: Fredrick Dalena
Title: President

COG HOLDINGS LLC

By: SCOTT C. SCHROEDER
Name: Scott C. Schroeder
Title: Executive Vice President &
Chief Executive Officer

VEGA MIDSTREAM MPC LLC

By: SHAWN SAINT
Name: Shawn Saint
Title: Authorized Signatory

RIVER ROAD INTERESTS LLC

By: SHAWN SAINT
Name: Shawn Saint
Title: Authorized Signatory

VED NPI I, LLC

By: DAVID A. MODESETT
Name: David A. Modesett
Title: President

SIGNATURE PAGE TO WAIVER OF RIGHT OF FIRST OFFER AND CONSENT TO TRANSFER OF COMPANY INTEREST